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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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REGIS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED AUGUST 27, 2013

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held October 22, 2013

TO THE SHAREHOLDERS OF REGIS CORPORATION:

        The Annual Meeting of the Shareholders (the "Annual Meeting") of Regis Corporation (referred to as "we," "us," "our," "Regis" and the "Company") will be held at our executive offices located at 7201 Metro Boulevard, Edina, Minnesota 55439, on October 22, 2013 commencing at 9:00 a.m., for the following purposes:

  1.
  To elect nine directors to serve for a one-year term and until their successors are elected and qualified;

  2.
  To approve the amendment of the Company's Restated Articles of Incorporation to adopt majority voting for the election of directors;

  3.
  To approve the amendment of the Company's 2004 Long-Term Incentive Plan (the "Long Term Plan") to extend its term for a period of ten years through May 26, 2024;

  4.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;

  5.
  To approve, on an advisory basis, the compensation of our named executive officers (referred to as the "Say-on-Pay" proposal); and

  6.
  To transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Only holders of record of our Common Stock at the close of business on August 26, 2013 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

        Whether or not you plan to attend the Annual Meeting in person, please submit your proxy by telephone or through the Internet in accordance with the voting instructions provided to you. If you requested a paper copy of the proxy card by mail, you may also date, sign and mail the proxy card in the postage-paid envelope that is provided with your proxy card. Should you nevertheless attend the Annual Meeting, you may revoke your proxy and vote in person.

        If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the record holder that you must follow in order for your shares to be voted. If you plan to attend the Annual Meeting and hold shares in your name, please be prepared to provide proper identification, such as a driver's license. If you hold your shares through a bank or broker, you will need proof of ownership, such as a recent account statement or letter from your bank or broker, along with proper identification in order to attend the Annual Meeting. If you hold your shares through a bank or broker and intend to vote your shares at the Annual Meeting, you will need to provide a legal proxy from your broker.

By Order of the Board of Directors

Eric A. Bakken Secretary
September , 2013

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 22, 2013

        This Proxy Statement is furnished to shareholders of REGIS CORPORATION, a Minnesota corporation (the "Company"), in connection with the solicitation on behalf of our Board of Directors (the "Board") of proxies for use at the annual meeting of shareholders to be held on October 22, 2013 (the "Annual Meeting"), and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

        The address of our principal executive office is 7201 Metro Boulevard, Edina, Minnesota 55439.

Availability of Proxy Materials

        As permitted by rules adopted by the Securities and Exchange Commission ("SEC"), we are making our proxy materials, which include our Notice and Proxy Statement and Annual Report on Form 10-K, available to our shareholders over the Internet. We believe that this e-proxy process expedites our shareholders' receipt of proxy materials and lowers the costs and reduces the environmental impact of the Annual Meeting. In accordance with such SEC rules, we will send shareholders of record as of the close of business on August 26, 2013 a Notice of Internet Availability of Proxy Materials (the "Notice"), which mailing will commence on or about September       , 2013. The Notice contains instructions on how shareholders can access our proxy materials and vote their shares over the Internet. If you would like to receive a printed copy of our proxy materials from us instead of downloading them from the Internet, please follow the instructions for requesting such materials included in the Notice.

Solicitation and Revocation of Proxies

        In addition to the use of the mails, proxies may be solicited personally or by mail, telephone, fax, email, Internet or other electronic means by our directors, officers and regular employees who will not be additionally compensated for any such services. Proxies may also be solicited by means of press releases and other public statements.

        We will pay all solicitation expenses in connection with the Notice and this Proxy Statement and any related proxy soliciting material of the Board, including the expense of preparing, printing, assembling and mailing such material.

        Proxies to vote at the Annual Meeting are solicited on behalf of the Board. Any shareholder giving a proxy may revoke it at any time before it is exercised by attending the Annual Meeting and revoking it or by providing written notice of revocation or by submitting another proxy bearing a later date to our Secretary at the address set forth above. Such proxies, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the specifications indicated thereon.

If You Hold Your Shares in "Street Name"

        If you hold your shares in "street name," i.e., through a bank, broker or other holder of record (a "custodian"), your custodian is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, your custodian will not be permitted to vote your shares with respect to "non-discretionary" items, such as the election of directors, the amendment of the Company's Restated Articles of Incorporation to adopt majority voting for the election of directors, the amendment of the Long Term Plan to extend its term by ten years and the Say-on-Pay proposal. Accordingly, we urge you to promptly give instructions to your custodian to vote on these matters by following the instructions provided to you by your custodian. Please note that if you intend to vote your street name shares in person at the Annual Meeting, you must provide a "legal proxy" from your custodian at the Annual Meeting.

 VOTING RIGHTS AND REQUIREMENTS

        Only shareholders of record as of the close of business on August 26, 2013, will be entitled to sign proxies or to vote. On that date, there were 56,624,837 shares issued, outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares present in person or by proxy at the Annual Meeting is required to transact business, and constitutes a quorum for voting on items at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted as being present at the Annual Meeting in determining the quorum, but neither will be counted as a vote in favor of a matter. A "broker non-vote" is a proxy submitted by a bank, broker or other custodian that does not indicate a vote for some of the proposals because the broker does not have or does not exercise discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on those proposals.

Vote Required

        Item 1.    The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for the election to the Board of each of the nominees for director. Shareholders do not have the right to cumulate their votes in the election of directors. "Plurality" means that the individuals who receive the greatest number of votes cast "For" are elected as directors.

        Items 2, 3 and 4.    The affirmative vote of the holders of the greater of (1) a majority of the shares of our Common Stock present in person or by proxy and entitled to vote on the proposal or (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the Annual Meeting is required for approval of these proposals. A shareholder who abstains with respect to any of these proposals will have the effect of casting a negative vote on that proposal. A shareholder who does not vote in person or by proxy on a proposal (including a broker non-vote on a proposal) is not deemed to be present in person or by proxy and is not entitled to vote on the proposal for the purpose of determining whether a proposal has been approved.

        Item 5.    The advisory vote on executive compensation in Item 5 is not binding on us; however, we will consider the shareholders to have approved our executive compensation if the number of shares voted "For" the proposal exceed the number of shares voted "Against" the proposal. A shareholder who abstains with respect to this proposal will have no effect on its outcome.

        Routine Versus Non-Routine Matters.    Brokers cannot vote on their customers' behalf on "non-routine" proposals such as Item 1, the election of directors, Item 2, the amendment of the Company's Restated Articles of Incorporation to adopt majority voting for the election of directors, Item 3, the amendment of the Long Term Plan to extend its term by ten years, and Item 5, the advisory vote on executive compensation. Because brokers require their customers' direction to vote on such non-routine matters, it is critical that shareholders provide their brokers with voting instructions. On the other hand, Item 4, ratification of the appointment of our independent registered public accounting firm, is a "routine" matter for which your broker does not need your voting instruction in order to vote your shares.

        Effect of Broker Non-Votes.    If you hold your shares in street name and do not provide voting instructions to your bank, broker or other custodian, your shares will not be voted on any proposal on which your broker does not have or does not exercise discretionary authority to vote (a "broker non-vote"), such as may be the case with a non-routine matter for which you do not provide voting instructions. A broker non-vote on any of the proposals presented at the Annual Meeting will have no effect on the outcome of the proposal.

 ITEM 1
ELECTION OF DIRECTORS

        Nine directors are to be elected at the Annual Meeting, each to hold office for one year until the 2014 annual meeting of shareholders. Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the nine persons named below for election as directors. Seven of the Board's nominees are currently directors of Regis and each nominee has consented to serve if elected. Mr. Joseph L. ("Joel") Conner, a current director of Regis, is not standing for re-election at the Annual Meeting.

        Unless authority to vote is withheld, proxies submitted will be voted for the election of the Board's nominees named herein as directors of Regis. If for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Nominating and Corporate Governance Committee may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees. If the Nominating and Corporate Governance Committee designates any substitute nominees, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by SEC rules.

        The following table contains certain information with respect to the director nominees:

Name and Age	Position
Daniel G. Beltzman (38)	Director
James P. Fogarty (45)	Director
David J. Grissen (55)	Director Nominee
Daniel J. Hanrahan (56)	President and Chief Executive Officer, Director
Mark S. Light (51)	Director Nominee
Michael J. Merriman (57)	Director
Jeffrey C. Smith (41)	Director
Stephen E. Watson (68)	Chairman of the Board
David P. Williams (52)	Director

Mr. Daniel G. Beltzman, age 38, Director, Director Since 2012

        Mr. Beltzman was elected a director of Regis in August 2012. Mr. Beltzman currently serves as a Managing Member of Birch Run Capital, LLC ("Birch Run"), a financial investment advisory firm, a position he has held since he co-founded Birch Run in May 2006. Prior to managing investments, Mr. Beltzman worked at both Deutsche Bank Securities, Inc. and Bank of America Securities, LLC focusing on equity research and mergers and acquisitions. Thereafter, he founded an entrepreneurial venture that provided services to help European builders more efficiently manage their supply chains. Mr. Beltzman also worked with a boutique investment firm that specializes in joint venture equity and mezzanine debt for real estate ventures. Mr. Beltzman has spent the last ten years managing assets and during that time he has critically studied the businesses of public companies and has developed expertise in capital allocation.

        Mr. Beltzman's financial experience and expertise contribute valuable insights to the Board. In addition, Mr. Beltzman, as a representative of Birch Run, which advises a number of private funds that collectively owned approximately 14.99% of the Company's Common Stock on August 26, 2013, brings an additional perspective as a significant shareholder of the Company.

Mr. James P. Fogarty, age 45, Director, Director Since 2011

        Mr. Fogarty was elected a director of Regis in October 2011. Mr. Fogarty is Chief Executive Officer and a Director of Orchard Brands, a multi-title catalog and internet retailer, a position he has held since November 2011. Prior to that, Mr. Fogarty was a private investor from November 2010 to November 2011. From April 2009 until November 2010, Mr. Fogarty was President, Chief Executive Officer and Director of Charming Shoppes, Inc., a multi-brand, specialty apparel retailer. Prior to that, Mr. Fogarty was a Managing Director of Alvarez & Marsal ("A&M"), an independent global professional services firm, from August 1994 until April 2009. He was also a member of A&M's Executive Committee for North America Restructuring. During his tenure at A&M, Mr. Fogarty most recently served as President and Chief Operating Officer of Lehman Brothers Holdings (subsequent to its Chapter 11 bankruptcy filing) from September 2008 until April 2009. From September 2005 through February 2008, Mr. Fogarty was President and Chief Executive Officer of American Italian Pasta Company, the largest producer of dry pasta in North America. He served as the Chief Financial Officer of Levi Strauss & Co., a brand-name apparel marketer, from 2003 until 2005. From December 2001 through September 2003, he served as Senior Vice President and Chief Financial Officer and for a period as a Director of The Warnaco Group, a global apparel maker, which emerged from bankruptcy in early 2003 after completing a successful turnaround during his tenure.

        Mr. Fogarty's operational and turnaround experience allows him to make significant contributions to the Board, particularly during the recent time of transition at the Company. He has significant executive officer and director experience at a variety of public and private companies, including companies in the specialty retail industry, which provides meaningful industry expertise to the Board.

Mr. David J. Grissen, age 55, Director Nominee

        Mr. Grissen is Group President, The Americas of Marriott International, Inc., a global operator of hotels and related lodging facilities, a position he has held since 2012. During his 23 years of experience with Marriott, he held various positions, including President, The Americas, Executive Vice President of the Eastern Region, Senior Vice President of the Mid-Atlantic Region and Senior Vice President of Finance and Business Development. He has had responsibility for the financial management and leadership of all the Americas' lodging operations, comprising more than 3,400 hotels and a work force of 100,000 associates, including responsibility for sales and marketing, revenue management, human resources, engineering, room operations, food and beverage/retail/spa, information resources and development. Mr. Grissen was a director of Good Times Restaurants Inc. from 2005 to 2010.

        The Board chose to nominate Mr. Grissen as a director because of his experience leading a complex service organization that includes both franchised and owned operations. The Board believes that his experience building marketing platforms for multiple portfolio brands, and his experience in acquisitions and integration, will help him guide the Company in its turnaround as it focuses on improving the customer experience through each of its brands and identifies opportunities for growth.

Mr. Daniel J. Hanrahan, age 56, President and Chief Executive Officer, Director, Director Since 2012

        Mr. Hanrahan is the President and Chief Executive Officer of the Company, and a member of the Board, which positions he has held since August 2012. Prior to joining the Company, he served as President of Celebrity Cruises at Royal Caribbean Cruises Ltd., a global cruise vacation company, since February 2005, and as its President and Chief Executive Officer since September 2007. Mr. Hanrahan served as President and Chief Executive Officer of Azamara Cruises at Royal Caribbean from February 2005 to July 2009. From 1999 until February 2005, Mr. Hanrahan served in a variety of positions with the Royal Caribbean International brand, including Senior Vice President, Sales and Marketing.

Mr. Hanrahan has served on the Board of Directors of Cedar Fair, L.P., an amusement-resort operator, since 2012, and is a member of its Audit Committee.

        The Board believes that Mr. Hanrahan should continue to serve as a director because as Chief Executive Officer of the Company, he shares responsibility with the Board for guiding the direction of the Company, and he has a deep understanding of the Company's operations, strategy, results of operations and financial condition, as well as issues affecting the Company's industry. Mr. Hanrahan's prior operational background and his extensive experience across a wide spectrum of consumer-facing brands enable him to provide important insights to the Board related to the Company's strategy to improve the salon experience.

Mr. Mark S. Light, age 51, Director Nominee

        Mr. Light is President and Chief Executive Officer of Sterling Jewelers, a specialty jewelry retailer in the United States, the United Kingdom, the Republic of Ireland and the Channel Islands that retails jewelry, watches and associated services, and which is owned by parent company Signet Jewelers Limited. Mr. Light started as a sales associate at Sterling 35 years ago, and has progressed through various management positions to his current position, holding many titles along the way, including Division President, Executive Vice President of Operations and President and Chief Operating Officer. Sterling operates a network of approximately 1,300 stores in all 50 states and trades nationally in malls and off-mall locations, and operates stores outside the U.S. in high street locations and shopping malls.

        The Board chose to nominate Mr. Light because of his demonstrated leadership success, evident from the sales growth and financial performance of Sterling. The Board believes that Mr. Light's experience with a company having a business model similar to the Company's, which is focused on customer loyalty and a high performing field sales group, will assist the Board in its efforts to improve the salon experience and the Company's operational performance.

Mr. Michael J. Merriman, age 57, Director, Director Since 2011

        Mr. Merriman was elected a director of Regis in October 2011. Mr. Merriman has been an operating advisor with Resilience Capital Partners, LLC, a private equity firm, since July 1, 2008. From November 2006 until its sale in November 2007, Mr. Merriman served as Chief Executive Officer of The Lamson & Sessions Co., a publicly held manufacturer of thermoplastic conduit, fittings and electrical switch and outlet boxes. Prior to joining Lamson & Sessions, Mr. Merriman served as the Senior Vice President and Chief Financial Officer of American Greetings Corporation, a publicly held creator and manufacturer of innovative social expression products, from September 2005 until November 2006. He served as the President and Chief Executive Officer of Royal Appliance Mfg. Co., a publicly held manufacturer and marketer of Dirt Devil vacuum cleaners, from 1995 until April 2004, was its Chief Financial Officer from 1992 to 1995 and served on the board of directors from 1993 to 2004. Mr. Merriman has served as a director of American Greetings Corporation since 2006, Nordson Corporation, a publicly held manufacturer of equipment used for precision dispensing, testing and inspection, surface preparation and curing, since 2008, and OMNOVA Solutions Inc., a publicly held innovator of emulsion polymers, specialty chemicals and decorative and functional surfaces, since 2008. Mr. Merriman also served as a director of RC2 Corporation, a publicly held manufacturer of pre-school toys and infant products, from 2004 until its sale in April 2011.

        Mr. Merriman brings to the Board his financial acumen, his significant public accounting experience, his experience as a chief executive officer of other publicly traded companies, his service on boards of directors of other publicly traded companies and his retail experience. Mr. Merriman has significant finance, financial reporting and accounting expertise and was formerly a certified public accountant with Arthur Andersen & Co., which provides the Board with valuable expertise and qualifies him as an audit committee financial expert. In addition, the Board believes that his wide range of management experience at various public companies allows him to provide valuable insight into the Company's operations as well as its interactions with investors and financial analysts.

Mr. Jeffrey C. Smith, age 41, Director, Director Since 2011

        Mr. Smith was elected a director of Regis in October 2011. Mr. Smith has served as Managing Member, Chief Executive Officer and Chief Investment Officer of Starboard Value LP, an investment adviser, since its inception in March 2011. Prior to founding Starboard Value LP, Mr. Smith was a Partner Managing Director of Ramius LLC ("Ramius"), a subsidiary of Cowen Group, Inc., and the Chief Investment Officer of Ramius Value and Opportunity Master Fund Ltd. Mr. Smith was also a member of Cowen's Operating Committee and Cowen's Investment Committee. Prior to joining Ramius in January 1998, he served as Vice President of Strategic Development for The Fresh Juice Company, Inc. until its sale to The Saratoga Beverage Group. In his capacity as a board member of Regis, Mr. Smith also serves as a member of the Board of Directors of Empire Education Group, a private company that is one of the largest providers of beauty and cosmetology education in North America. Mr. Smith also serves on the Board of Directors of Quantum Corporation, a global expert in data protection and big data management, since May 2013. Mr. Smith also joined the Board of Directors of Office Depot, Inc., a provider of office supplies and related services, in August 2013. Mr. Smith previously served as a member of the Board of Directors of Surmodics, Inc., a leading provider of drug delivery and surface modification technologies to the healthcare industry, from January 2011 to August 2012, and as a member of the Board of Directors of Zoran Corporation, a leading provider of digital solutions in the digital entertainment and digital imaging market, from March 2011 until its merger with CSR plc in August 2011. Mr. Smith was the Chairman of the Board of Directors of Phoenix Technologies Ltd., a provider of core systems software products, services and embedded technologies, from November 2009 until the sale of the company to Marlin Equity Partners in November 2010. He also served as a director of Actel Corporation, a provider of power management solutions, from March 2009 until its sale to Microsemi Corporation in October 2010. Mr. Smith is a former member of the Board of Directors of S1 Corporation, a provider of customer interaction software for financial and payment services, where he served from May 2006 to September 2008. Mr. Smith also served on the Board of Directors of Kensey Nash Corp., a leading medical technology company from December 2007 to February 2009. Mr. Smith was also on the Board of Directors of The Fresh Juice Company from 1996 until its sale in 1998. Mr. Smith began his career in the Mergers and Acquisitions department at Société Générale.

        Mr. Smith's experience with various investment firms has given him significant experience evaluating companies from a financial, operational and strategic perspective, with a focus on identifying opportunities for value creation. These perspectives are particularly important to the Board during the Company's implementation of various initiatives to focus on the Company's core business and evaluate additional opportunities to create value for the Company's shareholders. As a representative of Starboard Value, which beneficially owned approximately 7.0% of the Company's Common Stock on August 26, 2013, he also brings the perspective of a shareholder of the Company. His prior experience in various management roles also enables Mr. Smith to provide the Board with valuable financial and executive insights.

Mr. Stephen E. Watson, age 68, Director, Director Since 2008

        Mr. Watson was elected a director of Regis in April 2008, and became the Chairman of the Board on January 29, 2013. Mr. Watson brings to the Board nearly 40 years of executive and director experience in the retail industry. From 1973 through 1996, Mr. Watson held various executive officer positions with Dayton Hudson Corporation, including Chairman and Chief Executive Officer of Dayton Hudson Department Stores Co. and President of Dayton Hudson Corporation. From 1972 to 1996, Mr. Watson held various executive officer positions, including President and Chief Executive Officer of the Department Store Division. From 1997 until his retirement in 2002, Mr. Watson was President and Chief Executive Officer of Gander Mountain Company, a privately held retailer for outdoor sports and recreation activities. In addition to serving as a director of Regis, Mr. Watson is currently also a director of Kohl's Corporation, a specialty, family-focused, value-oriented department store, where he serves as Lead Director and Chairman of the Audit Committee, and of Chico's FAS, Inc., a women's specialty retailer of privately branded, sophisticated clothing and accessories where he serves on the Audit and the Compensation and Benefits Committees. From 1997 through December 2005, Mr. Watson was a director of ShopKo Stores, Inc., an operator of general merchandise stores. From 2004 through May 2007, Mr. Watson was a director of Smart & Final, Inc., an operator of grocery stores. He also served on the boards of Norwest Bank from 1990 to 1996, Target Corporation from 1991 to 1996, Retek Inc. from November 1999 to 2004 and Eddie Bauer Holdings, Inc. from 2005 to 2009.

        Mr. Watson's experience as the leading senior executive officer of several complex and specialty retail businesses, his experience as a director of other retail-oriented public companies and his broad-based knowledge in the areas of retail operations, corporate finance, accounting, marketing and merchandise procurement, bring significant value to our Board. He also contributes a wealth of knowledge and experience of serving on the boards of several public retail companies where he has also served as an audit and governance committee chair.

Mr. David P. Williams, age 52, Director, Director Since 2011

        Mr. Williams was elected a director of Regis in October 2011. Mr. Williams currently serves as the Executive Vice President and Chief Financial Officer of Chemed Corporation, a provider, through its subsidiaries, of hospice care, and repair and maintenance services. Mr. Williams has served as Chemed's Chief Financial Officer since February 2004. From 1998 until 2004, Mr. Williams was the Senior Vice President and Chief Financial Officer of the Roto-Rooter Group, a leading provider of commercial and residential plumbing and drain cleaning services. Prior to that, Mr. Williams was the Chief Financial Officer of Chemed's Omnia Group subsidiary, a manufacturer of disposable healthcare products, and prior to that was Senior Vice President and Chief Financial Officer of Omnicare's Veratex Group, a national distributor of disposable medical, dental and pharmaceutical products. Prior to joining Chemed, Mr. Williams was with Price Waterhouse in their Comprehensive Professional Services Group.

        Mr. Williams' depth of experience in various senior executive roles of public and private companies and his significant accounting and financial expertise enable him to provide meaningful contributions to the oversight of financial and accounting matters at the Company, and qualifies him as an audit committee financial expert.

The Board unanimously recommends that you vote FOR the election of each of the director nominees.

CORPORATE GOVERNANCE

        The Board believes that good corporate governance is paramount to ensure that we are managed for the long-term benefit of our shareholders. As part of our ongoing efforts to constantly improve corporate governance, the Board and management have undertaken a number of initiatives to improve our corporate governance policies and practices. Below is a summary of the key corporate governance initiatives undertaken by the Board during fiscal 2013:

Corporate Governance Initiatives in Fiscal 2013

  •
  Refreshed Board and Added Shareholder Insight—Six of our eight current directors joined the Board at or after the 2011 annual meeting of shareholders. All of them are independent, other than our President and Chief Executive Officer, and four of them were identified as candidates by, or in coordination with, our shareholders. We are also nominating two new directors for election at the Annual Meeting, each with relevant leadership and operational experience at companies with business models similar to ours.

  •
  Additions to Management Team—The Board completed a robust CEO search process, which resulted in the appointment of Daniel Hanrahan as our President and Chief Executive Officer effective August 6, 2012. Since that time, we also hired a new CFO and we added key talent to our management team in the areas of real estate, franchising, marketing and information management.

  •
  Proposal to Adopt Majority Voting for the Election of Directors—The Board has approved and recommended to shareholders the approval of an amendment to the Company's Restated Articles of Incorporation to adopt majority voting for the election of directors, as described in Item 2 in this Proxy Statement. The Board also approved, effective upon shareholder approval of the amendment to the Restated Articles, an amendment to the Company's Corporate Governance Guidelines requiring incumbent directors who do not receive a majority vote to tender their resignation to the Board.

  •
  Adoption of Related Party Transactions Policy—The Board recently adopted a Related Party Transaction Approval Policy requiring approval of all related party transactions where the amount involved exceeds $10,000 for the fiscal year. In addition, for the first time in many years, we have no related party transactions to disclose. See "Certain Relationships and Related Transactions" below for more information.

  •
  Overhaul of Executive Compensation—In 2012, our Compensation Committee retained a new executive compensation consultant and restructured our executive compensation programs. The compensation information included in this Proxy Statement reflects the first year we have operated our new compensation programs. The key changes to our executive compensation program are described below in more detail under "Compensation Discussion and Analysis" (the "CD&A") and include:

  •
  Freezing of supplemental retirement benefit program as of June 30, 2012;

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  Elimination of tax gross-ups on supplemental life insurance and other perquisites;

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  Reduction in the amount of severance provided in the event of termination following a change in control;

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  Elimination of excise tax gross-ups for "excess parachute" payments;

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  Introduction of performance-based long-term equity incentives;

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  Implementation of a "clawback" provision in our cash incentive awards that will take effect beginning with the fiscal 2014 awards; and

  •
  Updating of our stock ownership guidelines to require meaningful stock ownership commensurate with our executives' positions and the amount of equity included in their compensation arrangements.

        Shareholders and other interested persons may view our Corporate Governance Guidelines on our website at www.regiscorp.com. This information is also available in printed form free of charge to any shareholder who requests it by writing to our Corporate Secretary at Regis Corporation, 7201 Metro Boulevard, Edina, Minnesota 55439.

Code of Business Conduct and Ethics

        The Board has adopted a Code of Business Conduct and Ethics (the "Code of Ethics") that applies to all of our employees, directors and officers, including our President and Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller and other senior financial officers. The Code of Ethics, as applied to our principal financial officers, constitutes our "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act and is our "code of business conduct and ethics" within the meaning of the listing standards of the New York Stock Exchange ("NYSE"). The Code of Ethics is posted on our website at www.regiscorp.com. You may request copies, which will be provided free of charge, by writing to Corporate Secretary, Regis Corporation, 7201 Metro Boulevard, Edina, Minnesota 55439. We intend to promptly disclose future amendments to certain provisions of our Code of Ethics, and any waivers of provisions of the Code of Ethics that are required to be disclosed under the rules of the SEC or under the listing standards of the NYSE, at the same location on our website.

Director Orientation and Continuing Education

        Our Nominating and Corporate Governance Committee and the Board oversee the orientation and continuing education of our directors.

Director Independence

        With the adoption of our Corporate Governance Guidelines, the Board established independence standards in accordance with the requirements of the NYSE corporate governance rules. To be considered independent under the NYSE rules, the Board must affirmatively determine that a director or director nominee does not have a material relationship with us (directly, or as a partner, shareholder or officer of an organization that has a relationship with us). In addition, no director or director nominee may be deemed independent if the director or director nominee has in the past three years:

  •
  Received (or whose immediate family member has received) more than $120,000 per year in direct compensation from us, other than director or committee fees;

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  Been an employee of ours;

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  Had an immediate family member who was an executive officer of ours;

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  Been (or whose immediate family member has been) an affiliate or employee of a present or former internal or independent auditor of Regis;

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  Been (or whose immediate family member has been) employed as an executive officer of another company whose compensation committee within the past three years has included a present executive officer of Regis; or

  •
  Is currently an employee or executive officer (or has an immediate family member who is an executive officer) of another company that makes payments to us, or receives payments from us, for property or services in an amount which, in any single fiscal year, exceeds the greater of $1.0 million or 2% of such other company's consolidated gross revenues.

        Under our director independence standards described above, the Board has determined that each director and director nominee, with the exception of Mr. Hanrahan, our President and Chief Executive Officer, is independent. Accordingly, a supermajority of the Board is independent.

Communications with the Board

        Shareholders and other interested parties who wish to contact the Board, any individual director or the non-management or independent directors as a group, are welcome to do so by writing to our Corporate Secretary at the following address: Regis Corporation, 7201 Metro Boulevard, Edina, Minnesota 55439.

        Comments or questions regarding our accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Corporate Governance Committee.

Executive Sessions of Non-Management and Independent Directors

        In order to promote open discussion among non-management directors, the Board has implemented a policy of conducting executive sessions of non-management directors in connection with each regularly scheduled Board meeting. Shareholders may communicate with the non-management directors as a group by following the procedures described above under "Communications with the Board."

        The independent Chairman of the Board presides over executive sessions of the independent and non-management directors. Shareholders may communicate with the presiding director or the independent and non-management directors as a group by following the procedures described above under "Communications with the Board."

Committees of the Board

        The Board has three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

        The charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee may be viewed on our website at www.regiscorp.com under "Corporate Governance" on the "Investor Information" page. The charters are also available in printed form free of charge to any shareholder who requests them by writing to our Secretary at 7201 Metro Boulevard, Edina, Minnesota 55439. The charters include information regarding the committees' composition, purpose and responsibilities.

        The Board has determined that all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee qualify as independent directors as defined under the NYSE corporate governance rules.

        The Board committees have responsibilities as follows:

Audit Committee

        The Audit Committee assists the Board in discharging its oversight responsibility to the shareholders and investment community regarding: (i) the integrity of our financial statements and financial reporting processes; (ii) our internal accounting systems and financial and operational controls; (iii) our audit, accounting and financial reporting processes; (iv) the engagement, qualifications and independence of the independent auditor; (v) the performance of our internal audit activities; and (vi) compliance with our ethics programs, including the Code of Ethics, our whistle-blower policy and legal and regulatory requirements.

        In carrying out these duties, the Audit Committee maintains free and open communication between the Board, the independent auditor and our management. The Audit Committee meets with management and the independent auditor at least quarterly.

        In addition, the Audit Committee conducts quarterly meetings or conference calls with management and the independent auditor prior to our earnings releases to discuss the results of the independent auditor's quarterly reviews and fiscal year-end audit.

        The Board has determined that all members of the Audit Committee meet the NYSE definitions of independence and financial literacy for Audit Committee members. In addition, the Board has determined that Michael Merriman and David Williams, each of whom is an independent director, are audit committee financial experts for purposes of the SEC rules and possess accounting or related financial management expertise required by the NYSE. Members serving on the Audit Committee do not currently serve on the audit committees of more than three public companies.

Compensation Committee

        The primary responsibilities of the Compensation Committee are (i) to determine and approve, or make recommendations to the Board with respect to, the compensation and benefits packages of the executive officers; and (ii) to consider and recommend incentive compensation and equity-based plans. Additional information about the responsibilities of the Compensation Committee is provided below under "Executive Compensation—Compensation Discussion and Analysis."

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee discharges the Board's responsibilities related to general corporate governance, including Board organization and membership and evaluation. In addition, the Nominating and Corporate Governance Committee assists the Board in the development of and compliance with the Company's Corporate Governance Guidelines. It also reviews and resolves any director conflicts of interest and presents qualified individuals for election to the Board. Finally, this committee oversees the evaluation of the performance of the Board and each standing committee of the Board. For further information regarding our director nomination process, see "Director Nomination Process" below.

Board's Role in Risk Oversight

        One of the key responsibilities of the Board is to develop a strategic direction for the Company and provide management oversight for the execution of that strategy. The Board regularly reviews information regarding our financial, strategic and operational issues, as well as the risks associated with each. Consequently, the Board has determined that the Board as a whole, and not a separate committee, will oversee our risk management process.

        While the Board oversees the enterprise-wide risk management system, each of the Board committees has historically focused on specific risks within their areas of responsibility and will continue to do so. Each committee's specific area of responsibility is as follows:

  •
  The Audit Committee oversees the management of financial risks, reporting on such matters to the full Board. The Audit Committee's agendas include discussions of individual risk areas throughout the year, and the Audit Committee monitors management's responsibility to identify, assess and manage risks.

  •
  The Compensation Committee is responsible for overseeing our executive compensation programs, and reviewing risks relating to our overall compensation plans and arrangements.

  •
  The Nominating and Corporate Governance Committee manages risks associated with potential conflicts of interest, and reviews governance and compliance issues with a view to managing associated risks, including oversight of our compliance program with respect to the Code of Ethics.

        While each committee is responsible for regularly reviewing, evaluating and overseeing the management of such risks, the Board is regularly informed through committee reports about such risks. In addition, the Board and the committees receive regular reports from our Chief Financial Officer, General Counsel, Executive and Senior Vice Presidents and other Company officers and personnel with roles in managing risks. However, our General Counsel and head of internal audit are the primary personnel responsible to the Board in the planning, assessment and reporting of our risk profile.

Board Leadership

        In fiscal 2012, our board leadership structure changed such that the positions of Chief Executive Officer and Chairman of the Board were held by different persons. Daniel Hanrahan is currently the Chief Executive Officer of the Company and Stephen Watson is currently the independent Chairman of the Board. The Board believes that having an independent Chairman is an appropriate governance practice to ensure independent Board leadership and is an appropriate leadership structure for our company at this time.

Board Meetings and Attendance

        The Board held six meetings during the fiscal year ended June 30, 2013. Each of the then-serving directors attended, in person or by teleconference, at least 75% of the meetings of both the Board and Board committees on which he or she served. Our Board does not have a formal policy relating to Board member attendance at annual meetings of shareholders; however, our directors are encouraged to attend the meeting each year. All of the current directors who were then-serving, or standing as a nominee for election as a director, attended the 2012 annual meeting of shareholders.

        The following table shows the number of meetings held in fiscal 2013 and the names of the directors currently serving on each committee:

Committee	Number of Meetings During Fiscal 2013	Members
Audit	5	David Williams* James Fogarty Michael Merriman Jeffrey Smith
Compensation	5	James Fogarty* Daniel Beltzman Joel Conner Stephen Watson David Williams
Nominating and Corporate Governance	4	Michael Merriman* Daniel Beltzman Joel Conner Jeffrey Smith Stephen Watson

*
Committee Chair

Director Nomination Process

        The Nominating and Corporate Governance Committee is responsible for screening and recommending director candidates to the full Board for nomination. The Nominating and Corporate

Governance Committee will consider nominations received from our shareholders, provided that proposed candidates meet the requisite director qualification standards discussed below. When appropriate, the Committee will also engage an independent third-party search firm. The Committee will then evaluate the resumes of any qualified candidates recommended by shareholders and search firms, as well as by members of the Board. Generally, in order to be considered for nomination, a candidate must have:

  •
  High professional and personal ethics and values;

  •
  A strong record of significant leadership and meaningful accomplishments in his or her field;

  •
  Broad experience;

  •
  The ability to think strategically;

  •
  Sufficient time to carry out the duties of Board membership; and

  •
  A commitment to enhancing shareholder value and representing the interests of all shareholders.

        Candidates are evaluated based on these qualification standards and the current needs of the Board, with due consideration of the requirement of our Corporate Governance Guidelines and NYSE and SEC regulations that at least a majority of the board consist of independent directors. In addition, when considering nominees to the Board and in evaluating the composition of the Board as a whole, the Nominating and Corporate Governance Committee considers the value of diversity. Although we do not have a specific policy on diversity, the Nominating and Corporate Governance Committee considers diversity of gender, race, national origin and executive or professional experience, including skills such as an understanding of the retail industry, the hair-care market, finance, accounting, marketing, technology and international experience, when considering nominees. The Company believes that the principal qualification of a prospective director is the ability to act effectively on behalf of all shareholders.

        All shareholder nominations must be accompanied by a candidate resume which addresses the extent to which the nominee meets the director qualification standards. Nominations will be considered only if we are currently seeking to fill an open director position. All nominations by shareholders should be sent to the Chairperson of the Nominating and Corporate Governance Committee, c/o the Corporate Secretary, Regis Corporation, 7201 Metro Boulevard, Edina, Minnesota 55439.

        At the Annual Meeting, shareholders are being asked to elect two new directors to the Board. Both of these directors were identified as candidates by a third-party search firm retained by the Nominating and Corporate Governance Committee to assist the Board in identifying qualified candidates to join the Board. The Company paid the search firm for its services identifying and evaluating possible director candidates.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis ("CD&A") describes the basic objectives, principles, decisions and rationale underlying our compensation policies and decisions as well as the material elements of the compensation of our executive officers identified in the Summary Compensation Table on page 29 (the "Named Executive Officers" or "NEOs"). The CD&A should be read in conjunction with the compensation tables beginning on page 29.

Executive Summary

        Fiscal year 2013 was the initial year of a business turnaround for the organization. After the start of the fiscal year, we hired a new Chief Executive Officer, followed by a new Chief Financial Officer. The incentive plan targets for both the annual and performance unit award element of the long-term incentive plan were established shortly following and prior to the arrival of the new CEO and CFO, respectively. As a result, the performance target-setting process did not fully benefit from the input of the new leadership team. As we continued our turnaround, several strategic decisions were made that reduced short-term performance measures, but, we believe, set the stage for long-term strategic success. In particular, decisions were made to not reduce stylist hours in order to save on cost, which could potentially harm the customer experience. We also restructured the field force in order to provide the best experience and value for our guests. While much of our focus was on stabilizing our service business, we also started to implement an initiative to standardize plan-o-grams and eliminate products to enhance the store appearance, decrease cost of product as a percentage of product revenue and reduce inventory management time. Implementing the product resets concurrent with the field reorganization and rollout of our new technological system for handling guest relations may have exacerbated the impacts of our turnaround initiatives. Had these decisions been incorporated into the budget-setting process, the performance targets and ranges may have been revised.

        The initiatives we have implemented to turnaround the business are significant and it takes time for the benefits to materialize. Similarly, by implementing many transitions simultaneously in an effort to make needed changes as soon as possible, our execution of some of these initiatives was less than optimal. The combination of these factors led to actual performance that was below the performance expectations that were established. The Committee fully believes that the strategic decisions were in the long-term interest of shareholders and they were fully supported by the Board.

        As noted, our business turnaround has been aligned with our retention of a new Chief Executive Officer. The compensation opportunity provided to our new Chief Executive Officer was designed to recruit him and reflects several important items: performance-based compensation consistent with the other NEOs, additional performance-based compensation aligned with long-term stock price increases and shareholder value, and time-based awards and a cash bonus target guarantee to offset the value forfeited from his previous employer. We believe that the elements and the amounts of compensation for our new Chief Executive Officer, as described below, are competitive, provide considerable performance orientation and encourage retention as the execution of the turnaround unfolds.

        In addition to these factors affecting 2013 performance and payouts of incentive compensation, our compensation programs for fiscal 2013 also reflected the adoption of a new compensation philosophy and many new compensation practices, including:

  •
  Introduce additional performance-based long-term incentives (denominated in equity with specific performance metrics that align with our business strategy and operational and financial improvement) as a significant (40%) portion of our long-term incentive awards, coupled with stock-settled stock appreciation rights constituting an additional 40% of our long-term incentive awards;

  •
  Freeze our supplemental retirement benefit program as of June 30, 2012;

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  Eliminate all tax gross-ups on supplemental life insurance and other perquisites;

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  Eliminate excise tax gross-ups for "excess parachute" payments;

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  Reduce the amount of severance provided following a change of control (from three times base plus bonus to two times base plus bonus);

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  Change the definition of bonus in a change-in-control from the highest bonus in the last three years to the target bonus for the year of termination, while retaining the "double trigger" structure of those benefits to align pay with service;

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  Eliminate the potential for additional equity awards that, upon a change-in-control and termination, offset the income taxes arising from termination payments; and

  •
  Include a "clawback" provision in our cash incentive awards that permits us to recover certain cash incentive payments from executive officers whose misconduct or negligence resulted in a significant financial restatement. This policy will be in effect beginning with the fiscal 2014 cash incentive awards.

        The remainder of this CD&A is organized into the following sections to thoroughly explain our executive compensation program:

    Section 1: How we design executive pay.    Outlines our compensation philosophy, development and uses of the peer group and the roles of the Compensation Committee, compensation consultant and executive officers in the setting of the program.

    Section 2: Elements of the executive compensation program.    Details each element in our program, including an explanation of the incentive compensation programs and recent changes.

    Section 3: Additional compensation and governance related items.    Discusses the policies that support our compensation philosophy, including stock ownership guidelines and post-employment compensation policies, among other topics.

        Following this CD&A are compensation tables providing detailed executive compensation information, including the Summary Compensation Table with compensation information for the past three fiscal years.

Section 1: How We Design Executive Pay

        The Compensation Committee, the Board and executive leadership are committed to considering the perspectives of our shareholders on all aspects of our business, including executive compensation. Due to such commitment, the Compensation Committee commenced a thorough review of our executive compensation programs in fiscal year 2012 in response to the Say-on-Pay vote at our 2011 annual meeting. The resulting changes to the executive compensation program took effect for fiscal 2013. To assist them in this review, the Committee hired Towers Watson & Co. ("Towers Watson") to advise and report directly to the Committee. We believe that the changes in our executive compensation programs demonstrate our commitment to incorporating shareholder feedback, updating our executive compensation programs to ensure that they meet our evolving business strategy, and directly aligning pay with performance as well as the market. We also believe that the structural changes made in our compensation programs and policies were responsive to expressed shareholder concerns, and we believe the vote on the Say-on-Pay proposal at our 2012 annual meeting, where the proposal was approved by 97% of the votes cast on the proposal, reflects this responsiveness. Our Compensation Committee and Board viewed this vote as an endorsement of the new direction of our executive compensation programs and policies, and we remain committed to that direction. While we have made significant changes to our programs over the last year, our Compensation Committee and Board remain committed to exploring additional ways to improve our executive compensation programs in response to shareholder input.

Compensation Philosophy

        In fiscal 2013, the Committee confirmed its compensation philosophy centered on the following guiding principles:

  •
  Generally target total direct compensation at the market median, with the following considerations:

  •
  Achieving our desired competitive position will occur over time and will consider not only the total program value, but also the reward vehicles that are used (i.e., performance-based incentives versus fixed benefits).

  •
  Moving toward the market median will consider our size and performance relative to peers (noted below) to ensure that targeted compensation is appropriately calibrated and that realizable compensation is consistent with absolute and relative performance.

  •
  Align pay with performance in a re-mixed compensation portfolio, focusing on sales, profitability and absolute stock price appreciation. Specifically:

  •
  Annual incentives will focus on adjusted EBITDA and same-store sales.

  •
  Long-term incentives will include a performance-based component focusing on adjusted EBITDA and same-store sales (40%), a stock-settled SAR component (40%) and a restricted stock component (20%) that incentivize stock ownership to align management and shareholders. The introduction of the performance-based component significantly reduces the use of strictly time-based awards to emphasize performance.

  •
  Reduce the value of benefits and perquisites to better support the desired performance-orientation of the new program, and to better align with market practices.

Review of External Market Data

        In setting executive compensation for fiscal 2013 that aligned with the restated compensation philosophy, the Committee considered the practices in the external market. This market was defined by the Committee to be a new peer group consisting of 18 companies. These companies selected for the peer group (which are set forth below) represent similar industries and have annual revenues comparable to ours. In addition, the Committee considered broader retail market data described in more detail below.

        In making overall compensation decisions, the Committee considers total direct compensation and each of the three elements of total direct compensation—base salary, annual non-equity incentives and long-term equity incentives—against the peer group data and against broader retail market data, each as presented by Towers Watson. The Committee selected companies for our peer group based on the following criteria:

  •
  Companies in similar industries, particularly those with a high service emphasis; and

  •
  Companies with comparable annual revenues, generally at one-half to two and one-half times Regis' revenues, such that Regis' revenues, gross profit and number of employees were above the median of the peer group in each of those areas.

        Based on the above characteristics, we identified the following 18 companies as our peer group (the "Peer Group") set of companies for fiscal 2013:

• Advance Auto Parts, Inc.	• Fossil, Inc.	• Penn National Gaming, Inc.
• Boyd Gaming Corp.	• Fred's, Inc.	• Revlon, Inc.
• Brinker International, Inc.	• Green Mountain Coffee Roasters	• Sally Beauty Holdings, Inc.
• Coinstar, Inc. (nka Outerwall, Inc.)	• H&R Block, Inc.	• Service Corporation International
• Cracker Barrel Old Country Store	• Jack in the Box, Inc.	• The Cheesecake Factory, Inc.
• DineEquity, Inc.	• Panera Bread Co.	• Ulta Salon, Inc.

        The Committee received comparative compensation information for persons with the same or comparable job titles at the companies in the Peer Group as those titles held by our executive officers (e.g., Chief Executive Officer, Chief Financial Officer), as well as total compensation provided to all NEOs. In addition, the Committee received broader retail market data from multiple survey sources, which were adjusted to Regis' revenue size (approximately $2.1 billion). Additional survey sources considered included: Towers Watson Compensation DataBank—Retail Industry; Towers Watson Compensation Survey Report—Retail Industry; Mercer Retail Industry Survey; and the Hay Group Retail Executive Survey.

Role of the Compensation Committee

        The Committee is charged with developing and administering the base salary, annual and long-term incentive, and benefit programs for our executive officers. Our annual incentive program is typically referred to as our "bonus" program and it is reported as "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table. In developing our compensation programs, a basic objective for the Committee was that the total compensation awarded to the NEOs be fair, reasonable and competitive in relation to the median compensation for similar positions at our peer group of companies, as identified above (the "Peer Group"), as well as in the broader retail market. This objective is consistent with our executive pay philosophy.

        The primary purpose of the Committee is to discharge the responsibilities of the Board relating to the compensation of our executive officers. Accordingly, the primary duties and responsibilities of the Committee are:

  •
  to determine and approve, or make recommendations to the Board with respect to, the compensation of all executive officers; and

  •
  to consider and recommend the structure of, and changes to, our incentive compensation, equity-based plans and benefit programs.

Role of Executive Officers in Compensation Decisions

        The Committee believes that in order for our executive compensation programs to be effective, management must have an opportunity to provide input. Committee meetings during fiscal 2013 were regularly attended by our Chief Executive Officer; Executive Vice President, Chief Administrative Officer and General Counsel; and other executives as needed. In particular, our Chief Executive Officer has an opportunity to present materials and discuss management's views regarding compensation issues. Our Chief Executive Officer furnishes his input to the Committee on the compensation of the Company's executive officers, including the other NEOs, and he may be present during deliberations and voting on the other executives' compensation. However, our Chief Executive Officer may not be present during deliberations and voting regarding his own compensation or during other executive sessions of the Committee.

Role of the Independent Compensation Consultant

        As stated above, the Compensation Committee engaged Towers Watson as an independent consulting firm to provide executive compensation consulting services to the Committee. The Committee has assessed Towers Watson's independence pursuant to applicable SEC rules and concluded that no conflict of interest exists that would prevent Towers Watson from independently representing the Committee.

        In advising the Committee, Towers Watson prepared competitive pay analyses regarding both the Peer Group and the broader retail market, and provides information on our performance compared to the Peer Group. Based on these analyses, Towers Watson advised the Committee on the level and design of compensation programs for our executive officers. The Chairperson of the Committee worked directly with Towers Watson to determine the scope of the work needed to assist the Committee in its decision-making processes. Towers Watson worked with management, at the direction of the Committee, to fully understand the historic, current and desired future direction of our pay policies and practices, as well as to facilitate the development of our compensation strategies, including the approach to determining compensation levels.

Section 2: Elements of the Executive Compensation Program

  Total Direct Compensation

        The compensation and benefits programs for our NEOs are intended to work together toward the alignment with shareholder interests, as well as the retention and motivation of the executive talent required to successfully manage and grow our business and to achieve our short-and long-term business objectives. Individual elements of our compensation packages are designed for different purposes. For fiscal 2013, the elements of compensation for our NEOs were base salary, annual non-equity incentive compensation (bonus), long-term equity incentive compensation and benefits. As previously stated, the Committee has a total direct compensation (i.e., base salary + annual and long-term incentives) executive pay philosophy that aims to provide an aggregate compensation package that is competitive around the median of the market relative to both our Peer Group and the broader retail market covered by the industry-specific survey data, while individual compensation elements may exceed or lag the market median. To this end, the Committee established the amount and mix of base salary and incentive compensation by referencing market practices for total direct compensation and for each element, subject to adjustments in the Committee's discretion based on company-wide and individual position and performance factors. In developing the total direct compensation package for an NEO, the Committee considered the internal relationship of pay across all executive positions. To tie compensation to performance, the Committee structured annual non-equity incentive compensation and the performance-based element of long-term incentive compensation in a manner that provided the opportunity to earn above market compensation for results above target, and below market compensation when the target is not achieved.

  Total Direct Compensation for 2013

        As a result of the review and the new philosophy described above, the Committee concluded that, commencing with fiscal 2013, certain aspects of our executive compensation program should be realigned to better reflect our business strategies, talent priorities and market practices. In particular, the Committee concluded that we have historically lagged the market in the amount of total direct compensation provided to our executive officers. This competitive shortfall was offset by historically above median values of other benefits.

        The targeted levels of compensation that the Committee established were consistent with its compensation philosophy and support the organization's move toward a market median position over time with an emphasis on performance-based pay and a reduced emphasis on the historical benefits component of the program.

        For fiscal 2013, the total direct compensation (assuming target levels for incentive compensation) for our NEOs was generally 5% to 25% below the median of the Peer Group for executives holding comparable positions. However, Ms. Knudsen's total direct compensation was approximately one-third higher than the median because of the significance of the Company's products business, which distinguishes us from others in our industry. The Committee also considered Ms. Knudsen's tenure with the Company and the Committee determined not to reduce her compensation, but rather to adjust her compensation by moderating her incentive opportunities as appropriate. The exact level of total direct compensation for each NEO was based on a subjective determination that took into account the performance of the NEO, the Committee's judgment regarding individual responsibilities and performance, market competitiveness, length of service and other factors, including Company performance, but none of these factors have a direct correlation to the particular compensation levels. As a result of the above consideration, our Chief Executive Officer's total target direct compensation of $4,710,808, calculated as described in the next sentence, was approximately 6% below the median. This total target direct compensation amount includes the one-time performance-based equity award he received, but excludes the one-time time-based equity award he received in connection with commencement of his employment, which was designed to compensate him for equity awards he forfeited upon resigning his prior employment. Additional information about the one-time equity grants is included below.

Base Salary

        The Committee views a competitive base salary as an important component to attract and retain executive talent. Base salaries also serve as a foundation for the annual non-equity incentive plan, which expresses the bonus opportunity as a percent of base salary.

        The Committee strives to set a base salary that is appropriately competitive for each executive officer. After considering input from our Chief Executive Officer regarding the performance of the other NEOs, the Committee uses its judgment regarding individual responsibilities and performance, market competitiveness, length of service and other factors, including Company performance, that it deems relevant to determine the appropriate base salary and size of any salary increase for each NEO. This approach is applied for all executive officers.

Base Salary Decisions for Fiscal 2013

        The base salaries paid in fiscal 2013 to each of our NEOs are shown under the "Salary" column of the Summary Compensation Table. In connection with Towers Watson's review of our executive compensation in fiscal 2013, the Committee reviewed base salaries around the time that we hired our new Chief Executive Officer. A similar review was conducted in connection with the hiring of our new Chief Financial Officer later in the year. As a result, base salaries were set consistent with the compensation philosophy described above. For our NEOs who have been with our company for a long time, this generally resulted in a slight increase in their base salaries to advance the movement to the market median and to partially offset the reduction in benefits, as salaries have historically lagged the market median while benefits have generally exceeded the median. The table below provides the base salary information for each of the NEOs:

FY13 Base Salaries

	FY 2012 ($)	FY 2013 ($)	% Change
Daniel J. Hanrahan	N/A	850,000	N/A
Steven M. Spiegel	N/A	400,000	N/A
Brent A. Moen	275,000	310,000	13%
Eric A. Bakken	400,000	450,000	13%
Norma A. Knudsen	366,000	400,000	9%
Heather L. Passe	N/A	360,000	N/A
Doug P. Reynolds	N/A	315,000	N/A

Annual Non-Equity Incentive Compensation

        Annual non-equity incentive compensation ("AIC") for our NEOs is determined each year under our Short Term Incentive Plan (the "Short Term Plan"). The AIC compensation earned by our NEOs for fiscal 2013 is reported under the Non-Equity Incentive Plan column of the Summary Compensation Table. AIC amounts are governed by the Short Term Plan and the AIC performance criteria and payout levels are set each year by the Committee, in accordance with the terms of the Short Term Plan.

        Each year, the Committee evaluates our annual strategic plan to determine if the financial metrics are appropriate to measure achievement of our objectives and to motivate executives, and sets corresponding financial metrics to be included in the AIC awards.

Annual Incentive Decisions for Fiscal 2013

        In fiscal 2013, the AIC program was designed to emphasize our focus on top line revenue, operations and adjusted EBITDA. For fiscal 2013, 70% of the annual incentive compensation opportunity was based on achievement of adjusted EBITDA and 30% of the annual incentive compensation opportunity was based on same-store sales trend improvement.

        The Committee provided for a payout of 100% of the target bonus for target-level performance. At maximum, a 200% of the target bonus payout is possible, while at minimum a payout of 25% of the target bonus was available for a threshold level of adjusted EBITDA performance, and a payout of 20% of the target bonus was available for a threshold level of same-store sales performance. Payouts for achievement of levels between threshold and target or target and maximum would be calculated using straight-line interpolation. The Committee believed that the fiscal 2013 program was designed to reward executive officers for success in stabilizing revenue, while assuring a minimum level of profitability.

        Except for certain guaranteed payments to our new Chief Executive Officer and Chief Financial Officer under their employment agreements, which are described below, there were no annual incentive compensation payouts for fiscal 2013 as we did not achieve either the adjusted EBITDA threshold or the same-store sales threshold. The adjusted EBITDA and same-store sales improvement levels and actual results for fiscal 2013 were as follows:

FY13 ADJUSTED EBITDA AND SAME-STORE SALES IMPROVEMENT GOALS AND ACHIEVEMENT

	Adjusted EBITDA (in millions)	Same-Store Sales Improvement
Threshold	$170M	-2.0%
Target	$185M	-1.5%
Stretch	$190 - $210M	-1.375% to -.625%
Maximum	$215M	-.5%
Actual	$125M	-2.4%

        Adjusted EBITDA is EBITDA adjusted for certain discrete impairment charges, expenses and benefits, consistent with the adjusted EBITDA we report in our earnings releases. For fiscal 2013, adjusted EBITDA was calculated as EBITDA, excluding the following:

  •
  Equity in (loss) income of affiliated companies;

  •
  Discontinued operations and related professional fees associated with the sale of Hair Club for Men and Women;

  •
  Restructuring costs;

  •
  Self-insurance reserve adjustments associated with our prior year reserves;

  •
  Recovery of bad debt related to an outstanding note receivable with Pure Beauty;

  •
  Legal costs related to the shareholder derivative lawsuit;

  •
  Inventory reserve adjustment related to standardizing plan-o-grams and eliminating products; and

  •
  Cumulative translation adjustment related to the sale and related liquidation of our euro-denominated operations.

Long-Term Incentive Compensation

        The Committee considers equity-based long-term incentive compensation ("LTI") to be critical to the alignment of executive compensation with the creation of shareholder value. Our long-term equity incentive compensation awards are granted pursuant to our Long Term Plan. In fiscal 2012, there were no annual LTI grants; rather, such grants were deferred until fiscal 2013 and were made in August 2012. As a result the fiscal 2013 awards were made at 133% of the targeted value as a one-time adjustment for the deferred timing (reflective of a new annualized award schedule).

        For our equity awards, the grant date for the awards is the date the grant becomes effective (generally the same day as Committee approval). The exercise price of any stock option or stock appreciation right grant is the closing price of a share of our Common Stock on the grant date. From time to time, the Committee may also make grants under other special circumstances, such as recruiting new executive talent, upon the promotion of an executive, and to retain key individuals.

Long-Term Incentive Decisions for Fiscal 2013

        As mentioned above, in fiscal 2013, the Committee approved the introduction of performance units, which were designed to further encourage focus on the company's long-term strategic goals, and to motivate and retain our executive leadership team while further aligning their interests with the Company's stockholders. This vehicle was used in conjunction with stock appreciation rights ("SARs") and restricted stock. The targeted mix of each long-term incentive vehicle was as follows: 40% performance units, 40% SARs and 20% restricted stock units. The terms of these awards are described in more detail below in the narrative accompanying the Grants of Plan-Based Awards in 2013 table.

        The performance units are earned using the same performance measures and targets described in the AIC section, with possible payouts ranging from 25% to 200% of the number of performance units. If the performance units are earned, they are settled in stock units and are subject to two additional years of time-based vesting. The performance goals established for the performance units granted to our NEOs in fiscal 2013 were not achieved during the performance period, and therefore no performance units were earned by our NEOs in fiscal 2013.

        LTI awards to our NEOs for fiscal 2013 were as follows:

FY13 LTI AWARDS

	40% Performance Units (#)	40% SARs (#)	20% Restricted Stock (#)
Daniel J. Hanrahan	50,000	150,000	25,000
Steven M. Spiegel	5,666	15,482	2,833
Brent A. Moen	4,450	13,325	2,225
Eric A. Bakken	7,400	22,250	3,700
Norma A. Knudsen	5,925	17,800	2,950
Heather L. Passe	4,450	13,325	2,225
Doug P. Reynolds	4,450	13,325	2,225

        The awards granted to Mr. Moen were forfeited in connection with the termination of his employment on January 4, 2013 as disclosed below.

        In fiscal 2013, the Committee also made the following special, one-time LTI awards:

  •
  Mr. Hanrahan—118,062 shares of restricted stock that cliff vest after a five-year period intended as a sign-on award and to replace equity compensation he was leaving with his prior position, and 20,000 performance units that will vest if our stock trades at or above $35 for twenty consecutive days at some time prior to the fifth anniversary of Mr. Hanrahan's employment commencement date (i.e., August 6, 2017);

  •
  Mr. Spiegel—24,316 restricted stock units that cliff vest after a five-year period, intended as a sign-on award; and

  •
  Mr. Bakken—9,480 restricted stock units that vest as to 30% of the units on the first and second anniversaries of the date of grant and 20% of the units on the third and fourth anniversaries of the date of grant to compensate Mr. Bakken for the elimination of certain contractual tax gross-ups on insurance benefits.

Special Performance Unit Grants in August 2013

        As indicated above, the executive officers, most of whom joined the Company within the last two years, did not earn a payout under either the annual non-equity incentive awards or the performance unit portion of the long-term incentive awards for fiscal 2013 due to financial performance that was below the thresholds set at the beginning of fiscal 2013. Also as indicated above, fiscal 2013 was a turnaround year for the Company, and the performance targets set did not fully reflect the input of the new CEO whose tenure (and, accordingly, experience with the Company's operations) at the time the performance targets were set was too brief to benefit from a full assessment of the directional needs of the Company. After completing such assessment, and in an effort to accelerate the Company's turnaround, the executive leadership team and Board implemented several significant initiatives focused on the long-term success of the Company that negatively impacted our financial results in the near term. The initiatives were nonetheless completed with much hard work on the part of the Company's executive team and other employees. In order to recognize the important work the executive team accomplished in the effort to reorganize the Company and to lay the groundwork that we believe will lead to long-term strategic success, and to retain and incentivize them to continue their work toward these objectives, the Committee determined, in August 2013, to grant special discretionary performance unit awards to the executive officers. Other discretionary compensation was awarded to certain other key employees who made similar contributions and are expected to continue doing so as the Company completes its turnaround. Notably, the awards to the executive officers remain performance based, and will cliff vest, if at all, at the end of the three-year performance period, thereby demonstrating the Committee's expectation that the executives remain with the Company to recognize value from the grants if the foundational initiatives undertaken are successful.

        The value of the performance units for the executive officers was determined by the Committee based on its assessment of each individual's performance and contributions to the strategic and organizational actions implemented in furtherance of the Company's long-term turnaround objectives over the last year and their expected contributions during a three-year performance period. In all instances, the value of the special performance units was less than the payouts they would have received had the annual non-equity incentive awards and performance units been earned at the target level. Specifically, the value of the new performance unit awards range between 50% (in the case of Ms. Knudsen) and 85% (in the case of Messrs. Bakken and Reynolds and Ms. Passe) of the cumulative payouts they would have received under the annual non-equity incentive awards and the fiscal year 2013 performance unit awards had they been earned at the target level and, in the case of Messrs. Hanrahan and Spiegel, 85% of the payout they would have received under the fiscal year 2013 performance unit awards had they been earned at the target level (as noted above, Messrs. Hanrahan and Spiegel were entitled to guaranteed payouts for their annual non-equity incentive awards). Provided that the executive officer remains employed with the Company three years from the date of grant, the performance units will vest in full on such date if certain performance goals, which are based on adjusted EBITDA targets over the three-year performance period, are achieved. The number of performance units granted to our executive officers will be based on the closing price of a share of our Common Stock on August 30, 2013, the effective date of the awards, and will be equal to the following values (derived as described above): Mr. Hanrahan ($781,150), Mr. Spiegel ($79,050), Mr. Bakken ($306,850), Ms. Knudsen ($144,500), Ms. Passe ($198,723), and Mr. Reynolds ($190,188).

Benefits

        Prior to fiscal 2013, the Committee reflected its executive compensation philosophy of targeting total remuneration around the market median by providing a benefits package that led the market while total cash compensation historically lagged the market. This approach was based on historic practice and was designed to retain and encourage executive commitment to the Company. As described above, following our executive compensation review and our adoption of a new compensation philosophy, we eliminated many historic benefits, as described above and we restructured our total direct compensation to more directly align with the market median and with current market practices. The benefits we provided our NEOs in fiscal 2013 are summarized in the footnotes to the Summary Compensation Table or are otherwise reported in the accompanying tables, including footnotes. Current benefits for our NEOs include core benefits available to all full-time employees (e.g., coverage for medical, dental, prescription drugs, basic life insurance, long-term disability coverage).

        Prior to fiscal 2013, we also provided certain supplemental retirement benefits, additional life insurance benefits and certain gross-up payments. Where applicable, these benefits are described below under "Summary of Executive Agreements." These benefits were eliminated or frozen prior to fiscal 2013, and continue to be provided only in the case of certain grandfathered agreements, as described below. Related to this, in fiscal 2012 the Committee determined to discontinue but grandfather existing arrangements under the Company's executive life insurance program, which provides employer paid whole life premium payments for a select group of senior executives, up to a total of ten payments. In arriving at the decision to grandfather existing arrangements, the Committee considered the importance of this benefit as a retirement vehicle and the potential dissatisfaction that could result from eliminating the benefit.

Section 3: Additional Compensation and Governance Related Items

Compensation Governance

        Although we have completed a significant overhaul of our compensation programs in fiscal 2013, we remain committed to continued reviews, revisions and maintenance of best practices related to our executive compensation programs, including:

  •
  Obtaining advice and recommendations from an independent compensation consultant that reports directly to our Compensation Committee;

  •
  Implementing our "clawback" policy and possibly extending it to other forms of compensation in the future;

  •
  Monitoring compliance with our current stock ownership guidelines to provide for meaningful stock ownership by our executive officers and directors;

  •
  Prohibiting our employees, officers and directors from engaging in transactions that "hedge" their investments in our stock; and

  •
  Submitting our executive compensation to an advisory vote by shareholders every year.

Stock Ownership by Named Executive Officers

        The Board believes that each of our officers who has reached the level of Senior Vice President or above should be a shareholder and should have a significant financial stake in the Company. Accordingly, the Committee adopted Common Stock ownership requirements, which are reflected in the Corporate Governance Guidelines on our website, requiring each officer to hold Regis common stock having a fair market value equal to a multiple of their base salary, as set forth below:

  •
  Chief Executive Officer—3x annual base salary

  •
  Executive Vice President—2x annual base salary

  •
  Senior Vice President—1x annual base salary

        The current stock ownership requirements were established in April 2013. The guidelines require officers to retain at least 75% of the shares received from equity compensation awards, net of shares withheld or tendered to satisfy withholding taxes, until the stock ownership requirement is satisfied. All shares beneficially owned by an officer are included in the calculation, provided that shares subject to performance-based vesting conditions and shares subject to unexercised stock options and SARs shall not be included. The shares will be valued at the greater of (i) the average closing price of a share of the Company's Common Stock during the most recent fiscal year and (ii) the closing price on the last day of the most recent fiscal year. The table below sets forth the current stock ownership for each NEO who continues to serve as an executive officer:

	Stock Ownership Guideline	Current Ownership Level
Daniel J. Hanrahan	3x	3.2x
Steven M. Spiegel	2x	1.2x
Eric A. Bakken	2x	2.3x
Norma A. Knudsen	2x	1.4x
Heather L. Passe	1x	0.1x
Doug P. Reynolds	1x	0.1x

        The Committee is responsible for measuring and monitoring compliance with these guidelines.

        In 2011, the Company amended its insider trading policy to prohibit employees, including officers, and directors from engaging in any hedging transactions involving Company stock.

Post-Employment Compensation

        Pursuant to their employment agreements that were entered into or materially amended during fiscal 2013, Mr. Hanrahan, Mr. Speigel and each of our remaining NEOs are entitled to certain compensation and other benefits if their employment terminates due to certain articulated reasons (including in connection with a change in control), as described below under "Summary of Executive Agreements." The employment agreements with our NEOs contain covenants not to compete or solicit, as well as confidentiality provisions, that the Committee considers especially valuable in the event of an executive's termination of employment. Unlike prior employment agreements, the new employment agreements provide for payment of post-termination payments in installments over time, and the payments are conditioned upon signing and not rescinding a release of claims and continuing compliance with the restrictive covenants in the employment agreement. In addition, the severance payments will be offset by any compensation the executive officer receives from other employment during the severance period.

        The Committee and the Board recognize the importance to us and our shareholders of avoiding the distraction and loss of key management personnel that may occur in connection with any rumored or actual change in control of the Company. Accordingly, the Committee and Board have structured change in control provisions to incentivize executives to remain employed while a transaction is under consideration or pending, and not to favor one transaction structure over another merely because of the impact on the executive's compensation.

        These provisions are discussed in the section captioned "Summary of Executive Agreements."

2013 Events Related to Senior Management Changes and Post-Employment Agreements

        As described elsewhere, we entered into new employment agreements with our new Chief Executive Officer and Chief Financial Officer during fiscal 2013. We also adopted a new general form of employment agreement for our other executive officers and signed these new agreements or amended and restated prior agreements to implement these terms with all our executive officers during fiscal 2013.

        In connection with the termination of employment of Mr. Moen in January 2013, we entered into a separation agreement with him, which merely conveyed the terms of the severance he was entitled to receive under his recently amended employment agreement. The purpose of the separation agreement was to ensure a smooth transition and to obtain a general release of legal claims and set forth the continuing restrictive covenants that would apply to Mr. Moen as a condition to his continued receipt of separation payments. The terms of the separation agreement are described in more detail below under "Summary of Executive Agreements—Separation Agreement with Brent Moen, Former Chief Financial Officer."

Deductibility of Executive Compensation

        Code Section 162(m) imposes a $1 million limit on the amount that a public company may deduct for compensation paid to a company's chief executive officer or any of its three other most highly compensated executive officers (other than its chief financial officer) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for "qualifying performance-based" compensation (i.e., compensation paid only if the individual's performance meets pre-established objective goals based on performance criteria approved by shareholders). The Committee's policy is to design compensation programs that further the best interests of the Company and our shareholders and that preserve the tax deductibility of compensation expenses. Non-equity incentive compensation paid to executive officers under the Short Term Plan and stock options and SARs awarded under the Long Term Plan are designed to qualify as performance-based compensation. The Committee also believes, however, that it must maintain the flexibility to take actions which it deems to be in our best interests but which may not qualify for tax deductibility under Section 162(m). In this regard, the Committee recognizes that if the amount of base salary (and any other compensation that is not determined to be performance-based under Section 162(m), such as time-vested restricted stock or guaranteed bonuses for new executives) for any of our executive officers exceeds $1 million, any amounts over $1 million will not be deductible for federal income tax purposes.

        As required under the tax rules, we must obtain shareholder approval of the material terms of the performance goals for qualifying performance-based compensation every five years. We last requested and received shareholder approval of the Short Term Plan in 2009 and of the Long Term Plan in 2010.

Regulatory Considerations

        The Committee considered (i) the impact of the $1 million limit on the deductibility of non-performance based compensation imposed by Code Section 162(m), (ii) the accounting treatment of various types of equity-based compensation under Accounting Standards Codification (ASC) Topic 718, and (iii) the non-deductibility of excess parachute tax payments under Code Section 280G (and the related excise tax imposed on covered employees under Code Section 4999 as described above under "Gross-Up Payments") in its design of executive compensation programs. In addition, the Committee considered other tax and accounting provisions in developing the compensation programs for our NEOs. These included the special rules applicable to non-qualified deferred compensation arrangements under Code Section 409A, as well as the overall income tax rules applicable to various forms of compensation. While the Committee strove to compensate our NEOs in a manner that produced favorable tax and accounting treatment, its main objective was to develop fair and equitable compensation arrangements that appropriately motivate, reward and retain those executives.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with the management of the Company. Based on its review and related discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

James P. Fogarty, Chairman Daniel G. Beltzman Joseph L. ("Joel") Conner Stephen E. Watson David P. Williams Members of the Compensation Committee

 SUMMARY COMPENSATION TABLE

        The following table shows, for each person serving as our principal executive officer and each person serving as our principal financial officer during the fiscal year ended June 30, 2013, and the three other most highly compensated executive officers of Regis in fiscal year 2013, together referred to as the Named Executive Officers or "NEOs," information concerning compensation earned for services in all capacities during each of the fiscal years ended June 30, 2013, June 30, 2012 and June 30, 2011 in which such individuals were named executive officers.

Name and Principal Position	Year	Salary($)(1)	Bonus($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total($)
Daniel J. Hanrahan	2013	801,904	1,062,500	3,716,147	996,000	0	0	260,554	6,837,105
President and Chief Executive Officer(6)
Steven M. Spiegel	2013	275,296	116,667	539,807	94,905	0	0	28,378	1,055,053
Executive Vice President and Chief Financial Officer(7)
Brent A. Moen	2013	159,769	0	121,863	88,478	0	749,379	205,358	1,324,847
Former Chief Financial	2012	312,085	0	50,046	0	38,500	0	166,532	567,163
Officer(8)	2011	280,543	0	92,960	20,032	47,298	32,353	177,472	650,658
Eric A. Bakken	2013	493,488	0	373,384	147,740	0	25,529	154,269	1,194,410
Executive Vice	2012	443,488	0	216,062	0	63,000	282,078	175,967	1,180,595
President, Chief Administrative Officer and General Counsel, Former Interim Chief Executive Officer(9)
Norma A. Knudsen	2013	432,085	0	162,032	118,192	0	34,595	19,367	766,271
Executive Vice	2012	413,678	0	50,046	0	57,566	31,301	184,398	736,989
President, Merchandising
Heather L. Passe	2013	358,335	100,000	121,863	88,478	0	0	14,207	682,883
Senior Vice President and Chief Marketing Officer(10)
Doug P. Reynolds	2013	352,085	4,948	121,863	88,478	0	0	16,803	584,177
Senior Vice President and Chief Information Officer

(1)
Includes amounts provided to the NEOs in the form of a modest perquisite allowance of approximately $25,000 per NEO that primarily covers an automobile allowance. The entire allowance is paid to the NEOS regardless of whether they spend the entire amount on automobile expenses and, therefore, is reported as base salary; however, the allowance amount is not included as base salary for purposes of determining other compensation and benefits amounts.

(2)
Amounts for Messrs. Hanrahan and Spiegel represent payouts of guaranteed bonus payments made pursuant to the terms of the employment agreements with the NEOs as described below under "Summary of Executive Agreements." Amounts for Ms. Passe and Mr. Reynolds represent sign-on payments made in connection with the commencement of their employment.

(3)
Values expressed represent the aggregate grant date fair value of stock or option awards granted in each fiscal year, as computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 for a description of the assumptions used in calculating these amounts. Of the amounts reported for the fiscal year ended June 30, 2013, the following grant date fair value amounts relate to the performance units that were granted, but did not vest and thus were forfeited: Mr. Hanrahan—$919,000; Mr. Spiegel—$93,206; Mr. Moen—$81,791; Mr. Bakken—$136,012; Ms. Knudsen—$108,902; Ms. Passe—$81,791; and Mr. Reynolds—$81,791. The grant date fair values of these awards assumed that the target level achievement would be attained. If the grant date fair values had been calculated assuming the maximum level of achievement, the grant date fair values would have been: Mr. Hanrahan—$1,838,000; Mr. Spiegel—$186,412; Mr. Moen—$163,582; Mr. Bakken—$272,024; Ms. Knudsen—$217,804; Ms. Passe—$163, 582; and Mr. Reynolds—$163,582. The value for Mr. Hanrahan also includes his special one-time restricted stock grant valued at $2,126,297.

(4)
Amounts represent the change in the present value of benefits under the pension plans.

(5)
The following table sets forth All Other Compensation amounts by type:

Name	Deferred Compensation Company Match and Profit-Sharing Contribution ($)	Dividends and Dividend Equivalents on Stock and Option Awards ($)	Life Insurance Premiums ($)	Severance ($)	Total All Other Compensation ($)(a)
Daniel J. Hanrahan	37,500	39,156	0	0	260,554
Steven M. Spiegel	12,500	3,263	0	0	28,378
Brent A. Moen(b)	12,550	1,932	0	188,283	205,358
Eric A. Bakken	37,500	9,997	106,168	0	154,269
Norma A. Knudsen	7,196	5,708	0	0	19,367
Heather L. Passe	13,281	537	0	0	14,207
Doug P. Reynolds	15,750	537	0	0	16,803

(a)
Total All Other Compensation for Mr. Hanrahan, Mr. Spiegel, Mr. Moen, Mr. Bakken, Ms. Knudsen, Ms. Passe and Mr. Reynolds also includes $183,898, $12,615, $2,593, $604, $6,463, $389 and $516 of perquisites, respectively, which primarily relate to medical benefits, including the reimbursement of co-pay and other out-of-pocket expenses. Mr. Hanrahan's Total All Other Compensation also includes $174,555 of relocation expenses.

(b)
The severance amount for Mr. Moen includes a cash payment of $26,827 for accrued vacation time made in connection with his termination on January 4, 2013. The severance amounts for Mr. Moen are described below under "Summary of Executive Agreements—Separation Agreement with Brent Moen, Former Chief Financial Officer."
(6)
Mr. Hanrahan was appointed Chief Executive Officer effective August 6, 2012.

(7)
Mr. Spiegel was appointed Executive Vice President and Chief Financial Officer effective December 3, 2012.

(8)
Mr. Moen's employment terminated effective January 4, 2013.

(9)
Mr. Bakken was appointed Chief Administrative Officer effective April 29, 2013, and he also served as interim principal executive officer from July 1, 2012 until August 6, 2012.

(10)
Ms. Passe commenced employment on July 23, 2012.

 GRANTS OF PLAN-BASED AWARDS IN 2013

        The following table sets forth certain information concerning plan-based awards granted to the Named Executive Officers during the fiscal year ended June 30, 2013. No options were repriced or materially modified during the fiscal year.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)						All Other Stock Awards: Number of Shares of Stock or Units(#)(2)	All Other Option Awards: Number of Securities Underlying Options(#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock & Option Awards ($)(3)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(3)		Target (#)		Maximum (#)
Daniel J. Hanrahan				1,062,500
	09/28/12	08/21/12				11,750	(4)	50,000	(4)	100,000	(4)				919,000
	08/31/12	08/21/12						20,000	(5)						220,600
	08/31/12	08/21/12										118,062			2,126,297
	08/31/12	08/21/12										25,000			450,250
	08/31/12	08/21/12											150,000	18.01	996,000
Steven M. Spiegel				275,296
	12/03/12	11/28/12				1,332	(4)	5,666	(4)	11,332	(4)				93,206
	12/03/12	11/28/12										24,316			399,998
	12/03/12	11/28/12										2,833			46,603
	12/03/12	11/28/12											15,482	16.45	94,905
Brent A. Moen(6)			32,783	139,500	279,000
	09/28/12	08/21/12				1,046	(4)	4,450	(4)	8,900	(4)				81,791
	08/31/12	08/21/12										2,225			40,072
	08/31/12	08/21/12											13,325	18.01	88,478
Eric A. Bakken			52,875	225,000	450,000
	09/28/12	08/21/12				1,739	(4)	7,400	(4)	14,800	(4)				136,012
	08/31/12	08/21/12										9,480			170,735
	08/31/12	08/21/12										3,700			66,637
	08/31/12	08/21/12											22,250	18.01	147,740
Norma A. Knudsen			42,300	180,000	360,000
	09/28/12	08/21/12				1,392	(4)	5,925	(4)	11,850	(4)				108,902
	08/31/12	08/21/12										2,950			53,130
	08/31/12	08/21/12											17,800	18.01	118,192
Heather L. Passe			35,671	151,792	303,584
	09/28/12	08/21/12				1,046	(4)	4,450	(4)	8,900	(4)				81,791
	08/31/12	08/21/12										2,225			40,072
	08/31/12	08/21/12											13,325	18.01	88,478
Doug P. Reynolds			33,311	141,750	283,500
	09/28/12	08/21/12				1,046	(4)	4,450	(4)	8,900	(4)				81,791
	08/31/12	08/21/12										2,225			40,072
	08/31/12	08/21/12											13,325	18.01	88,478

(1)
These amounts represent the potential target bonus amounts available to our executives for fiscal 2013 under the Short Term Plan as described under "Annual Non-Equity Incentive Compensation" in the CD&A section of this Proxy Statement. As described above in the CD&A, no amounts were earned under these awards for fiscal 2013, except for the guaranteed bonus amounts paid to Messrs. Hanrahan and Spiegel reported as the target amounts above.

(2)
The option and stock awards were granted under the Long Term Plan.

(3)
Amounts are computed in accordance with FASB ASC Topic 718.

(4)
These amounts represent the threshold, target and maximum number of performance units available to our executives with respect to the fiscal 2013 performance unit award for the performance period ending June 30, 2013. As described above in the CD&A, no amounts were under these performance units for fiscal 2013, and the awards were forfeited.

(5)
This amount represents the number of restricted stock units awarded to Mr. Hanrahan that will vest and become non-forfeitable if our Common Stock price (as reported on the NYSE) equals or exceeds $35.00 for any consecutive 20-day period until August 6, 2017. The restricted stock units terminate if they do not vest prior to August 6, 2017. Each restricted stock unit entitles Mr. Hanrahan to receive one share of our Common Stock at the time of vesting without payment of an exercise price or other consideration.

(6)
The amounts for Mr. Moen represent the bonus opportunity and equity incentive opportunity he would have been eligible to receive if he had remained employed for the entire fiscal year. Because his employment terminated prior to the end of the fiscal year, he was ultimately entitled to receive only a prorated payout based on his period of employment during the fiscal year; however, since the performance goals were not attained, there were no bonus or performance unit payouts for fiscal 2013.

Summary of Terms of Equity Awards

        The terms of the equity awards granted as part of the long-term incentives for fiscal 2013 are summarized below:

  •
  Performance Units—The performance-based vesting terms of the performance units are described above in the CD&A under "—Long-Term Incentive Decisions for Fiscal 2013." In the event of a termination of employment, the performance units are generally forfeited; provided, however, that a pro-rated amount of the performance units will payout at the target level upon a participant's death or disability and a pro-rated amount of the performance units will payout based on actual performance at the end of the performance period upon a participant's retirement, which is defined to mean termination at age 62 or after age 55 with 15 years or more of continuous service. Similarly, in the event of a change in control, a pro-rated amount of the performance units will payout at the target level. The performance units earn dividend equivalents, but have no voting rights.

  •
  SARs—The SARs vest as to one-third of the shares on each of the first three anniversaries of the date of grant and settle in the form of shares of Common Stock. In the event of a termination of employment, the SARs are generally forfeited; provided, however, that vesting is accelerated in the event of death, disability, retirement (defined as described above for performance units) and a change in control. The participant or his or her successor has one year to exercise the SARs in the event of death or disability and 90 days in the event of retirement. The SARs do not have any voting or dividend rights until the shares are vested and exercised.

  •
  Restricted Stock Units—The restricted stock units vest as to one-third of the shares on each of the first three anniversaries of the date of grant. In the event of a termination of employment, the restricted stock units are generally forfeited; provided, however, that the vesting is accelerated in the event of death, disability or a change in control and a pro-rated amount of the units will vest in the event of retirement (defined as described above for performance units). The restricted stock units earn dividend equivalents, but have no voting rights. The special equity grants issued to Mr. Hanrahan in the form of performance-based restricted stock units and restricted stock in connection with his appointment as Chief Executive Officer, which are described in the CD&A under "—Long-Term Incentive Decisions for Fiscal 2013" vest in full in the event of death, disability, termination without cause, termination for good reason and a change in control.

 OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

        The following table sets forth certain information concerning equity awards outstanding to the Named Executive Officers at June 30, 2013.

	Option Awards					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)(3)
Daniel J. Hanrahan	0	150,000	(8)	18.01	08/31/22
						25,335	(8)	416,008
						119,646	(13)	1,964,589
									20,268	(15)	332,806
Steven M. Spiegel	0	15,482	(10)	16.45	12/03/22
						2,852	(10)	46,823
						24,475	(14)	401,885
Eric A. Bakken	1,250	0		42.79	05/26/14
	1,250	0		35.49	05/03/15
	2,500	0		35.33	04/27/16
	3,200	0		39.04	04/26/17
	3,200	0		28.57	04/24/18
	12,400	3,100	(4)	19.14	04/30/19
	2,520	1,680	(5)	18.90	04/29/20
	1,680	2,520	(7)	16.60	04/28/21
	0	22,250	(8)	18.01	08/31/22
						3,266	(4)	53,636
						3,089	(6)	50,719
						4,588	(7)	75,328
						12,448	(11)	204,389
						3,750	(8)	61,569
						9,607	(9)	157,750
Norma A. Knudsen	2,500	0		42.79	05/26/14
	2,500	0		35.49	05/03/15
	2,500	0		35.33	04/27/16
	4,200	0		39.04	04/26/17
	4,200	0		28.57	04/24/18
	16,000	4,000	(4)	19.14	04/30/19
	2,520	1,680	(5)	18.90	04/29/20
	1,680	2,520	(7)	16.60	04/28/21
	0	17,800	(8)	18.01	08/31/22
						4,215	(4)	69,207
						3,089	(6)	50,719
						4,588	(7)	75,328
						2,898	(12)	47,583
						2,990	(8)	49,089
Heather L. Passe	0	13,325	(8)	18.01	08/31/22
						2,255	(8)	37,025
Doug P. Reynolds	0	13,325	(8)	18.01	08/31/22
						2,255	(8)	37,025

(1)
Stock awards numbers include accrued dividend equivalents where applicable.

(2)
All awards of stock options and SARs expire ten years after the date of grant.

(3)
Value based on a share price of $16.42, which was the last reported sale price for a share of our Common Stock on the NYSE on June 28, 2013.

(4)
Award vests as to 20% of the shares covered by the award on each of the first five anniversaries of the date of grant, which was April 30, 2009.

(5)
Award vests as to 20% of the shares covered by the award on each of the first five anniversaries of the date of grant, which was April 29, 2010.

(6)
Award vests as to 20% of the shares covered by the award on each of the first five anniversaries of the date of grant, which was April 30, 2010.

(7)
Award vests as to 20% of the shares covered by the award on each of the first five anniversaries of the date of grant, which was April 28, 2011.

(8)
Awards vest as to 33% of the shares covered by the award on each of the first three anniversaries of the date of grant, which was August 31, 2012.

(9)
Award vests as to 30% of the shares covered by the award on each of the first two anniversaries of the date of grant, which is August 31, 2012, and 20% of the shares covered by the award on each of the third and fourth anniversaries of the date of grant.

(10)
Awards vest as to 33% of the shares covered by the award on each of the first three anniversaries of the date of grant, which was December 3, 2012.

(11)
Award vests in full on February 1, 2014.

(12)
Award vests in full on March 1, 2014.

(13)
Award vests in full on August 31, 2017.

(14)
Award vests in full on December 3, 2017.

(15)
Award vests in full if our Common Stock price (as reported on the NYSE) equals or exceeds $35.00 for any consecutive 20-day period until August 6, 2017. The restricted stock units terminate if they do not vest prior to August 6, 2017.

 2013 OPTION EXERCISES AND STOCK VESTED

        The following table sets forth certain information concerning options and SARs exercised and stock vested during fiscal 2013 for the Named Executive Officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Daniel J. Hanrahan	0	0	0	0
Steven M. Spiegel	0	0	0	0
Brent A. Moen	38	1,043	0	0
Eric A. Bakken	0	0	6,998	129,891
Norma A. Knudsen	0	0	8,155	151,367
Heather L. Passe	0	0	0	0
Doug P. Reynolds	0	0	0	0

(1)
The number of shares acquired on vesting of stock awards includes shares that were forfeited for withholding tax obligations. The number of shares forfeited for each Named Executive Officer is reported below:

Name	Number of Shares Used to Pay Taxes on Vested Awards (#)
Daniel J. Hanrahan	0
Steven M. Spiegel	0
Brent A. Moen	0
Eric A. Bakken	2,326
Norma A. Knudsen	2,838
Heather L. Passe	0
Doug P. Reynolds	0

Summary of Executive Agreements

Employment Agreement with Daniel J. Hanrahan, Chief Executive Officer

        We are party to an employment agreement dated August 31, 2012 (the "Agreement") with our Chief Executive Officer, Daniel J. Hanrahan. Key provisions in Mr. Hanrahan's Agreement include:

  •
  Base Salary—Mr. Hanrahan will receive an annual base salary of $850,000 through June 30, 2014. Thereafter, Mr. Hanrahan's base salary will be subject to annual review by the Compensation Committee.

  •
  Bonus—Mr. Hanrahan will be eligible for an annual incentive award equal to 125% of his then-current base salary for achievement of target performance, but which may be less than or greater than 125% of his base salary for actual performance that is less than or greater than target, respectively. Mr. Hanrahan has been guaranteed an award payout equal to 125% of his base salary (i.e., $1,062,500) for the Company's fiscal year ending June 30, 2013.

  •
  Long-Term Incentives—Mr. Hanrahan is entitled to participate in the Company's long-term equity incentive program on the same basis as the Company's other executive officers, with the value of the awards being set annually by the Compensation Committee. For the Company's fiscal year ending June 30, 2013, he received equity awards with a targeted value of $2,250,000, which consisted of 20% (i.e., $450,00) restricted stock units, 40% (i.e., $900,000) performance unit awards and 40% (i.e., $900,000) SARs, consistent with the Company's equity compensation program for senior executives for fiscal 2013.

  •
  Sign-On Incentives—In addition to his participation in the Company's long-term equity incentive program, Mr. Hanrahan received two special equity awards upon his commencement of employment. The first grant consists of 118,062 shares of restricted stock that will vest in full at the end of five years. The second grant consists of 20,000 restricted stock units that will vest if the Company's stock trades at or above $35 for 20 consecutive trading days at some time during the five year period beginning with his commencement of employment.

  •
  Life Insurance and Other Benefits—During Mr.Hanrahan's employment, life insurance and health and welfare benefits are provided on the same basis as for other executive officers.

  •
  Relocation Expenses—In connection with Mr. Hanrahan's appointment as Chief Executive Officer of the Company and his related relocation from Miami, Florida to Minneapolis, Minnesota, Mr. Hanrahan was entitled to be reimbursed for certain of his relocation expenses including, in particular: (i) the reasonable costs of moving his household goods and personal effects to the Minneapolis/St. Paul, Minnesota metropolitan area by one or more agreed-upon vendors; (ii) the reasonable cost for temporary housing for Mr. Hanrahan and his immediate family for up to six months after his employment commencement date; (iii) the actual costs of Mr. Hanrahan's real estate brokerage and related fees and closing costs in connection with the sale of his primary residence in Miami, Florida; and (iv) an amount equal to one-half of any loss on the sale of the primary residence in Miami, Florida (provided that the total amount payable with respect to the loss (if any) on the sale of Mr. Hanrahan's primary residence be capped at $100,000). Mr. Hanrahan was reimbursed a total of $174,555 for relocation expenses in fiscal 2013.

  •
  Termination of Employment Payments, Benefits and Other Obligations—The following section separately addresses benefits provided to Mr. Hanrahan upon death or disability, termination without cause or for good reason, termination for cause or without good reason and termination after a change in control.

  •
  Death or Disability. Mr. Hanrahan is entitled to his accrued compensation and obligations, including pro rata bonus for year of termination. Pursuant to standard provisions for such awards, Mr. Hanrahan will receive full vesting of any unvested stock option, restricted stock/restricted stock units and other incentive awards.

  •
  Dismissal without Cause within First Three Years of Employment. If Mr. Hanrahan is terminated during the first three years of his employment, he will receive severance equal to his base salary for the balance of that initial three year term, with a minimum of one year of base salary, and the amount of any bonus he would have earned in the year of termination (based on actual performance) had he remained employed and the amount of any bonus he would have earned in any subsequent year during the initial three-year period (based on actual performance and assuming consistent threshold, target and maximum award amounts). He will also be entitled to receive a bonus for the year of termination if he is terminated after the end of the fiscal year but before payment of the bonus.

  •
  Dismissal without Cause or Resignation for Good Reason After Initial Three Year Period. If Mr. Hanrahan's employment is terminated without cause or he terminates for good reason after the initial three year term of his employment, he will receive severance in the amount of one times his annual base salary plus the amount of any bonus he would have earned in the year of termination (based on actual performance) had he remained employed. If Mr. Hanrahan's employment is terminated without cause or he terminates for good reason after the initial three year term of his employment, he will also receive up to a maximum of 18 months of benefits continuation payments.

    •
    Dismissal for Cause or Resignation without Good Reason. Mr. Hanrahan is entitled to accrued compensation and obligations where dismissal is for Cause. Severance benefits are not payable in the event of a termination of employment for cause.

    •
    Dismissal without Cause or Resignation for Good Reason in Connection with a Change in Control. If Mr. Hanrahan's employment is terminated without cause or if he terminates for good reason within 24 months following a change of control, then Mr. Hanrahan will receive an amount equal to two times base salary plus two times the target annual bonus for the year of termination, subject to reduction pursuant to the "best of net" provisions in his employment agreement.

  •
  Provision for Offset of Severance—The severance payments will be paid over the course of the severance period and offset by any compensation Mr. Hanrahan receives from other employment during the severance period. The severance payments are also contingent upon signing and not rescinding a release and complying with certain non-competition and non-solicitation provisions.

  •
  Restrictive Covenants—Mr. Hanrahan is subject to restrictive covenants prohibiting the disclosure or use of confidential information, along with two-year covenants regarding non-competition and non-solicitation of employees. Our remedies for violation of restrictive covenants include injunctive relief and forfeiture of severance benefits.

  •
  Mandatory Arbitration—Disputes arising under Mr. Hanrahan's Employment Agreement are to be resolved by binding arbitration.

Employment Agreement with Steven M. Spiegel, Executive Vice President and Chief Financial Officer

        We are party to an employment agreement dated November 28, 2012 (the "Agreement") with our Executive Vice President and Chief Financial Officer, Steven M. Spiegel. Key provisions in Mr. Spiegel's Agreement include:

  •
  Base Salary—Mr. Spiegel received an annual base salary of $400,000 through June 30, 2013. Thereafter, Mr. Spiegel's base salary is subject to annual review by the Compensation Committee.

  •
  Bonus—Mr. Spiegel will be eligible for an annual incentive award equal to 50% of his then-current base salary for achievement of target performance, but which may be less than or greater than 125% of his base salary for actual performance that is less than or greater than target, respectively. Mr. Spiegel has been guaranteed an award payout equal to 50% of his base salary for the Company's fiscal year ending June 30, 2013, prorated for the portion of the fiscal year from December 1, 2012 through June 30, 2013 (i.e., $233,333).

  •
  Long-Term Incentives—Mr. Spiegel is entitled to participate in the Company's long-term equity incentive program on the same basis as the Company's other executive officers, with the value of the awards being set annually by the Compensation Committee. For the Company's fiscal year ended June 30, 2013, he received equity awards with a targeted value of $233,000, which consists of 20% restricted stock units, 40% performance unit awards and 40% SARs.

  •
  Sign-On Incentives—In addition to his participation in the Company's long-term equity incentive program, Mr. Spiegel received a special equity award of restricted stock units having a value equal to $400,000 that will vest in full at the end of five years, provided he is still employed with the Company on such date.

  •
  Life Insurance and Other Benefits—During Mr. Spiegel's employment, life insurance and health and welfare benefits are provided on the same basis as for other executive officers.

  •
  Commuting Expenses—During his period of employment and continuing until the earlier of (i) July 1, 2016 or (ii) such time as Mr. Spiegel moves his permanent residence from the Chicago, Illinois area to the Minneapolis/St. Paul, Minnesota metropolitan area, Mr. Spiegel is entitled to be reimbursed for one round-trip airline ticket from Chicago, Illinois to Minneapolis, Minnesota for each week that such travel is completed during this period.

  •
  Relocation Expenses—At such time as Mr. Spiegel moves his permanent residence from the Chicago, Illinois area to the Minneapolis/St. Paul, Minnesota metropolitan area, Mr. Spiegel is entitled to be reimbursed for certain of his relocation expenses including, in particular: (i) the reasonable costs of moving his household goods and personal effects to the Minneapolis/St. Paul, Minnesota metropolitan area by one or more agreed-upon vendors; (ii) the reasonable cost for temporary housing for Mr. Spiegel and his immediate family for up to six months in relation to the relocation; and (iii) the actual costs of Mr. Spiegel's real estate brokerage and related fees and closing costs in connection with the sale of his primary residence in Chicago, Illinois, provided that the total amount of relocation expenses payable with respect to Mr. Spiegel's relocation to Minneapolis/St. Paul, Minnesota metropolitan area be capped at $75,000.

  •
  Termination of Employment Payments, Benefits and Other Obligations—The following section separately addresses benefits provided to Mr. Spiegel upon death or disability, termination without cause or for good reason, termination for cause or without good reason and termination after a change in control.

  •
  Death or Disability. Mr. Spiegel is entitled to his accrued compensation and obligations, including pro rata bonus for year of termination. Pursuant to standard provisions for such awards, Mr. Spiegel will receive full vesting of any unvested stock option, restricted stock/restricted stock units and other incentive awards.

  •
  Dismissal without Cause or Resignation for Good Reason Prior to or More than Twenty Four Months Following a Change In Control. If Mr. Spiegel is terminated without cause or if he terminates for good reason, he will receive an amount equal to one times his annual base salary plus a prorated portion of any bonus he would have earned for the year of termination (based on actual performance, or, in the case of fiscal 2013, his guaranteed bonus described above), plus 12 months of benefits continuation coverage. The severance payments are contingent upon signing and not rescinding a release and complying with certain non-competition and non-solicitation provisions.

  •
  Dismissal for Cause or Resignation without Good Reason. Mr. Spiegel is entitled to accrued compensation and obligations where dismissal is for Cause. Severance benefits are not payable in the event of a termination of employment for cause.

  •
  Dismissal without Cause or Resignation for Good Reason in Connection with a Change in Control. If Mr. Spiegel's employment is terminated without cause or if he terminates for good reason within 24 months following a change of control, then he will receive an amount equal to two times his annual base salary plus two times the target annual bonus for the year of termination, plus, if such termination is after June 30, 2013 but is prior to payment of his fiscal 2013 guaranteed bonus, such guaranteed bonus, as well as up to 18 months of benefits continuation payments, subject to reduction pursuant to the "best of net" provisions in his employment agreement.

  •
  Provision for Offset of Severance—The severance payments will be paid over the course of the severance period and offset by any compensation Mr. Spiegel receives from other employment during the severance period.

  •
  Restrictive Covenants—Mr. Spiegel is subject to restrictive covenants prohibiting the disclosure or use of confidential information, along with two-year covenants regarding non-competition and non-solicitation of employees. Our remedies for violation of restrictive covenants include injunctive relief and forfeiture of severance benefits.

  •
  Mandatory Arbitration—Disputes arising under Mr. Spiegel's Employment Agreement are to be resolved by binding arbitration.

Employment Agreements with Remaining Named Executive Officers

        We are also party to employment agreements with our Executive Vice President and Chief Administrative Officer (Eric Bakken), our former Chief Financial Officer (Brent Moen), our Executive Vice President, Merchandising (Norma Knudsen), our Chief Marketing Officer (Heather Passe) and our Chief Information Officer (Doug Reynolds). Mr. Moen's employment terminated on January 4, 2013. Mr. Moen's separation was governed by a separation agreement described below.

        The employment agreements for Mr. Bakken, Mr. Moen, Ms. Knudsen, Ms. Passe and Mr. Reynolds are summarized below, including the key differences in their respective employment agreements:

  •
  Base Salary—Base salaries of each executive officer are as determined by the Committee from time to time. Their fiscal 2013 base salaries were: Mr. Bakken, $450,000; Mr. Moen, $310,000; Ms. Knudsen, $400,000; Ms. Passe, $360,000 and Mr. Reynolds, $315,000.

  •
  Bonus—Each executive officer is eligible for an annual performance bonus as determined under the provisions of the Short Term Plan.

  •
  Long-Term Incentives—Each executive officer is eligible to participate on the same basis as other executive officers under the Long Term Plan. Equity awards were granted to Mr. Bakken, Mr. Moen, Ms. Knudsen, Ms. Passe and Mr. Reynolds in fiscal 2013. In addition, Mr. Bakken received a special grant of 9,480 restricted stock units to compensate him for the elimination of certain tax gross-up payments. In connection with Mr. Moen's termination of employment on January 4, 2013, his long-term incentive awards for fiscal 2013 were forfeited as unvested.

  •
  Severance Benefits Upon Termination Prior To or More Than Twenty-Four Months Following a Change In Control—Each executive officer is entitled to severance if the executive officer is terminated without cause or the executive officer terminates for good reason. In that event, the executive would receive an amount equal to one times annual base salary (or, in the case of a termination of Ms. Passe's employment during the first two years of her employment, one and one-half times her annual base salary) plus a prorated portion of any bonus the executive officer would have earned for the year of termination (based on actual performance). The executive officer would also receive up to 12 months of benefits continuation payments. The severance payments are also contingent upon signing and not rescinding a release and complying with certain non-competition and non-solicitation provisions.

  •
  Severance Benefits in Connection with a Change In Control—If the executive officer's employment is terminated without cause or terminates for good reason within 24 months following a change of control, then the executive officer receives an amount equal to two times annual base salary plus two times the target annual bonus for the year of termination. The executive officer would also receive up to 18 months of benefits continuation payments.

  •
  Provision for Offset of Severance—The severance payments will be paid over the course of the severance period and offset by any compensation an executive officer receives from other employment during the severance period.

  •
  Retirement Benefits—Pursuant to certain grandfathered provisions of their employment agreements, upon retirement (at or after age 65), Mr. Bakken, Mr. Moen and Ms. Knudsen are entitled to receive a lump sum cash payment equal to the present value of a hypothetical annuity of monthly payments which are equal to the greater of $5,000 or 40% of their respective five-year average monthly compensation for the five-year period ending June 30, 2012 (i.e., July 1, 2007 through June 30, 2012), excluding bonuses (subject to a 20-year vesting schedule), to be paid for 240 months. Mr. Bakken's, Mr. Moen's and Ms. Knudsen's agreements provide that they will be entitled to the fully vested benefit if his or her employment is terminated without Cause or if he or she terminates for Good Reason at any time, and each executive officer's agreement provides that they will be entitled to the fully vested benefit if his or her employment terminates for any reason other than for Cause within two years of a Change in Control. Additionally, upon any termination of the executive officer's employment following a Change in Control (except for Cause), he or she receives (i) the same retirement benefits described below, except that the lump-sum is equal to the sum of the payments due, determined as if he or she is fully vested, and (ii) a lump sum payment of any unpaid amounts described below under "Life Insurance."

    Each executive officer has the option to elect to receive his or her retirement benefit in the form of the 240 monthly payments rather than the lump sum, provided that such election is made in accordance with the requirements described in their employment agreement and consistent with Code Section 409A. In addition to the possibility for reduction based on: (i) the vesting schedule, and/or (ii) the present value discount for a lump sum payment, an executive's retirement benefit is subject to further discount if paid prior to age 65 (an "Early Retirement"). If payment is made in connection with an Early Retirement, the hypothetical annuity of 240 monthly payments is discounted by first calculating the benefit as an annuity starting at age 65, and then converting it to an immediate commencement annuity using the yield to maturity of 30-year U.S. Treasury Notes as of June 30, 2012 (2.76%).

    If any executive officer dies before receiving full payment of his or her retirement benefit, payment will be made in a lump sum or monthly payments will continue, as applicable, to his or her designated beneficiary (or his or her estate). If any executive officer becomes disabled, he or she will receive monthly payments beginning six months after his disability begins and continuing until the earlier of his or her death or attainment of age 65, or until he ceases to be disabled, in an amount equal to his monthly benefit. At death or attainment of age 65, he or she (or his or her beneficiary) will receive the benefit described above under "Retirement Benefits." No retirement benefits are payable in the event of termination of employment for Cause. In connection with his retirement, Mr. Moen received a lump sum payment of $828,435 on August 2, 2013, based on his vested monthly benefit (based on 100% vesting for his years of service) of $7,633 and a 30-year U.S. Treasury Notes rate of 2.76%.

    Under the new employment agreements signed by Mr. Moen, Mr. Bakken and Ms. Knudsen effective August 31, 2012, we froze vesting in these retirement benefits as of June 30, 2012, subject to the continued right to full acceleration in the event of termination without Cause or termination for Good Reason, as described above. As indicated, we also limited the calculation of the monthly benefit to the executive's five-year average monthly base salary as of June 30, 2012.

  •
  Life Insurance—We have agreed to pay premiums for a total of ten years on the existing policies insuring the lives of certain of our executive officers who were entitled to such benefits and were employed by the Company as of June 30, 2012. In connection with his termination from employment on January 4, 2013, no payments were made by the Company in fiscal 2013 on the policy for Mr. Moen. In addition, prior to fiscal 2013, the tenth and final payment had been made on the policy for Ms. Knudsen, and therefore the Company's commitment with respect to such policy payments has been satisfied. As of June 30, 2013, we have made the following number of payments on the policy for Mr. Bakken: seven payments on one policy and nine payments on a second policy. As of June 30, 2013, the aggregate face amount of Mr. Bakken's policies is approximately $3.2 million. In addition, if Mr. Bakken's employment terminates for any reason other than for Cause within two years of a Change in Control, he is entitled to a lump sum payment of any unpaid life insurance premium amounts.

  •
  Health, Welfare and Other Benefits—During each executive officer's employment, health and welfare benefits are provided on the same basis as for other executive officers.

  •
  Restrictive Covenants—The executive officers are subject to a 24-month non-compete and non-solicitation restrictive covenants. Our remedies for violation of the restrictive covenant include our ability to cease making further payments of retirement and severance benefits. Under the new employment agreements with the executive officers, severance payments will be made over time, as opposed to payment in a lump sum, which provides enhanced enforceability of the restrictive covenants.

  •
  Mandatory Arbitration—Disputes arising under the executive officers' employment agreements are to be resolved by binding arbitration.

Definitions under Executive Agreements

        Certain of the terms used in the executive agreements as in effect during fiscal 2013 are defined below:

  •
  Cause—Acts resulting in a felony conviction that is materially detrimental to the financial interests of the Company; willful nonperformance by the executive of his material employment duties (other than by reason of physical or mental incapacity) after reasonable notice to the executive and reasonable opportunity (not less than 30 days) to cease such non-performance; or willful engagement in fraud or gross misconduct that is materially detrimental to the financial interests of the Company.

  •
  Change in Control—A person is or becomes the beneficial owner of 20% or more of the outstanding common stock or outstanding voting securities of the Company; consummation of a merger or consolidation of the Company, a statutory share exchange or an acquisition of all or substantially all of the Company's assets unless the beneficial owners of the Company's outstanding voting securities immediately prior to the transaction beneficially own more than 50% of the voting power of the outstanding voting securities of the surviving entity in substantially the same proportions; or the incumbent directors cease to constitute at least a majority of the Board.

  •
  Good Reason—Assignment to the executive of duties inconsistent with his status or any adverse alteration in the executives reporting responsibilities, titles or offices; a material reduction of the executive's base salary; failure by the Company to continue any compensation plan, bonus or incentive plan; material breach of the agreement by the Company; requirement that the executive's principal place of employment be relocated by more than 30 miles from the Company's current address; or the Company's failure to obtain an agreement from any successor entity to assume the Company's obligations under the agreement.

  •
  Disability—Physical or mental disability or health impairment that prevents the effective performance by the executive of his duties on a full time basis.

Separation Agreement with Brent Moen, Former Chief Financial Officer

        As referenced above, Mr. Moen's employment with the Company was terminated effective as of January 4, 2013. In connection with such termination, we have entered into a Separation and

Non-Disparagement Agreement and General Release with Mr. Moen, the key provisions of which are described below. The separation agreement merely restated the terms of his prior employment agreement as they pertained to termination of Mr. Moen's employment. The separation agreement did not provide any additional or accelerated benefits from what he was entitled to receive under his employment agreement.

  •
  Severance Compensation—Mr. Moen received severance compensation of $310,000 in 12 equal monthly installments commencing after the release rescission period. The severance amount represents one year of Mr. Moen's base salary exclusive of his perquisite allowance amount ordinarily included as base salary.

  •
  Bonus—Mr. Moen was entitled to receive a bonus payment pursuant to the Short Term Plan for fiscal 2013, prorated for a period of seven months during which Mr. Moen was employed, with payment made at the same time as payments were made to all eligible executives. No bonus payment was made to Mr. Moen for fiscal 2013 as the Company failed to meet the performance goals established for a payout under the Short Term Plan for fiscal 2013.

  •
  Long-Term and Equity Incentives—Pursuant to the terms of the Long Term Plan, Mr. Moen's unvested restricted stock, restricted stock units, performance unit, stock option and stock appreciation right awards were forfeited. Under the terms of the Long Term Plan, Mr. Moen was allowed to exercise his vested, unexercised stock options and SARs for a period of 90 days following his termination date. During such 90-day period, Mr. Moen exercised 640 SARs and was issued 38 shares of the Company's Common Stock. Other than the 640 exercised SARs, all remaining options and SARs expired unexercised prior to June 30, 2013.

  •
  Retirement Benefits—Pursuant to the terms of Mr. Moen's employment agreement with us, Mr. Moen received a lump sum cash payment of his retirement benefit (see discussion under the supplemental retirement benefit portion of the "Retirement Plans and Arrangements" section below) based on a fully vested monthly benefit, discounted as provided under the terms of his employment agreement and paid the first day of the seventh month following the termination date. In connection with his termination from employment with the Company on January 4, 2013, Mr. Moen's retirement benefit was paid to him on August 2, 2013 in the amount of $828,435.

  •
  Health and Welfare Benefits—We agreed to reimburse Mr. Moen for the employer portion of Mr. Moen's COBRA premiums for health and dental for a period of 12 months, provided that such reimbursement will cease if Mr. Moen were to become eligible for health or dental under another employer's plan or under certain other circumstances.

  •
  Covenants—As part of the separation agreement, Mr. Moen is subject to a general non-disparagement clause, a release of legal claims against the Company, and 24-month non-compete and non-solicitation restrictive covenants.

Retirement Plans and Arrangements

        Historically, we have provided the Named Executive Officers with participation in a nonqualified supplemental retirement benefit and the Executive Retirement Savings Plan.

        Nonqualified Supplemental Retirement Benefit:    Prior to fiscal 2013, we offered senior executives a nonqualified supplemental executive retirement benefit that is funded through key personal life insurance policies. The retirement benefit is included within the terms of an executive's employment agreement with the Company and provides for a lump sum payment upon retirement in an amount equal to the present value of a hypothetical annuity of 240 monthly payments which are equal to the executive's vested percentage multiplied by the greater of (i) 40% of the executive's average monthly compensation for the 60-month period preceding June 30, 2012 and (ii) $5,000. The present value of the annuity is determined using an interest rate equal to the yield to maturity of 30-year U.S. Treasury Notes as of June 30, 2012 (2.76%). An executive's vested percentage is determined under a 20-year vesting schedule based on the executive's completed years of service, with vesting commencing at 5% after seven years of service and the executive becoming fully vested after 20 years of service.

        Under their employment agreements, executives had the option to elect to receive their retirement benefit in the form of an annuity (i.e., the 240 monthly payments) rather than the lump sum, provided that such election be made in accordance with the requirements described in their employment agreement. With regard to the employment agreements with a supplemental retirement benefit, all of the executives who have such an agreement have elected to receive their benefit in the form of a lump sum.

        In addition to the possibility for reduction based on: (i) the vesting schedule, and/or (ii) the present value discount for a lump sum payment, an executive's retirement benefit is subject to further discount if paid prior to age 65 (an "Early Retirement"). If payment is made in connection with an Early Retirement, the hypothetical annuity of 240 monthly payments is discounted by first calculating the benefit as an annuity starting at age 65, and then converting it to an immediate commencement annuity using the yield to maturity of 30-year U.S. Treasury Notes as of June 30, 2012 (2.76%). Subject to timing requirements as set forth in the executive's employment agreement, executives have the option to elect, at least 12 months prior to their Early Retirement, to defer receipt of their retirement benefit, and therefore to receive a larger benefit.

        The nonqualified supplemental retirement benefit was designed to recognize long-term service with Regis and as a retention tool through the vesting schedule and discounting provisions. The nonqualified supplemental retirement benefit is forfeited upon an executive's termination for Cause (as defined in the executive's employment agreement). For Mr. Moen, Mr. Bakken and Ms. Knudsen, any termination of their employment without Cause or for Good Reason (each as defined in the executive's employment agreement) will result in the executive becoming fully vested in the entire benefit.

        Effective June 30, 2012, we froze the supplemental retirement benefit. Executives who were not vested in any portion of their retirement benefit on such date will never vest in that benefit. In addition, executives with vested benefits had their benefits frozen such that they will not be entitled to further vesting credit for continued employment and the calculation of the benefit payable will be based on the 60-month period preceding June 30, 2012 (as opposed to the 60-month period preceding the date of termination). We also froze the interest rate used to calculate the present value of the annuity at the yield to maturity of 30-year U.S. Treasury Notes at June 30, 2012. Any new executives employed on or after June 30, 2012 do not receive this benefit.

        Executive Retirement Savings Plan:    Named Executive Officers are eligible to defer some or all of their annual salary and/or annual non-equity incentive compensation (i.e., bonus) into our Executive Retirement Savings Plan, a nonqualified deferred compensation plan. Executives may defer up to 100% of their annual compensation, including bonus. Elections to defer compensation under the Executive Retirement Savings Plan are made annually, prior to the beginning of the year in which the deferred compensation is earned. Employer contributions under the Executive Retirement Savings Plan for our Named Executive Officers include a 25% match on up to a maximum of $100,000 in deferred compensation and a discretionary annual profit sharing contribution. We deposit the deferred amounts and employer contributions into a trust for the benefit of plan participants. In accordance with tax laws, the assets of the trust are subject to claims of the Company's creditors. Participant account balances are deemed invested as the executive directs, from time to time, among the investment alternatives offered. Subject to compliance with applicable tax requirements (including, without limitation, Code Section 409A), executives may elect the distribution date for salary and bonus deferrals. However, employer profit sharing contributions are distributed only upon termination of employment.

 PENSION BENEFITS IN 2013

        The following table sets forth certain information concerning pension benefits for the Named Executive Officers for fiscal 2013:

Name(1)	Age at June 30, 2013	Plan Name(2)	Number of Years of Credited Service (#)(3)	Present Value of Accumulated Benefit ($)(4)	Payments During Last Fiscal Year ($)(5)
Brent A. Moen	46	Employment Agreement	20	828,435	—
Eric A. Bakken	46	Employment Agreement	19.5	767,825	—
Norma A. Knudsen	55	Employment Agreement	18	1,039,882	—

(1)
Messrs. Hanrahan, Spiegel and Reynolds and Ms. Passe do not participate in the Company's pension benefits program as it was frozen prior to the commencement of their employment.

(2)
Retirement benefits provided under the applicable employment agreement for each Named Executive Officer as described above under "Summary of Executive Agreements."

(3)
The number of years of credited service for Mr. Moen reflects the acceleration of his pension benefit in connection with the termination of his employment (as compared to his actual years of service of 11.5 years as of his termination). The number of years of credited service shown for Mr. Bakken and Ms. Knudsen represent their actual years of service; however, for purposes of determining the value of their accumulated benefit, their years of credited service were frozen at 18.5 and 17 years, respectively, as described above.

(4)
Present value of pension benefits for Mr. Moen reflects the actual payout amount due to his termination of employment prior to June 30, 2013. Present value of pension benefits for Mr. Bakken and Ms. Knudsen are calculated based on the following assumptions: (i) freezing of the pension benefits as described above under "Summary of Executive Agreements—Retirement Plans and Arrangements," (ii) expected retirement age of the later of (A) June 30, 2013 or (B) age 65, which is the earliest time a participant may retire without any benefit reduction due to age, and (iii) discount rate of 2.76%.

(5)
For information about payments made or to be made subsequent to fiscal 2013 to Mr. Moen, see "Summary of Executive Agreements—Separation Agreement with Brent Moen, Former Chief Financial Officer."

 NONQUALIFIED DEFERRED COMPENSATION FOR 2013

        The following table sets forth certain information concerning nonqualified deferred compensation under our Executive Retirement Savings Plan for the Named Executive Officers for fiscal 2013:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(1)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Daniel J. Hanrahan	145,839	37,500	(2,651)	—	180,688
Steven M. Spiegel	45,833	12,500	1	—	58,334
Brent A. Moen	24,969	12,550	22,700	(96,326)	195,751
Eric A. Bakken	154,167	37,500	6,029	(125,006)	250,346
Norma A. Knudsen	—	7,196	3,640	(36,502)	223,107
Heather L. Passe	48,625	13,281	(141)	—	61,765
Doug P. Reynolds	62,875	15,750	1,816	(44,234)	36,207

(1)
The following amounts of contributions and earnings reflected in the table above have been reported in the current year or prior years' Summary Compensation Tables as follows:

		Current Year Summary Compensation Table
Name	Total Amount Reported in Current or Prior Summary Compensation Tables ($)	Salary ($)	Non-Equity Incentive Plan ($)	Above-Market Earnings ($)	Company Match and Profit-Sharing Contribution in All Other Compensation ($)
Daniel J. Hanrahan	183,339	145,839	—	—	37,500
Steven M. Spiegel	58,333	45,833	—	—	12,500
Brent A. Moen	224,801	24,969	—	—	12,550
Eric A. Bakken	316,667	154,167	—	—	37,500
Norma A. Knudsen	58,186	—	—	—	7,196
Heather L. Passe	61,906	48,625	—	—	13,281
Doug P. Reynolds	78,625	62,875	—	—	15,750

(2)
The measurement funds available under the Executive Retirement Savings Plan as of June 30, 2013, and their annualized returns as of June 30, 2013, were as follows:

Name of Fund	Rate of Return(%)
American Beacon Large Cap Value Plan	26.95
Fidelity Contrafund	16.79
Spartan U.S. Bond Index Fund	(0.93)
Turner Midcap Growth Fund	13.49
Fidelity Midcap Value Fund	29.76
Fidelity Freedom 2000 Fund	3.55
Columbia Acorn USA Fund-Class Z	20.18
Wells Fargo Small Cap Value Fund-Class Z	11.43
Fidelity International Discovery Fund	20.38
Spartan International Index Fund-Investor Class	18.68
Spartan Extended Market Index-Investor Class	25.39
Spartan 500 Index Fund	20.55
MFS Massachusetts Investors Trust Class R3	23.01
Regis Corporation Common Stock Fund	(7.34)
Pimco Total Return Fund-Administrative Fund	0.95
Fidelity Freedom 2005 Fund	6.09
Fidelity Freedom 2010 Fund	7.92
Fidelity Freedom 2015 Fund	8.15
Fidelity Freedom 2020 Fund	9.16
Fidelity Freedom 2025 Fund	11.28
Fidelity Freedom 2030 Fund	11.97
Fidelity Freedom 2035 Fund	13.73
Fidelity Freedom 2040 Fund	13.95
Fidelity Freedom 2045 Fund	14.53
Fidelity Freedom 2050 Fund	14.64
Fidelity Freedom 2055 Fund	15.18
Fidelity Money Market Trust Retirement Portfolio	0.01
Fidelity Freedom Income Fund	3.53

 Potential Payments Upon Termination or Change in Control

        The tables that follow describe potential payments and benefits provided to our NEOs or their beneficiaries under the employment agreements, plans and arrangements in existence at June 30, 2013 under various scenarios involving a termination of employment and/or a change in control, and assuming that the termination or change in control event(s) occurred on June 30, 2013. The agreements are described in more detail above under "Summary of Executive Agreements." The following presentation has been keyed to the following events upon which an NEO or their beneficiaries would be entitled to a payment or benefit:

  •
  Voluntary termination or involuntary termination not related to a change in control;

  •
  Termination due to death;

  •
  Termination due to disability;

  •
  A change in control not involving an employment termination; and

  •
  Involuntary termination or voluntary termination after a change in control.

Unless otherwise specified, an "involuntary termination" for these purposes includes a termination by the NEO for "Good Reason," but does not include a termination for "Cause." A "voluntary termination" refers to a termination by the NEO other than for "Good Reason." "Cause" and "Good Reason" for these purposes have the meanings described above under "Definitions under Executive Agreements."

        Because the employment of Mr. Moen terminated during fiscal 2013, information has only been provided based on his actual termination event.

Voluntary Termination Not Related to Change in Control

Name	Enhanced/ Accelerated Retirement Benefits(1)($)
Daniel J. Hanrahan	N/A
Steven M. Spiegel	N/A
Eric A. Bakken	1,017,412
Norma A. Knudsen	1,202,241
Heather L. Passe	N/A
Doug P. Reynolds	N/A

(1)
Amounts represent a lump sum cash payment equal to the present value of a hypothetical annuity of 240 monthly payments (the monthly benefit described above under the section titled "Summary of Executive Agreements—Retirement Plans and Arrangements"), calculated using a 2.76% rate of interest.

Involuntary Termination Not Related to Change in Control

Name	Severance(1)($)	Medical and Dental Insurance Benefits(2)($)	Life Insurance Benefits(3)($)	Enhanced/ Accelerated Retirement Benefits(4)($)	Accelerated Vesting of Equity Awards(5)($)
Daniel J. Hanrahan	4,010,938	10,303	N/A	N/A	N/A
Steven M. Spiegel	516,111	10,711	N/A	N/A	N/A
Brent A. Moen(6)	310,000	12,911	N/A	828,435	N/A
Eric A. Bakken	450,000	10,711	212,572	1,196,955	204,396
Norma A. Knudsen	400,000	10,890	N/A	1,717,487	N/A
Heather L. Passe	540,000	7,769	N/A	N/A	N/A
Doug P. Reynolds	315,000	0	N/A	N/A	N/A

(1)
The amount represents a cash payment equal to one times annual base salary (one and one-half times annual base salary for Ms. Passe during her first two years of employment). For Messrs. Hanrahan and Spiegel, includes guaranteed cash payments as described under the "Summary of Executive Agreements" section of this Proxy Statement. For Mr. Hanrahan, target incentive payouts are assumed for future years, as actual performance levels are unknown. Other possible severance totals for Mr. Hanrahan include $1,782,639 if incentive payouts are $0 each year, $2,306,289 if incentive payouts are at threshold each year, and $6,239,236 if incentive payouts are at maximum each year. An executive whose employment terminates in the middle of a fiscal year is also entitled to a prorated portion of any bonus the executive officer would have earned for the year of termination (based on actual performance). For fiscal 2013, Mr. Moen received no prorated bonus because actual performance did not result in a payout (and, similarly, the severance amounts shown for the other executive officers does not include any amounts related to such bonus).

(2)
The amount represents the estimated medical and dental insurance premiums for the applicable benefits continuation period (18 months for Mr. Hanrahan and 12 months for other executive officers).

(3)
The amount represents a lump sum cash payment equal to the sum of all unpaid life insurance premium payments as described under the "Summary of Executive Agreements—Employment Agreements with Remaining Named Executive Officers—Life Insurance" section of this Proxy Statement.

(4)
The amounts represent a lump sum cash payment equal to the present value of a hypothetical annuity of 240 monthly payments (the monthly benefit described above under the section titled "Summary of Executive Agreements—Retirement Plans and Arrangements") calculated using a 2.76% rate of interest. In connection with his termination from employment with the Company on January 4, 2013, Mr. Moen's retirement benefit was paid to him on August 2, 2013 as a lump sum cash payment in the amount of $828,435.

(5)
Amounts represent the intrinsic value of one restricted stock award as of June 30, 2013 for which vesting would be accelerated. The value entered for restricted stock is the number of shares for which vesting would be accelerated multiplied by $16.42.

(6)
Because Mr. Moen's employment terminated during fiscal 2013, the amounts reported for Mr. Moen are the actual amounts he has received or will receive pursuant to the terms of his separation agreement with the Company. For additional information on the separation agreement with Mr. Moen, see "Summary of Executive Agreements—Separation Agreement with Brent Moen, Former Chief Financial Officer" above.

Termination Due to Death

Name	Accelerated Vesting of Equity Awards(1)($)	Survivor Benefit(2)($)	Life Insurance Benefits(3)($)
Daniel J. Hanrahan	2,713,389	N/A	N/A
Steven M. Spiegel	448,709	N/A	N/A
Eric A. Bakken	540,847	1,913,512	212,572
Norma A. Knudsen	221,602	2,160,853	N/A
Heather L. Passe	37,027	N/A	N/A
Doug P. Reynolds	37,027	N/A	N/A

(1)
Amounts represent the intrinsic value of SAR, option and restricted stock awards as of June 30, 2013 for which the vesting would be accelerated. The value entered for options and SARs is based on the difference between $16.42, the closing price of the Company's Common Stock on June 28, 2013 on the NYSE, and the option or SAR exercise price. The value entered for restricted stock is the number of shares for which vesting would be accelerated multiplied by $16.42.

(2)
Amounts represent a lump sum cash payment equal to the present value of a hypothetical annuity of the fully vested, unreduced monthly retirement benefit (described above under the section titled "Summary of Executive Agreements—Retirement Plans and Arrangements") payable to a beneficiary for 240 months calculated using a 2.76% rate of interest.

(3)
The amount represents a lump sum cash payment equal to the sum of all unpaid life insurance premium payments as described under the "Summary of Executive Agreements—Employment Agreements with Remaining Named Executive Officers—Life Insurance" section of this Proxy Statement.

Termination Due to Disability

Name	Accelerated Vesting of Equity Awards(1)($)	Enhanced/ Accelerated Retirement Benefits(2)($)	Life Insurance Benefits(3)($)
Daniel J. Hanrahan	2,713,389	N/A	N/A
Steven M. Spiegel	448,709	N/A	N/A
Eric A. Bakken	540,847	2,612,543	212,572
Norma A. Knudsen	221,602	2,201,483	N/A
Heather L. Passe	37,027	N/A	N/A
Doug P. Reynolds	37,027	N/A	N/A

(1)
Amounts represent the intrinsic value of SAR, option and restricted stock awards as of June 30, 2013 for which the vesting would be accelerated. The value entered for options and SARs is based on the difference between $16.42, the closing price of our Common Stock on June 28, 2013 on the NYSE, and the option or SAR exercise price. The value entered for restricted stock is the number of shares for which vesting would be accelerated multiplied by $16.42.

(2)
Amounts represent the lump sum cash payment equal to the sum of (i) the present value of the monthly retirement benefit payable commencing six months after the period of disability begins and continuing until the executive attains age 65 (assuming survival to age 65); plus (ii) the present value of a hypothetical annuity of 240 month payments commencing at age 65 (the monthly benefit described in the section titled "Summary of Executive Agreements—Retirement Plans and Arrangements") calculated using a 2.76% rate of interest.

(3)
The amount represents a lump sum cash payment equal to the sum of all unpaid life insurance premium payments as described under the "Summary of Executive Agreements—Employment Agreements with Remaining Named Executive Officers—Life Insurance" section of this Proxy Statement.

Change in Control

Name	Accelerated Vesting of Existing Equity Awards(2)($)
Daniel J. Hanrahan	2,713,389
Steven M. Spiegel	448,709
Eric A. Bakken	540,847
Norma A. Knudsen	221,602
Heather L. Passe	37,027
Doug P. Reynolds	37,027

(1)
Amounts represent the intrinsic value of SAR, option and restricted stock awards as of June 30, 2013 for which the vesting would be accelerated. The values entered for options and SARs are based on the difference between $16.42, the closing price of our Common Stock on June 28, 2013 on the NYSE, and the option or SAR exercise price. The value entered for restricted stock is the number of shares for which vesting would be accelerated multiplied by $16.42.

Termination After Change in Control

        As disclosed in the immediately preceding table, certain payments and benefits would be made available to the NEOs regardless of whether a termination of employment also occurs. The two tables below describe additional payments and benefits that would be provided under certain circumstances if an NEO's employment terminates after (generally within two years) a change in control. For presentation purposes, such a termination of employment is deemed to occur on June 30, 2013, concurrently with the change in control.

Involuntary Termination After Change in Control

Name	Severance(1) ($)	Medical and Dental Insurance Benefits(2)($)	Life Insurance Benefits(3)($)	Enhanced/ Accelerated Retirement Benefits(4)($)
Daniel J. Hanrahan	3,816,252	10,303	N/A	N/A
Steven M. Spiegel	1,091,702	16,066	N/A	N/A
Eric A. Bakken	1,346,913	16,066	212,572	1,196,955
Norma A. Knudsen	1,040,852	16,336	N/A	1,717,487
Heather L. Passe	1,041,612	11,654	N/A	N/A
Doug P. Reynolds	699,869	0	N/A	N/A

(1)
Amount shown is a lump sum payment equal to two times annual base salary plus two times the target annual bonus for the year of termination. Under Code Section 280(g), executives will incur an excise tax on portions of these payments if the parachute value of payments exceeds a specified threshold. In the event that this excise tax is triggered by the payments due upon an involuntary termination after a change in control, the Company will determine, pursuant to the terms of the executives' employment agreements, whether the executive is better off receiving the full payment due and paying the excise tax, or receiving a reduced payment that falls just below the excise tax threshold, which is referred to as a "best of net" provision. For these hypothetical payments as of June 30, 2013, the severance amounts for Messrs. Spiegel and Reynolds and Ms. Knudsen have been reduced to avoid triggering the excise tax.

(2)
The amount represents the estimated medical and dental insurance premiums for the applicable benefits continuation period (18 months).

(3)
The amounts represent a lump sum cash payment equal to the sum of all unpaid life insurance premium payments as described under the "Summary of Executive Agreements—Employment Agreements with Remaining Named Executive Officers—Life Insurance" section of this Proxy Statement.

(4)
The amounts represent a lump sum cash payment equal to the present value of a hypothetical annuity of the monthly retirement benefit payable to his or her beneficiary for 240 months calculated using a 2.76% rate of interest.

Voluntary Termination After Change in Control

Name	Enhanced/ Accelerated Retirement Benefits(1)($)
Daniel J. Hanrahan	N/A
Steven M. Spiegel	N/A
Eric A. Bakken	1,196,955
Norma A. Knudsen	1,717,487
Heather L. Passe	N/A
Doug P. Reynolds	N/A

(1)
The amounts represent a lump sum cash payment equal to the present value of a hypothetical annuity of the monthly retirement benefit payable to his or her beneficiary for 240 months calculated using a 2.76% rate of interest.

 2013 Director Compensation Table

        Compensation of our directors is reviewed and determined by the Board on an annual basis, with consideration given to industry comparisons of directors' compensation. A portion of director compensation is linked to our stock performance in the form of equity awards. Employee directors do not receive any cash or other compensation for their services as directors. Each of the cash compensation and the equity compensation for non-employee directors who serve during only a portion of a fiscal year is prorated.

        During fiscal 2012, the Compensation Committee retained Towers Watson to conduct a market review of our non-employee director compensation. In connection with that review, the Compensation Committee approved certain changes to our non-employee director compensation, which are summarized below:

  •
  The annual cash retainer was reduced from $75,000 to $70,000;

  •
  The annual cash retainer for the chairman of the Audit Committee was increased from $10,000 to $15,000;

  •
  Annual cash retainers of $10,000 and $7,500 were approved for the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee, respectively;

  •
  The equity component was changed from 7,000 shares of restricted stock to a deferred stock unit valued at $90,000, which vests monthly over a period of one year and does not pay out until the director leaves the Board; and

  •
  The additional compensation payable to our independent Chairman of the Board was set at $85,000, with such amount paid in the form of deferred stock units that vest monthly over a period of one year and do not pay out until the Chairman leaves the Board.

        In addition, to compensate Mr. Conner for his additional work as independent Chairman of the Board during the Company's period of transition, which included his additional work related to our CEO transition and integration, Mr. Conner received $15,000 per month, paid in the form of restricted stock units that vest monthly over a period of one year, and which payments were made while the CEO succession/integration took place. These payments were discontinued effective January 2013, with the last payment occurring December 31, 2012.

        The following table shows, for each of the non-employee directors, information concerning annual and long-term compensation earned for services in all capacities during the fiscal year ended June 30, 2013.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)		All Other Compensation ($)(2)	Total($)
Daniel G. Beltzman(3)	64,167	0	(3)	0	64,167
Joseph L. ("Joel") Conner	73,750	202,373		8,218	284,341
James P. Fogarty	75,000	89,995		1,834	166,829
Michael J. Merriman	73,750	89,995		1,834	165,579
Jeffrey C. Smith	70,000	89,995		1,834	161,829
Stephen E. Watson	75,000	152,635		5,033	232,668
David P. Williams	85,000	89,995		1,834	176,829

(1)
Values expressed represent the aggregate grant date fair value of stock awards granted during fiscal 2013, as computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. See Note 12 to our consolidated financial statements included in our Annual

  Report on Form 10-K for the fiscal year ended June 30, 2013 for a description of the assumptions used in calculating these amounts.

(2)
Represents dividends paid on restricted stock awards and restricted stock units.

(3)
Mr. Beltzman declined to accept his deferred stock unit grant.

        The following table shows, for each of our non-employee directors, the aggregate number of stock and option awards outstanding as of June 30, 2013:

Name	Aggregate Stock Awards Outstanding as of 06/30/13 (#)	Aggregate Option Awards Outstanding as of 06/30/13(#)
Daniel G. Beltzman	0	0
Joseph L. ("Joel") Conner	38,038	0
James P. Fogarty	10,314	0
Michael J. Merriman	10,314	0
Jeffrey C. Smith	10,314	0
Stephen E. Watson	22,297	7,000
David P. Williams	10,314	0

ADVANCES OF DEFENSE COSTS FOR CERTAIN LITIGATION MATTERS

        Certain members of the Company's current Board, certain former Board members and certain former officers have been named as defendants in a lawsuit alleging breaches of fiduciary duties to the Company in connection with approval of certain executive compensation arrangements and certain related party transactions. The current and former directors and officers who have been named as defendants in this action have a legal right under the Minnesota Business Corporation Act and the Company's Restated Articles of Incorporation to advancement of their costs of defense. Accordingly, in fiscal 2013, the Company has advanced defense costs on behalf of the current and former directors and officers amounting to approximately $551,000. The Company has directors and officers insurance that it anticipates will provide reimbursement for amounts advanced which exceed the Company's $500,000 retention.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about our Common Stock that may be issued under all of our stock-based compensation plans in effect as of June 30, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	1,538,551	$23.94	5,749,423	(2)
Equity compensation plans not approved by security holders	0		0

Total	1,538,551	$23.94	5,749,423

(1)
Includes stock options granted under the Regis Corporation 2000 Stock Option Plan as well as shares granted through stock options, SARs and restricted stock units under the Long Term Plan. Information regarding the stock-based compensation plans is included in Notes 1 and 12 to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended June 30, 2013.

(2)
The Company's Long Term Plan provides for the issuance of a maximum of 6,750,000 shares of the Company's Common Stock through stock options, SARs, restricted stock, or restricted stock units. As of June 30, 2013, 315,299 unvested restricted stock shares were outstanding under the Long Term Plan, which are not reflected in this table. However, the remaining 4,620,934 shares available for grant under the Long Term Plan (which are available for grant as restricted stock shares or units, as well as stock options or SARs) are included in the number of securities remaining available for future issuance under equity compensation plans as disclosed in this table. As of June 30, 2013, there were also 823,106 and 305,383 common shares available for issuance under the Company's Stock Purchase Plan and Franchise Contributory Stock Purchase Plan, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by the SEC's regulations to furnish us with copies of all such reports.

        To our knowledge, based solely on a review of copies of reports filed with the SEC during the fiscal year ended June 30, 2013, all applicable Section 16(a) filing requirements were complied with.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During fiscal 2013, we were not a party to any related party transactions covered by the Exchange Act rules.

        In April 2013, the Board adopted a written Related Party Transaction Approval Policy, which sets forth our policies and procedures for the review, approval or ratification of certain related party transactions by the Nominating and Corporate Governance Committee. The policy applies to any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the Company, or any of its subsidiaries, is or will be a participant and in which a related person has a direct or indirect interest, but exempts the following:

  •
  Payment of compensation by the Company to a related party for the related party's service to the Company as a director, officer or employee;

  •
  Transactions available to all employees or all shareholders of the Company on the same terms;

  •
  Transactions which, when aggregated with the amount of all other transactions between the Company and the related party or any entity in which the related party has an interest, involve less than $10,000 in a fiscal year; and

  •
  Transactions in the ordinary course of the Company's business at the same prices and on the same terms as are made available to customers of the Company generally.

        The Nominating and Corporate Governance Committee must approve any related party transaction subject to this policy before commencement of the related party transaction; provided, however, that if a related party is only first identified after it commences or first becomes a related party transaction, it must be brought to the Nominating and Corporate Governance Committee for ratification. Alternatively, the Nominating and Corporate Governance Committee has delegated authority to its Chairperson to approve related party transactions if they arise between the Nominating and Corporate Governance Committee's meetings.

        The Nominating and Corporate Governance Committee will analyze the following factors, in addition to any other factors it deems appropriate, in determining whether to approve a related party transaction:

  •
  Whether the terms are fair to the Company;

  •
  Whether the transaction is material to the Company;

  •
  The role the related party has played in arranging the related party transaction;

  •
  The structure of the related party transaction; and

  •
  The interests of all related parties in the related party transaction.

        The Nominating and Corporate Governance Committee may, in its sole discretion, approve or deny any related party transaction. Approval of a related party transaction may be conditioned upon the Company and the related party taking any actions that the Nominating and Corporate Governance Committee deems appropriate.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of August 26, 2013, the ownership of our Common Stock by each shareholder who is known by us to own beneficially more than 5% of our outstanding shares, by each director and director nominee, by each executive officer and former executive officer identified in the Summary Compensation Table, and by all current executive officers and directors as a group. Except as indicated below, the parties listed in the table have the sole voting and investment power with respect to the shares indicated. Unless otherwise indicated, the address for each person or entity named below is c/o Regis Corporation, 7201 Metro Boulevard, Edina, Minnesota 55439.

Name of Beneficial Owner or Identity of Group	Number of Shares Beneficially Owned(1)	Percent of Class
More than 5% Shareholders:
FMR LLC(2)	8,005,000	14.1%
Birch Run Capital, LLC(3)	8,494,082	15.0%
BlackRock, Inc.(4)	4,966,498	8.8%
Dimensional Fund Advisors LP(5)	4,523,925	8.0%
Starboard Value LP(6)	4,197,775	7.0%
Franklin Resources, Inc.(7)	3,515,401	6.2%
The Vanguard Group(8)	3,026,825	5.4%
Heartland Advisors, Inc.(9)	3,094,904	5.5%
Current Executive Officers:	3,026,825	5.4%
Daniel J. Hanrahan	138,091	*
Steven M. Spiegel	0	*
Eric A. Bakken	53,378	*
Norma A. Knudsen	34,413	*
Heather L. Passe	751	*
Doug P. Reynolds	751	*
Directors and Nominees (in addition to Mr. Hanrahan, who is listed above):
Daniel G. Beltzman(3)	8,494,082	15.0%
Joseph L. ("Joel") Conner	16,340	*
James P. Fogarty	14,315	*
David J. Grissen	0	*
Mark S. Light	0	*
Michael J. Merriman	10,315	*
Jeffrey C. Smith(6)	4,208,089	7.0%
Stephen E. Watson	33,493	*
David P. Williams(10)	12,315	*
Former Executive Officers:
Brent A. Moen(11)	1,015	*
All current executive officers and directors as a group (thirteen persons)(12)	13,017,348	21.8%

*
less than 1%

(1)
Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to restricted stock units which vest within 60 days: 8,445 shares by Mr. Hanrahan; 4,132 shares by Mr. Bakken; 996 shares by Ms. Knudsen; 751 shares by Ms. Passe; 751 shares by Mr. Reynolds; 1,874 shares by Mr. Conner; 873 shares by each of Messrs. Fogarty, Merriman, Smith and Williams; and 1,689 shares by Mr. Watson. Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days: 2,520 shares by Mr. Bakken; and

  2,520 shares by Ms. Knudsen. Also includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to in-the-money SARs exercisable within 60 days: 55 shares by Mr. Bakken and 55 shares by Ms. Knudsen.

(2)
Based on information in a Schedule 13G/A filed by FMR LLC on February 14, 2013. FMR LLC reported sole voting power over 0 shares, shared voting power over 0 shares, sole dispositive power over 8,005,000 shares and shared dispositive power over 0 shares. The address for FMR LLC is 82 Devonshire Street, Boston, MA 02109. Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, is the beneficial owner of all shares as a result of acting as an investment adviser to various investment companies registered under the Investment Company Act of 1940. One investment company, Fidelity Small Cap Discovery Fund, owned 4,000,000 shares, or 7.0%. Another investment company, Fidelity Small Cap Value Fund, owned 3,400,000 shares, or 5.9%. Edward C. Johnson 3d, the Chairman of FMR LLC, and FMR LLC each have the sole power to dispose of the 8,005,000 of the shares.

(3)
Based on information in a Schedule 13D/A filed by Birch Run Capital, LLC ("Birch Run") on November 6, 2012 and a Form 4 filed by Daniel Gordon Beltzman on November 2, 2012, these securities are owned directly by Birch Run Capital Partners, L.P., Torch BRC, L.P. and Walnut BRC, L.P. (collectively, the "Funds"). Birch Run Capital Partners, L.P. is the record owner of 937,580 shares. Torch BRC, L.P. is the record owner of 3,295,519 shares. Walnut BRC, L.P. is the record owner of 4,260,983 shares. Birch Run Capital, LLC serves as the registered investment adviser to the Funds. Birch Run Capital GP, LLC serves as General Partner to Birch Run Capital Partners, L.P. Walnut BRC GP, LLC serves as General Partner to Walnut BRC, L.P. Torch BRC GP, LLC serves as General Partner to Torch BRC, L.P. (collectively, the "General Partners"). Mr. Beltzman and Gregory Smith are the co-Managing Members of Birch Run Capital, LLC and the General Partners. Birch Run, the Funds, Mr. Beltzman, Mr. Smith and the General Partners may be deemed to share voting and dispositive power over the reported securities. Each of Birch Run, Mr. Beltzman, the Funds, Mr. Smith and the General Partners disclaim beneficial ownership of any interests of the reported securities in excess of such person's or entity's respective pecuniary interest in the securities. On its Schedule 13D/A, Birch Run reported sole voting power over 0 shares, shared voting power over 8,494,082 shares, sole dispositive power over 0 shares and shared dispositive power over 8,494,082 shares. The address for Birch Run is 1350 Broadway, Suite 2412, New York, NY 10018.

(4)
Based on information in a Schedule 13G/A filed by BlackRock, Inc. on February 1, 2013, BlackRock, Inc. reported sole voting power over 4,966,498 shares, shared voting power over 0 shares, sole dispositive power over 4,966,498 shares and shared dispositive power over 0 shares. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022. BlackRock, Inc. is a parent holding company and holds the sole power to vote or dispose of shares held by its subsidiaries BlackRock Japan Co. Ltd., BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock (Luxembourg) S.A., BlackRock International Limited, BlackRock Capital Management, Inc., BlackRock Investment Management, LLC, BlackRock Advisors (UK) Limited and BlackRock Investment Management (UK) Limited (collectively, the "BlackRock Subsidiaries"). None of the BlackRock Subsidiaries own more than 5% of our outstanding shares of Common Stock.

(5)
Based on information in a Schedule 13G/A filed by Dimensional Fund Advisors LP ("Dimensional") on February 11, 2013, Dimensional reported sole voting power over 4,465,557 shares, shared voting power over 0 shares, sole dispositive power over 4,523,925 shares and shared dispositive power over 0 shares. The address for Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX, 78746.

(6)
Based on information in a Schedule 13D/A filed by Starboard on December 20, 2012. Shares are beneficially owned directly by Starboard Value & Opportunity Master Fund Ltd. ("Starboard V&O Fund") (547,458 shares), Starboard Value and Opportunity S LLC ("Starboard LLC") (243,257 shares) and a certain managed account ("Starboard Value LP Account") (179,885 shares) of Starboard Value LP ("Starboard Value LP"). Starboard Value LP acts as the investment manager of Starboard V&O Fund and Starboard Value LP Account and as the manager of Starboard LLC. Starboard Value LP has sole voting and dispositive power over the shares held by the Starboard Value LP Account. Starboard Value GP LLC ("Starboard Value GP") serves as the general partner of Starboard Value LP. Starboard Principal Co GP LLC ("Principal Co") is a member of Starboard Value GP. Starboard Principal Co GP LLC ("Principal GP") serves as the general partner of Principal Co. Includes 1,865,375 shares underlying convertible notes owned by Starboard V&O Fund, 871,740 shares underlying convertible notes owned by Starboard LLC and 490,060 shares underlying convertible notes owned by Starboard Value LP. Jeffrey C. Smith serves as a member of Principal GP and a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP. Mr. Smith expressly disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of the principal office of each of Starboard LLC, Starboard Value LP, Starboard Value GP, Principal Co, Principal GP and Mr. Smith, Peter A. Feld and Mark Mitchell is 599 Lexington Avenue, 19th Floor, New York, New York 10022. The address of the principal office of Starboard V&O Fund is c/o Citco Fund Services (Cayman Islands) Limited, Regatta Office Park, Windward 1, 2nd Floor, PO Box 31106, Grand Cayman KY1-1205, Cayman Islands. Holdings for Mr. Smith include 9,441 shares he owns directly, as well as the 873 shares deemed beneficially owned as discussed in footnote 1 above.

(7)
Based on information in a Schedule 13G/A filed by Franklin Resources, Inc. ("Franklin") on February 12, 2013, Franklin reported sole voting power over 3,304,401 shares, shared voting power over 0 shares, sole dispositive power over 3,515,401 shares and shared dispositive power over 0 shares. The address for Franklin is One Parker Plaza, Ninth Floor, Fort Lee, NJ 07024.

(8)
Based on information in a Schedule 13G filed by The Vanguard Group ("Vanguard") on February 13, 2013, Vanguard reported sole voting power over 91,516 shares, shared voting power over 0 shares, sole dispositive power over 2,938,509 shares and shared dispositive power over 88,316 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(9)
Based on information in a Schedule 13G filed by Heartland Advisors, Inc. ("Heartland") on February 7, 2013, Heartland reported sole voting power over 0 shares, shared voting power over 3,094,904 shares, sole dispositive voting power over 0 shares and shared dispositive power over 3,094,904 shares. The address for Heartland is 789 N. Water Street, Milwaukee, WI 53202.

(10)
Includes 2,000 shares held in a joint brokerage account with his father.

(11)
Includes 15 shares held in trust for Mr. Moen's daughter.

(12)
See footnotes 1, 3, 6, 10 and 11 for information regarding the nature of certain indirect and deemed ownership of the shares included in this amount.

 ITEM 2
AMENDMENT OF RESTATED ARTICLES OF INCORPORATION

        The Board has approved, and recommends shareholder approval of, an amendment to our Restated Articles of Incorporation to require that directors receive a majority of the votes cast in an uncontested election in order to be elected to the Board.

        Currently, the members of the Board are elected by a plurality of the votes present in person or by proxy at a meeting. Minnesota law requires that, unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes present in person or by proxy at a meeting.

        The amendment to the Restated Articles of Incorporation operates as follows:

  •
  Subject to the rights, if any, of holders of any preferred stock of the Company, each director shall be elected at a meeting of shareholders by the vote of a majority of the votes cast with respect to the director.

  •
  However, in a contested election of directors in which the number of nominees exceeds the number of directors to be elected, the directors will continue to be elected by a plurality of the votes present in person or by proxy at the meeting.

  •
  For purposes of the majority voting standard, a majority of the votes cast means that the votes entitled to be cast by the holders of all the then-outstanding shares of voting stock of the Company that are voted "for" a director must exceed the shares voted "against" the director.

        The amendment is effected by adding a new Article XI to the Restated Articles of Incorporation. The full text of new Article XI is attached to these materials as Appendix A. If the amendment is approved by shareholders at the Annual Meeting, the majority voting standard will be effective following the Annual Meeting and would apply to the election of directors at the annual meeting to be held in 2014.

        Under Minnesota law, an incumbent director who does not receive the requisite vote continues to serve until his or her successor is elected. Accordingly, if the proposal to amend the Restated Articles of Incorporation is approved, we will also amend our Corporate Governance Guidelines to require incumbent directors who do not receive a majority of the votes cast "for" their election to offer to tender their resignation to the Board. The Nominating and Corporate Governance Committee shall make a recommendation to the Board on whether to accept or reject the offer. The Board, taking into account the Nominating and Corporate Governance Committee's recommendation, will act on the tendered resignation and publicly disclose its decision and rationale behind it within 90 days after the date of the election. The Nominating and Corporate Governance Committee, in making its recommendation, and the Board, in making its decision, may each consider any factors or other recommendations that it considers relevant and appropriate. The incumbent director who has offered to tender his or her resignation will not participate in the Board's decision with respect to his or her resignation. If such incumbent director's offer to tender his or her resignation is not accepted by the Board, such director will continue to serve his or her term and until his or her successor is duly elected, or his or her earlier death, resignation, retirement, disqualification or removal.

        Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board unanimously recommends a vote FOR the amendment of the Restated Articles of Incorporation.

 ITEM 3
AMENDMENT TO REGIS CORPORATION 2004
LONG TERM INCENTIVE PLAN

Introduction

        Our Long Term Plan, under which we issue our equity compensation for our directors, executives and other senior and management-level employees, will expire on May 26, 2014. On August 20, 2013, the Board, upon recommendation of the Compensation Committee, approved the amendment of the Long Term Plan to extend its term for a period of ten years through May 26, 2024.

Why We Believe You Should Vote for this Amendment

        The Board believes that the Long Term Plan is an important part of total compensation for our executives as well as for certain other senior and management-level employees. We believe that shareholders should approve the extension of the term of the Long Term Plan for the following reasons:

  •
  Compensation Philosophy.  As described in the CD&A, our compensation programs are intended to work together to reward our executive officers for achieving the pre-established business goals set by the Board, to induce their commitment and continued service with the Company, and to align their interests with those of our shareholders through equity compensation and stock ownership requirements. We believe that equity compensation is one of the most effective tools to achieve these goals, and consistent with our goals for the future, we believe that equity-based incentives will continue to play an important role in our ability to incentivize our executives and other employees.

  •
  Plan Provisions Designed to Serve Shareholders' Interests and Promote Effective Corporate Governance.  The Long Term Plan, which is summarized in more detail below, includes several provisions that are designed to serve the interests of our shareholders and promote effective corporate governance, including:

  •
  The Long Term Plan is administered by our independent Compensation Committee;

  •
  The Long Term Plan generally prohibits re-pricing of stock options or SARs;

  •
  We cannot issue stock options or SARs at an exercise price that is less than the fair market value of our Common Stock on the date of grant;

  •
  The Long Term Plan generally provides for the forfeiture of outstanding awards if the Compensation Committee determines that the employee has engaged in certain misconduct that is materially detrimental to the interests of the Company;

  •
  The Long Term Plan has a ten-year term and any extension requires shareholder approval, which is why we are seeking approval for this Item 3;

  •
  Commencing in fiscal 2013, we started granting performance-based restricted stock units as a component of our long-term incentive awards to further align pay and performance; and

  •
  We cannot materially modify the Long Term Plan without prior shareholder approval, which includes amendments that would increase the number of shares of our Common Stock available, increase the award limits under the Long Term Plan, permit awards of options at a price less than fair market value, permit re-pricing of options or SARs, or expand the class of persons eligible to receive awards under the Long Term Plan. Shareholder approval is also required for any action that would, absent such approval, violate the rules and regulations of the NYSE or any other securities exchange applicable to us.

Summary of the Long Term Plan

Administration

        The Compensation Committee will administer the Long Term Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount and other terms and conditions of each award, consistent with the provisions of the Long Term Plan. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the Long Term Plan may be deferred automatically or at the election of either the holder of the award or the Compensation Committee. Subject to the provisions of the Long Term Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability of an outstanding award. The Compensation Committee has authority to interpret the Long Term Plan, and establish rules and regulations for the administration of the Long Term Plan. The Compensation Committee may delegate its authority under the Long Term Plan to members of the Board or executive officers of the Company as it relates to awards to persons not subject to Section 16 of the Exchange Act. In addition, the Board may replace the Compensation Committee with a different committee or exercise the powers of the Compensation Committee at any time, except with respect to the grant of awards to our executive officers. Each person who is or has been a member of the Compensation Committee or of the Board, and any other person to whom the Compensation Committee delegates authority under the Long Term Plan, is indemnified by the Company from any loss resulting from any action taken or failure to act, made in good faith, under the Long Term Plan.

Eligible Participants

        Any employee, officer, director or other individual, who is selected by the Compensation Committee, is eligible to receive an award under the Long Term Plan. As of August 15, 2013, approximately 50,000 employees, officers and directors were eligible as a class to be selected by the Compensation Committee to receive awards under the Long Term Plan.

Shares Available For Awards

        As of August 15, 2013, the total number of shares of our Common Stock remaining available for issuance under the Long Term Plan and for issuance as incentive stock options is 4,687,397 subject to adjustment for future stock splits, stock dividends and similar changes in our capitalization.

        Certain awards under the Long Term Plan are subject to limitations as follows:

  •
  During any three-consecutive calendar year period, the maximum number of shares of our Common Stock for which options and SARs, in the aggregate, may be granted to any participant shall not exceed 800,000 shares.

  •
  For performance unit awards that are intended to be "performance based compensation," no more than $2,000,000 may be granted to any participant during any three-consecutive calendar year period.

        Subject to certain restrictions in Code Sections 409A and 422(b), the Compensation Committee will adjust the number of shares and share limits described above in the case of any equity restructuring within the meaning of FASB ASC Topic 718 that causes the per share value of shares to change, such as a stock dividend or stock split, to the extent that such awards would not otherwise automatically adjust in the equity restructuring. In the event of any other change in capitalization, which may include a merger, consolidation or any partial or complete liquidation of the Company, or other similar corporate transaction or event that does not constitute an equity restructuring within the meaning of FASB ASC Topic 718, the Committee may make similar adjustments in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Long Term Plan.

        If any shares of our Common Stock subject to any award or to which an award relates are forfeited or are reacquired by us, or if any award terminates without the delivery of any shares, the shares previously set aside for such awards will be available for future awards under the Long Term Plan. In addition, shares used by award recipients as payment of the exercise price of an award or in satisfaction of the tax obligations relating to an award other than an incentive stock option will be available again for award grants. Awards granted under the plan in substitution for awards previously granted in connection with a merger, consolidation or acquisition are not charged against the number of shares available for grant as awards under the Long Term Plan.

Types of Awards and Terms and Conditions

        The Long Term Plan permits the granting of:

  •
  Stock options (incentive stock options, non-qualified stock options);

  •
  SARs;

  •
  Restricted stock;

  •
  Restricted stock units; and

  •
  Performance awards.

        Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the Long Term Plan or any other compensation plan. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value on the date of grant of such option or SAR. Determinations of fair market value under the Long Term Plan will be made by reference to the closing price of the Company's Common Stock on the NYSE. The term of awards of the stock-based portion of the plan will not be longer than ten years.

        Stock Options.    The holder of an option will be entitled to purchase a number of shares of our Common Stock at a specified exercise price during a specified time period, all as determined by the Committee. The option exercise price may be payable either in cash or, at the discretion of the Compensation Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price. Unless otherwise provided in an award agreement, options shall be exercisable at a rate of 20% of the total number of shares as of the anniversary of the grant date.

        Stock Appreciation Rights.    The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Compensation Committee's discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our Common Stock over the grant price of the SAR. Unless otherwise provided in an award agreement, SARs shall be exercisable at the rate of 20% as of each anniversary of the grant date.

        Restricted Stock.    The holder of restricted stock will own shares of our Common Stock (including, for example, the right to vote the restricted shares or to receive any dividends with respect to the shares). The Compensation Committee also may permit acceleration of the forfeiture period in the case of a participant's death, disability or retirement, or a change in control of the Company. If the participant's employment or service as a director, as applicable, terminates during the forfeiture period for any other reason, unvested restricted stock will be forfeited, unless the Compensation Committee determines that it would be in the Company's best interest to waive the remaining restrictions.

        Restricted Stock Units.    The holder of a restricted stock unit is entitled to receive a share of our Common Stock, or cash in the amount of the fair market value of a share of Common Stock, as of a future date, subject to certain restrictions and to a risk of forfeiture. The Compensation Committee also may permit acceleration of the forfeiture period in the case of a participant's death, disability or retirement, or a change in control of the Company. If the participant's employment or service as a director, as applicable, terminates during the forfeiture period for any other reason, unvested restricted stock will be forfeited, unless the Compensation Committee determines that it would be in the Company's best interest to waive the remaining restrictions.

        Performance Awards.    Performance awards granted under the Long Term Plan are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code ("Section 162(m)"). Performance awards give participants the right to receive payments in cash, based solely upon the achievement of certain performance goals during a specified performance period. At a minimum, the performance period shall be at least one fiscal year in length. The Compensation Committee must designate all participants for each performance period, and establish performance goals and target awards for each participant no later than 90 days after the beginning of each performance period within the parameters of Section 162(m). Performance goals may be based on a number of performance criteria, either alone or in any combination, and on either a business unit level or a consolidated level, including: earnings per share, sales, cash flow, cash flow from operations, operating profit or income, net income, operating margin, net income margin, return on net assets, earnings before interest, taxes, depreciation and amortization ("EBITDA"), EBITDA growth, share price performance, on an absolute basis and relative to an index of earnings per share or improvements in the Company's expense levels, and implementation or completion of critical projects.

        Duration, Termination and Amendment.    Unless the shareholders approve this Item 3, or the Long Term Plan is otherwise discontinued or terminated by the Board, the Long Term Plan will expire on May 26, 2014. If this Item 3 is approved by shareholders, the term of the Long Term Plan will be extended to May 26, 2024. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the Long Term Plan prior to expiration may extend beyond the end of such period through the award's normal expiration date.

        The Board and, pursuant to the delegation of its authority, the Compensation Committee may amend, alter or discontinue the Long Term Plan at any time, although shareholder approval must be obtained for any action that would increase the number of shares of our Common Stock available, increase the award limits under the Long Term Plan, permit awards of options at a price less than fair market value, permit of options or SARs or expand the class of persons eligible to receive awards under the Long Term Plan. Shareholder approval is also required for any action that would, absent such approval, violate the rules and regulations of the NYSE or any other securities exchange applicable to us.

        Change in Control; Fundamental Change.    In the event of a change in control, the vesting of stock options and SARs is accelerated, the restrictions on restricted stock and restricted stock units shall lapse and the shares shall be issued and performance units shall be fully distributable. In the event of a fundamental change, such as a dissolution, liquidation, sale of assets, merger or consolidation or statutory share exchange, the Compensation Committee has the discretion to provide for substitute awards or cancel outstanding options and SARs in exchange for cash payments to the recipients.

Prohibition on Repricing Awards

        No option or SAR may be amended to reduce its exercise price, and no option or SAR may be canceled and replaced with an option or SAR having a lower exercise price, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the Long Term Plan.

Transferability of Awards

        Unless otherwise provided by the Committee, awards under the Long Term Plan may only be transferred by will or by the laws of descent and distribution.

Federal Income Tax Consequences

        Grant of Options and SARs.    The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

        Exercise of Options and SARs.    Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our Common Stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising an SAR, the fair market value on the exercise date of any shares of our Common Stock received is taxable to the recipient as ordinary income and generally deductible by us.

        Disposition of Shares Acquired Upon Exercise of Options and SARs.    The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

        Awards Other than Options and SARs.    As to other awards granted under the Long Term Plan that are payable either in cash or shares of our Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (i) the amount of cash received or, as applicable, (ii) the excess of (A) the fair market value of the shares received (determined as of the date of receipt) over (B) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

        Income Tax Deduction.    Subject to the usual rules concerning reasonable compensation, and assuming that, as expected, performance awards paid under the Long Term Plan are "qualified performance-based compensation" within the meaning of Section 162(m), we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Long Term Plan.

        Application of Section 16.    Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

        Delivery of Shares for Tax Obligation.    Under the Long Term Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to deliver shares of our Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to us to satisfy federal and state income tax obligations.

        Gross-Up for Excise Tax.    In the event any payment or benefit received under the Long Term Plan results in a "parachute payment," within the meaning of Section 280G of the Code, and the participant is required to pay an excise tax in connection therewith, the Company shall pay to the participant a tax "gross-up" payment such that the net benefit received by the participant is equivalent to the benefit the participant would have received had there been no excise tax incurred.

        Upon the recommendation of the Compensation Committee of the Board, the Board unanimously recommends a vote FOR the amendment of the Long Term Plan.

 ITEM 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected PricewaterhouseCoopers LLP, certified public accountants and independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending June 30, 2014. Although not required, the Board wishes to submit the selection of PricewaterhouseCoopers LLP for shareholders' ratification at the Annual Meeting. If the shareholders do not so ratify, the Audit Committee will reconsider its selection.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

        Upon the recommendation of the Audit Committee of the Board, the Board unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP.

Audit Fees

        Aggregate audit fees billed for professional services rendered by PricewaterhouseCoopers LLP were $2,180,000 for the year ended June 30, 2013, and $2,210,000 for the year ended June 30, 2012. Such fees were primarily for professional services rendered for the audits of our consolidated financial statements as of and for the years ended June 30, 2013 and 2012, limited reviews of our unaudited condensed consolidated interim financial statements, statutory audits of certain of our subsidiaries, and accounting consultations required to perform an audit in accordance with generally accepted auditing standards.

Audit-Related Fees

        There were no audit-related services by PricewaterhouseCoopers LLP in the year ended June 30, 2013. Aggregate audit-related fees billed for professional services rendered by PricewaterhouseCoopers LLP were $527,000 for the year ended June 30, 2012. The audit-related fees for the year ended June 30, 2012 were for assurance services related to the sale of our Hair Club for Men and Women business.

Tax Fees

        Aggregate income tax compliance and related services fees billed for professional services rendered by PricewaterhouseCoopers LLP were $280,545 for the year ended June 30, 2013 and $331,136 for the year ended June 30, 2012. The tax fees for the years ended June 30, 2013 and 2012 were for tax compliance, consulting and planning-related professional services, as well as assistance with tax audits.

All Other Fees

        In addition to the fees described above, aggregate fees of $1,800 were billed by PricewaterhouseCoopers LLP during the years ended June 30, 2013 and 2012, for fees related to a research tool that we access through PricewaterhouseCoopers LLP.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee has approved the engagement of PricewaterhouseCoopers LLP to perform auditing services for the current fiscal year ending June 30, 2014, based upon an engagement letter submitted by PricewaterhouseCoopers LLP. In accordance with Company policy, any additional audit or non-audit services must be approved in advance. All of the professional services provided by PricewaterhouseCoopers LLP during the years ended June 30, 2013 and June 30, 2012 were approved or pre-approved in accordance with policies of our Audit Committee.

 AUDIT COMMITTEE REPORT

        The Audit Committee reports to and assists the Board in providing oversight of the financial management, independent auditors and financial reporting procedures of the Company. Each member of the Audit Committee is "independent" within the meaning of applicable NYSE listing standards. The Audit Committee has adopted a written charter describing its functions, which has been approved by the Board.

        Our management is responsible for preparing our financial statements and the overall reporting process, including our system of internal controls. Our independent auditors, PricewaterhouseCoopers LLP, are responsible for auditing the financial statements and our system of internal controls over financial reporting and expressing opinions thereon.

        In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by the applicable rules of the Public Company Accounting Oversight Board (PCAOB).

        In addition, the Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Committee concerning independence, and has discussed with the independent auditors the independent auditors' independence.

        The Committee discussed with our independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls and the overall quality of our financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2013 for filing with the SEC. The Committee also has recommended to the Board the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014.

David P. Williams, Chair James P. Fogarty Michael J. Merriman Jeffrey C. Smith Members of the Audit Committee

 ITEM 5
APPROVAL OF ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

        We are providing shareholders with an annual, non-binding advisory vote to approve the executive compensation as disclosed in the CD&A. At the Annual Meeting, shareholders will vote on the following advisory resolution regarding the compensation of our Named Executive Officers as described in this Proxy Statement (commonly referred to as "Say-on-Pay"):

        "RESOLVED, that the shareholders of Regis Corporation approve, on an advisory basis, the compensation paid to the Company's Named Executive Officers as disclosed in the 'Compensation Discussion and Analysis' section, and compensation tables and narrative discussion contained in the 'Executive Compensation' section in this Proxy Statement."

        Our executive compensation programs are based on our belief that attracting, retaining and motivating talented executives is critical to the maintenance of our competitive advantage in the haircare industry and to the achievement of the business goals set by the Board. Accordingly, our executive compensation programs are designed to reward executives for achievement of our pre-determined financial and business goals, while also aligning our executives' interests with those of our shareholders. We believe that we best achieve these goals by providing our executives with a mix of compensation elements that incorporate cash and equity, as well as short-term and long-term components, and that are tied to our business goals, all as described above in the CD&A of this Proxy Statement.

        The compensation paid to our executives in fiscal 2013 reflects our new compensation programs which include significant changes from our historic compensation programs. As described above in the CD&A, our executive officers did not receive a payout under their annual non-equity incentive awards or performance units for fiscal 2013 because our actual adjusted EBITDA and same-store sales did not reach the threshold levels. The lack of a payout under these programs reflects our commitment to paying only for performance. As described in the CD&A, the Compensation Committee did make certain discretionary performance unit grants in August 2013 to recognize the important work performed by the executive team to accelerate the Company's turnaround and lay the groundwork that we believe will lead to long-term strategic success, and to retain and incentivize them to continue their work toward these objectives. However, these awards were determined based on the Compensation Committee's assessment of each individual's performance and contributions, over the past year and those contributions to be made going forward, toward executing our turnaround strategy, and will only be earned if the Company achieves certain adjusted EBITDA objectives over a three-year performance period ending June 30, 2016.

        For a comprehensive description of our executive compensation program, philosophy and objectives, including the specific elements of executive compensation that comprised the program in fiscal 2013, please refer to the CD&A, as well as the Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures) that follow the CD&A, beginning on page 15.

        This advisory vote will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will review and carefully consider the outcome of the vote. If there are a significant number of negative votes, the Compensation Committee will seek to understand the concerns that influenced the vote and consider them in making future executive compensation decisions.

        Upon recommendation of the Compensation Committee of the Board, the Board unanimously recommends a vote FOR the approval of the compensation of our Named Executive Officers.

 PROPOSALS OF SHAREHOLDERS

        Shareholders who intend to present proposals and director nominees at the 2014 annual meeting of shareholders, and who wish to have such proposals included in our Proxy Statement for the 2014 annual meeting, must be certain that such proposals are received by our Corporate Secretary, 7201 Metro Boulevard, Edina, Minnesota 55439, not later than May     , 2014. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for our 2014 annual meeting.

        For any proposal that is not submitted for inclusion in our 2014 proxy statement, but is instead sought to be presented directly at the 2014 annual meeting of shareholders, we must receive notice of such proposal not later than July 24, 2014 and not earlier than June 24, 2014, provided that in the event that the date of the 2014 annual meeting is more than 30 days before or more than 70 days after the anniversary date of the Annual Meeting, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the 2014 annual meeting and not later than the close of business on the later of the 90th day prior to the 2014 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. Notices of intention to present proposals at our 2014 annual meeting should be addressed to our Secretary, 7201 Metro Boulevard, Edina, Minnesota 55439.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

        Our Annual Report to Shareholders and Form 10-K, including financial statements for the year ended June 30, 2013, is available on our website at www.regiscorp.com. If requested, we will provide shareholders with copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. Such requests should be directed to Eric A. Bakken, our Secretary, at our address stated herein.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

        Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on October 22, 2013.

        The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.eproxyaccess.com/rgs.

 GENERAL

        The Board knows of no other matter to be acted upon at the Annual Meeting. However, if any other matter is properly brought before the Annual Meeting, the shares covered by your proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy.

        Your vote is very important no matter how many shares you own.    You are urged to read this Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy by telephone or through the Internet in accordance with the voting instructions provided to you.

By Order of the Board

Eric A. Bakken Secretary
September , 2013

 Appendix A

ARTICLE XI

Election of Directors

        Subject to the rights, if any, of the holders of one or more classes or series of preferred or preference stock issued by the corporation, voting separately by class or series to elect directors in accordance with the terms of such preferred or preference stock, each director shall be elected at a meeting of shareholders by the vote of the majority of the votes cast with respect to the director, provided that directors shall be elected by a plurality of the votes present and entitled to vote on the election of directors at any such meeting for which the number of nominees (other than nominees withdrawn on or prior to the day preceding the date the corporation first mails its notice for such meeting to the shareholders) exceeds the number of directors to be elected. For purposes of this Article XI, action at a meeting shall mean action at a meeting which satisfies the notice and quorum requirements imposed by the bylaws of this corporation, except as otherwise provided by law, and a majority of the votes cast means that the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the corporation that are voted "for" a director must exceed the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the corporation that are voted "against" that director.

A-1

Appendix B

REGIS CORPORATION

AMENDED AND RESTATED 2004 LONG TERM INCENTIVE PLAN

(As proposed to be amended upon shareholder approval at the October 22, 2013 annual meeting)

B-i

3.4	Indemnification	B -7

ARTICLE IV SHARES SUBJECT TO PLAN		B -7
4.1	Number of Shares	B -7
4.2	Release of Shares	B -7
4.3	Substitute Awards	B -7
4.4	Restrictions on Awards	B -8
4.5	Shareholder Rights	B -8
4.6	Effect of Certain Changes	B -8

ARTICLE V ELIGIBILITY		B -9
5.1	Eligibility	B -9

ARTICLE IV STOCK OPTIONS		B -9
6.1	General	B -9
6.2	Grant	B -9
6.3	Terms and Conditions	B -9
6.4	Termination by Reason of Death	B -10
6.5	Termination by Reason of Disability	B -10
6.6	Termination for Cause	B -10
6.7	Other Termination	B -10

ARTICLE IIV STOCK APPRECIATION RIGHTS		B -11
7.1	General	B -11
7.2	Grant	B -11
7.3	Terms and Conditions	B -11

ARTICLE VIII RESTRICTED STOCK AND RESTRICTED STOCK UNITS		B -12
8.1	General	B -12
8.2	Grant, Awards and Certificates	B -12
8.3	Terms and Conditions	B -12

ARTICLE IX PERFORMANCE UNITS		B -13
9.1	General	B -13
9.2	Earning Performance Unit Awards	B -13
9.3	Termination of Employment Due to Death or Disability	B -13
9.4	Nontransferability	B -13
9.5	Election to Defer	B -14
9.6	Payment	B -14

ARTICLE X CHANGE IN CONTROL PROVISIONS		B -14
10.1	Impact of Event	B -14
10.2	Additional Discretion	B -14
10.3	Fundamental Change	B -14

ARTICLE XI PROVISIONS APPLICABLE TO SHARES ACQUIRED UNDER THIS PLAN		B -15
11.1	No Company Obligation	B -15

ARTICLE XII MISCELLANEOUS		B -15
12.1	Amendments and Termination; No Repricing	B -15
12.2	Unfunded Status of Plan	B -16
12.3	Provisions Relating to Internal Revenue Code Section 162(m)	B -16
12.4	No Additional Obligation	B -17
12.5	Withholding	B -17
12.6	Controlling Law	B -17

B-ii

12.7	Offset	B -17
12.8	Nontransferability; Beneficiaries	B -18
12.9	Gross-Up for Excise Tax	B -18
12.10	No Rights with Respect to Continuance of Employment	B -18
12.11	Awards in Substitution for Awards Granted by Other Corporations	B -18
12.12	Foreign Alternatives	B -19
12.13	Delivery of Stock Certificates	B -19
12.14	Headings	B -19
12.15	Severability	B -19
12.16	Successors and Assigns	B -19
12.17	Entire Agreement	B -19

B-iii

REGIS CORPORATION
AMENDED AND RESTATED 2004 LONG TERM INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1 Establishment. The Regis Corporation 2004 Long Term Incentive Plan (“Plan”) was established by Regis Corporation (“Company”), effective as of May 26, 2004 (the “Effective Date”), restated effective as of December 31, 2008 to incorporate and supersede all prior amendments hereto and to make certain changes to comply with Section 409A of the Internal Revenue Code of 1986, and further amended and restated as of the Restatement Effective Date, and shall be further amended to extend the term of the Plan as set forth in Section 12.1 below.

1.2 Purpose. The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participant ownership in the Company, attract and retain talent, and enable Participants to participate in the long-term growth and financial success of the Company. The Plan and the grant of Awards thereunder are expressly conditioned upon the Plan’s approval by the shareholders of the Company.

1.3 Compliance with 409A. The Plan is intended to meet the requirements of paragraph (2), (3) and (4) of Code Section 409A(a) to the extent applicable, and the terms and provisions of the Plan should be interpreted and applied in a manner consistent with such requirements, including the regulations and other guidance issued under Code Section 409A.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms are defined as set forth below:

2.1 “Affiliate” means any entity that is a subsidiary or a parent corporation, as defined in Section 424(e) of the Code, of the Company or any other entity designated by the Committee as covered by the Plan in which the Company has, directly or indirectly, at least a 20% voting interest.

2.2 “Agreement” means any agreement entered into pursuant to the Plan by which an Award is granted to a Participant, and any amendments thereto.

2.3 “Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Unit granted to a Participant under the Plan. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an Agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

2.4 “Beneficiary” means any person or other entity, which has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the compensation, specified under the Plan to the extent permitted. If there is no designated beneficiary, then the term means any person or other entity entitled by will or the laws of descent and distribution to receive such compensation.

2.5 “Board of Directors” or “Board” means the Board of Directors of the Company.

2.6 “Cause” means, for purposes of determining whether and when a Participant has incurred a Termination of Employment for Cause, any act or omission which permits the Company to terminate the written employment agreement or arrangement between the Participant and the Company or an Affiliate for “cause” as defined in such agreement or arrangement. In the event there is no such agreement or arrangement or the agreement or arrangement does not define the term “Cause,” then “Cause” means (1) with respect to Awards granted before the Restatement Effective Date, the Participant’s intentional participation in illegal conduct which (i) is materially and directly detrimental to the financial interests of the Company or an Affiliate and (ii) results in the Participant’s conviction of a felony and (2) with respect to Awards granted on or after the Restatement Effective Date, (i) (a) a felony conviction under any Federal or state statute which is materially detrimental to the financial interests of the Company, or (b) willful non-performance by the Participant of his or her material employment duties other than by reason of his or her physical or mental incapacity after reasonable written notice to the Participant and reasonable opportunity (not less than thirty (30) days) to cease such non-performance; or (ii) the Participant willfully engaging in fraud or gross misconduct which is materially detrimental to the financial interests of the Company.

2.7 “Change in Control” means:

(1) with respect to Awards granted before January 1, 2009, the first to occur of any of the following events:

(a) the acquisition by any “person,” as that term is used in Sections 13(d) and 14(d) of the Exchange Act of “beneficial ownership,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 20% or more of the shares of the Company’s capital stock;

(b) the first day on which less than two-thirds of the total membership of the Board of Directors shall be Continuing Directors (as that term is defined in Article VII of the Company’s Articles of Incorporation);

(c) the approval by the shareholders of the Company of a merger, share exchange, or consolidation of the Company (a “Transaction”), other than a Transaction which would result in the Voting Stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the Voting Stock of the Company or such surviving entity immediately after such Transaction; or

(d) the approval by the shareholders of the Company of a complete liquidation of the Company or a sale or disposition of all or substantially all the assets of the Company; and

(2) with respect to Awards granted on or after January 1, 2009, the first to occur of any of the following events:

(a) any “person” within the meaning of Section 2(a)(2) of the Securities Act of 1933 and Section 14(d) of the Exchange Act is or has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of twenty percent (20%) or more of either (i) the then outstanding shares of Common Stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), except for an acquisition by an entity resulting from a Business Combination (as defined below) in which clauses (x) and (y) of subparagraph (b) applies;

(b) consummation of (i) a merger or consolidation of the Company with or into another entity, (ii) a statutory share exchange or (iii) the acquisition by any person (as defined above) of all or substantially all of the assets of the Company (each, a “Business Combination”), unless immediately following such Business Combination, (x) all or substantially all of the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the voting power of the then outstanding shares of voting stock (or comparable voting equity interests) of the surviving or acquiring entity resulting from such Business Combination (including such beneficial ownership of an entity that, as a result of such transaction, owns the Company or all or substantially all of the

Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions (as compared to the other beneficial owners of the Company’s voting stock immediately prior to such Business Combination) as their beneficial ownership of the Company’s voting stock immediately prior to such Business Combination and (y) no person (as defined above) beneficially owns, directly or indirectly, twenty percent (20%) or more of the voting power of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity (other than a direct or indirect parent entity of the surviving or acquiring entity, that, after giving effect to the Business Combination, beneficially owns, directly or indirectly, 100% of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity), or

(c) individuals who constitute the Company’s Board of Directors on the Effective Date (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three-quarters (75%) of the directors comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board;

provided, however, that for any payment with respect to any Award under the Plan that is subject to Section 409A of the Code, the Change in Control must also be a change in control event under Treas. Reg. Section 1.409A-3(i)(5).

2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor, along with related rules, regulations and interpretations.

2.9 “Commission” means the Securities and Exchange Commission or any successor thereto.

2.10 “Committee” means the committee of the Board responsible for granting Awards under the Plan, which shall be the Compensation Committee of the Board, until such time as the Board may designate a different committee. The Committee shall consist solely of two or more directors, each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3 and each of whom is also an “outside director” under Section 162(m) of the Code. In addition, each member of the Committee must be an “independent director” as determined under the corporate governance rules of the New York Stock Exchange, as amended from time to time.

2.11 “Common Stock” means the shares of the Company’s common stock, $0.05 par value, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter, or the common stock of any successor to the Company which is designated for the purpose of the Plan.

2.12 “Company” means Regis Corporation, a Minnesota corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

2.13 “Covered Employee” means a Participant who, in the sole judgment of the Committee, may be treated as a “covered employee” within the meaning of Section 162(m) of the Code at the time income is recognized by the Participant in connection with an Award that is intended to qualify for the Performance-Based Exception (as defined below).

2.14 “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.16 “Exercise Price” means the price at which the Common Stock may be purchased under an Option or may be obtained under a Stock Appreciation Right.

2.17 “Fair Market Value” means the value of one share of Common Stock, determined pursuant to the applicable method described below, without regard to whether the Common Stock is restricted or represents a minority interest:

(1) if the Common Stock is listed on a securities exchange or quoted on an automated quotation system, the closing price of a share of Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported) or if a closing price was not reported on the grant date, then the arithmetic mean of the high and low prices on that date or on the first preceding trading date, as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by the automated quotation system, as the case may be;

(2) if the Common Stock is not listed on a national securities exchange or quoted on the automated quotation system, but is actively traded in the over-the counter market, the average of the closing bid and asked prices for a share of the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), or the most recent preceding date for which such quotations are reported; and

(3) if, on the relevant date, the Common Stock is not publicly traded or reported as described in (1) or (2) above, the value determined by the reasonable application of a reasonable valuation method which is consistent with Treas. Reg. § 1.409A-1(b)(5)(iv), selected in good faith by the Board.

2.18 “Grant Date” means the date as of which an Award is granted pursuant to the Plan or such later effective date for the Award as specified at the time of grant.

2.19 “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.20 “Non-Qualified Stock Option” means an Option to purchase Common Stock in the Company granted under the Plan, the taxation of which is pursuant to Section 83 of the Code.

2.21 “Option Period” means the period during which the Option remains outstanding in accordance with an Agreement and Article VI.

2.22 “Participant” means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under the Plan. In the event that a Representative is appointed for a Participant, then the term “Participant” shall mean such appointed Representative. Notwithstanding the appointment of a Representative, the term “Termination of Employment” shall mean the Termination of Employment of the Participant.

2.23 “Performance Unit” shall have the meaning set forth in Section 9.1 hereof.

2.24 “Plan” means the Regis Corporation 2004 Long Term Incentive Plan, as herein set forth and as may be amended from time to time.

2.25 “Representative” means (a) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant’s primary residence at the date of the Participant’s death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; (c) the person or entity which is the beneficiary of the Participant upon or following the Participant’s death; or (d) the person to whom an Award has been permissibly transferred; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

2.26 “Restatement Effective Date” means the date on which this Plan, as amended and restated, is approved by the Company’s shareholders at the Company’s 2010 annual meeting of shareholders.

2.27 “Restricted Stock” means Common Stock granted to a Participant under Section 8.1 hereof and which is subject to certain restrictions and to a risk of forfeiture or repurchase by the Company.

2.28 “Restricted Stock Unit” means an Award to a Participant under Section 8.1 hereof under which no Common Stock actually is awarded to the Participant on the date of grant. Each Award of a Restricted Stock Unit entitles a Participant to receive a share of Common Stock, or cash in the amount of the Fair Market Value of a share of Common Stock, as of a future date, subject to certain restrictions and to a risk of forfeiture.

2.29 “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Commission under Section 16 of the Exchange Act.

2.30 “Stock Appreciation Right” means a right granted under Article VII.

2.31 “Stock Option” or “Option” means a right, granted to a Participant under Section 6.1 hereof, to purchase Common Stock at a specified price during specified time periods.

2.32 “Termination of Employment” means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person’s ceasing, for whatever reason, to be any and all of an officer or employee of the Company or of any Affiliate, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of a business owned or operated by the Company or its Affiliates.

With respect to any person who is not an employee with respect to the Company or an Affiliate (such as a non-employee member of the Board), the Agreement shall establish what act or event shall constitute a Termination of Employment for purposes of the Plan. A Termination of Employment shall occur with respect to an employee who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or an Affiliate. To the extent that an Award granted under the Plan is subject to Internal Revenue Code Section 409A, a Termination of Employment shall mean a “separation from service” under Code Section 409A and the regulations and guidance issued with respect thereto (all references herein to Code Section 409A shall include such regulations and guidance). Notwithstanding the foregoing, no Termination of Employment shall be deemed to have occurred in the case of (1) an approved leave of absence; and (2) any change in status so long as the individual remains in the service of the Company or any Affiliate in a capacity that satisfies the eligibility conditions of Article V.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

ARTICLE III

ADMINISTRATION

3.1 Committee Structure and Actions. The Plan shall be administered by the Committee in accordance with the rules and responsibilities of the Committee.

3.2 Committee Authority. Subject to the terms of the Plan, the Committee shall have the authority:

(1) to select those persons to whom Awards may be granted from time to time;

(2) to determine whether and to what extent Awards are to be granted hereunder;

(3) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(4) to determine the terms and conditions of any Award granted hereunder, provided that the Exercise Price of any Option or Stock Appreciation Right shall not be less than the Fair Market Value per share as of the Grant Date;

(5) to adjust the terms and conditions, at any time or from time to time, of any Award, subject to the limitations of Section 12.1;

(6) to determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred;

(7) to provide for the forms of Agreement to be utilized in connection with this Plan;

(8) to determine what legal requirements are applicable to the Plan, Awards, and the issuance of Common Stock, and to require of a Participant that appropriate action be taken with respect to such requirements;

(9) to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Agreement, outstanding Awards;

(10) to require as a condition of the exercise of an Award or the issuance or transfer of a certificate (or other representation of title) of Common Stock, the withholding from a Participant of the amount of any taxes as may be necessary in order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;

(11) to determine whether and with what effect an individual has incurred a Termination of Employment (or, as applicable, a “separation from service” pursuant to Code Section 409A);

(12) to determine the restrictions or limitations on the transfer of Common Stock;

(13) to determine whether an Award is to be adjusted, modified or purchased, or is to become fully exercisable, under the Plan or the terms of an Agreement;

(14) to determine the permissible methods of Award exercise and payment within the terms and conditions of the Plan and the particular Agreement;

(15) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan; and

(16) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan. The Committee’s policies and procedures may differ with respect to Awards granted at different times and may differ with respect to a Participant from time to time, or with respect to different Participants at the same or different times.

Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. Any determination shall not be subject to de novo review if challenged in court.

3.3 Delegation of Authority. To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to determine and administer Awards to Participants who are not subject to Section 16 of the Exchange Act to one or more persons who are either members of the Board of Directors or executive officers of the Company.

3.4 Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from (1) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and (2) any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE IV

SHARES SUBJECT TO PLAN

4.1 Number of Shares. As originally adopted in 2004, the Plan provided for the reservation and authorization of 2,500,000 shares of Common Stock, which share pool has been largely exhausted. Subject to the adjustment under Section 4.6, as of the Restatement Effective Date, an additional 4,250,000 shares of Common Stock shall be reserved and available for distribution pursuant to Awards under the Plan. Such shares may consist, in whole or in part, of authorized and unissued shares or shares acquired from a third party.

4.2 Release of Shares. The Committee shall have full authority to determine the number of shares of Common Stock available for Awards, which shall include (without limitation) as available for distribution any shares of Common Stock that have ceased to be subject to an Award; any shares of Common Stock subject to any Award that have been previously forfeited; any shares under an Award that otherwise terminates without issuance of Common Stock being made to a Participant; or any shares of Common Stock that are received by the Company in connection with the exercise of an Award, including the satisfaction of any tax liability or tax withholding obligation. Any shares that are available immediately prior to the termination of the Plan, or any shares of Common Stock returned to the Company for any reason subsequent to the termination of the Plan, may be transferred to a successor plan.

4.3 Substitute Awards. Substitute awards granted pursuant to Section 12.11 of the Plan shall not be charged against the maximum number of shares set forth above. Additionally, in the event that a company acquired by the Company or an Affiliate or which the Company or any Affiliate combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not be charged against the foregoing maximum share limitations; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees of the Company or an Affiliate prior to such acquisition or combination.

4.4 Restrictions on Awards. Common Stock issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for Common Stock, cash or other property prior to (i) the completion of any registration or qualification of such shares under federal, state or other law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable; (ii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction or discharge its legal obligation with respect to the exercise of an Award; or (iii) where required by Code Section 409A for payments or transfers made upon a Participant’s “separation from service” as defined in Code Section 409A to a Participant who is a “specified employee” under Code Section 409A, the first business day after the expiration of the six month period following such separation from service or if earlier, the date of Participant’s death. The Company may cause any certificate (or other representation of title) for any shares of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Common Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

4.5 Shareholder Rights. No person shall have any rights of a shareholder as to Common Stock subject to an Award until, after proper exercise of the Award or other action required, such shares shall have been recorded on the Company’s official shareholder records as having been issued and transferred. Upon exercise of the Award or any portion thereof, the Company will have a reasonable period in which to issue and transfer the shares, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company’s official shareholder records, except as provided herein or in an Agreement.

4.6 Effect of Certain Changes. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, referred to as “ASC Topic 718”) that causes the per share value of shares of Common Stock to change, such as a stock dividend or stock split, the Committee shall cause there to be made an equitable adjustment to the number and kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan, to limits on numbers of certain types of Awards and per-Participant limitations, and to outstanding Awards (including but not limited to the number and kind of shares of Common Stock to which such Awards are subject, and the exercise or strike price of such Awards) to the extent such other Awards would not otherwise automatically adjust in the equity restructuring; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such Incentive Stock Option to violate Section 422(b) of the Code or any successor provision; provided, further, that no such adjustment shall be authorized under this Section to the extent that such adjustment would cause an Award to be subject to adverse tax consequences under Section 409A of the Code. In the event of any other change in corporate capitalization, which may include a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of ASC Topic 718, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of shares of Common Stock subject to an Award shall always be a whole number.

ARTICLE V

ELIGIBILITY

5.1 Eligibility. Except as herein provided, the persons who shall be eligible to participate in the Plan and be granted Awards shall be those persons who are common law employees of the Company or any Affiliate, non-employee members of the Board, or other individuals selected by the Committee. Of those persons described in the preceding sentence, the Committee may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee shall give consideration to such factors deemed appropriate by the Committee.

ARTICLE VI

STOCK OPTIONS

6.1 General. The Committee shall have authority to grant Options under the Plan at any time or from time to time. An Option shall entitle the Participant to receive Common Stock upon exercise of such Option, subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement (the terms and provisions of which may differ from other Agreements) including, without limitation, payment of the Exercise Price.

6.2 Grant. The grant of an Option shall occur as of the Grant Date determined by the Committee. Stock Options may be granted alone or in connection with other Awards. An Award of Options shall be evidenced by, and subject to the terms of, an Agreement. Only a person who is a common-law employee of the Company, any parent corporation of the Company, or a subsidiary (as such terms are defined in Section 424 of the Code) on the date of grant shall be eligible to be granted an Incentive Stock Option. To the extent that any Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

6.3 Terms and Conditions. Options shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(1) Exercise Price. Except in the case of substitute awards granted pursuant to Section 12.11 of the Plan, the Exercise Price per share shall not be less than the Fair Market Value per share as of the Grant Date. If an Option intended to qualify as an Incentive Stock Option is granted to an individual who owns or who is deemed to own shares possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company, a corporation which is a parent corporation of the Company, or any subsidiary of the Company (each as defined in Section 424 of the Code) (a “10% Owner”), the Exercise Price per share shall not be less than one hundred ten percent (110%) of such Fair Market Value per share.

(2) Option Period. The Option Period of each Option shall be fixed by the Committee, provided that no Option shall be exercisable more than ten (10) years after the date the Option is granted. In the case of an Incentive Stock Option granted to a 10% Owner, the Option Period shall not exceed five (5) years. No Option which is intended to be an Incentive Stock Option shall be granted more than ten (10) years from the date the Plan is adopted by the Company or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

(3) Exercisability. Unless otherwise provided in an Award Agreement, Options shall become exercisable at the rate of twenty percent (20%) of the total number of shares as of each anniversary of the Grant Date. In addition, the Committee may at any time accelerate the exercisability of all or part of any Option. If the Committee intends that an Option be able to qualify as an Incentive Stock Option, the Committee may, in its discretion, provide that the aggregate Fair Market Value (determined at the date of grant of the Option)

of the Common Stock as to which such Incentive Stock Option held by a Participant which is exercisable for the first time during any calendar year (including all other incentive stock options held by the Participant issued under all plans of the Company and its Affiliates), shall not exceed $100,000.

(4) Method of Exercise. Subject to the provisions of this Article VI and the Agreement, a Participant may exercise Options, in whole or in part after they become exercisable, during the Option Period by giving written notice of exercise on a form provided by the Committee to the Company specifying the number of shares of Common Stock subject to the Option to be purchased or in such other manner as is prescribed by the Committee or its delegates. Such notice shall be accompanied by payment in full of the purchase price by cash or certified check or such other form of payment as the Company may accept. If permitted by the Committee, payment in full or in part may also be made by (i) withholding Common Stock otherwise issuable to the Participant upon exercise of the Option or by delivering Common Stock already owned by the Participant, in each case having a total Fair Market Value on the date of exercise equal to the Option Price; (ii) the delivery of cash by a broker-dealer as a “cashless” exercise, provided such method of payment may not be used by a director or executive officer of the Company to the extent it would violate the Sarbanes-Oxley Act of 2002; or (iii) any combination of the foregoing.

(5) Non-transferability of Options. Except as provided under the Plan or an Agreement, or as otherwise approved by the Committee, no Option shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s Representative.

6.4 Termination by Reason of Death. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to death or dies within three (3) months after a termination described in Section 6.6, any unexpired and unexercised Option held by such Participant shall thereafter be fully exercisable for a period of one (1) year immediately following the date of such death or until the expiration of the Option Period, whichever period is the shorter.

6.5 Termination by Reason of Disability. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to a Disability, any unexpired and unexercised Option held by such Participant shall thereafter be fully exercisable by the Participant for a period of one (1) year immediately following the date of such Disability or until the expiration of the Option Period, whichever period is the shorter, and the Participant’s death at any time following such Termination of Employment due to Disability shall not affect the foregoing.

6.6 Termination for Cause. If the Participant incurs a Termination of Employment for Cause, the Option shall terminate immediately.

6.7 Other Termination. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment that is involuntary on the part of the Participant (but is not due to death, Disability or termination for Cause) or is voluntary on the part of the Participant, any Option held by such Participant shall thereupon terminate, except that such Option, to the extent then exercisable, may be exercised for the lesser of the ninety (90) consecutive day period commencing with the date of such Termination of Employment or until the expiration of the Option Period whichever period is the shorter. Unless otherwise provided in an Agreement, the death or Disability of a Participant after a Termination of Employment otherwise provided herein shall not extend the time permitted to exercise an Option.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 General. The Committee shall have authority to grant Stock Appreciation Rights under the Plan at any time or from time to time. Stock Appreciation Rights may be awarded either alone or in addition to other Awards granted under the Plan. Subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement, a Stock Appreciation Right shall entitle the Participant to surrender to the Company the Stock Appreciation Right and to be paid therefore in Common Stock the amount described in Section 7.3(2).

7.2 Grant. The grant of a Stock Appreciation Right shall occur as of the Grant Date determined by the Committee. Except in the case of substitute awards granted pursuant to Section 12.11 of the Plan, in no event shall the Exercise Price per share be less than the Fair Market Value per share as of the Grant Date. A Stock Appreciation Right entitles a Participant to receive Common Stock as determined by the Committee and set forth in the Award Agreement in accordance with Section 7.3(2). An Award of Stock Appreciation Rights shall be evidenced by, and subject to the terms of an Agreement, which shall become effective upon execution by the Participant.

7.3 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(1) Period and Exercise. The term of a Stock Appreciation Right shall be established by the Committee. A Stock Appreciation Right shall be for such period and shall be exercisable at such times and to the extent provided in the Agreement. Subject to Section 10.1 and the terms set by the Committee, Stock Appreciation Rights shall be exercisable at the rate of twenty percent (20%) of the shares subject to the Award as of each anniversary of the Grant Date. In addition, the Committee may at any time accelerate the exercisability of all or part of any Stock Appreciation Right. Stock Appreciation Rights shall be exercised by the Participant’s giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the portion of the Stock Appreciation Right to be exercised or in such other manner as is prescribed by the Committee or its delegates.

(2) Amount. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash or Common Stock equal in value to the excess of the Fair Market Value per share of Common Stock as of the date of exercise over the Exercise Price per share of Common Stock specified in the related Agreement, multiplied by the number of shares in respect of which the Stock Appreciation Right is exercised. For purposes of determining the number of shares of Common Stock to be delivered upon exercise of a Stock Appreciation Right to be paid in stock, the amount the Participant is entitled to receive in accordance with the foregoing sentence shall be divided by the Fair Market Value per share of Common Stock as of the date of exercise of such Stock Appreciation Right.

(3) Non-transferability of Stock Appreciation Rights. Except as provided in the Plan or in an Agreement, no Stock Appreciation Rights shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged or otherwise disposed of, other than by will or the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s Representative.

(4) Termination. A Stock Appreciation Right shall be forfeited or terminated at such time as an Option would be forfeited or terminated under the Plan, unless otherwise provided in an Agreement.

ARTICLE VIII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 General. The Committee shall have authority to grant Restricted Stock and/or Restricted Stock Units under the Plan at any time or from time to time. The Committee shall determine the number of shares of Restricted Stock and/or the number of Restricted Stock Units to be awarded to any Participant, the time or times within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards. Each Award shall be confirmed by, and be subject to the terms of, an Agreement which shall become effective upon execution by the Participant.

8.2 Grant, Awards and Certificates. An Award of Restricted Stock or of Restricted Stock Units shall occur as of the Grant Date determined by the Committee and as provided in an Agreement. Restricted Stock and Restricted Stock Units may be awarded either alone or in addition to other Awards granted under the Plan. Notwithstanding the limitations on issuance of Common Stock otherwise provided in the Plan, each Participant receiving an Award of Restricted Stock shall be issued a certificate (or other representation of title) in respect of such Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined by the Committee. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a share power, endorsed in blank, relating to the Common Stock covered by such Award.

8.3 Terms and Conditions. Restricted Stock and Restricted Stock Units shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(1) Limitations on Transferability. The issue prices for Restricted Stock and Restricted Stock Units shall be set by the Committee and may be zero. Subject to the provisions of the Plan and the Agreement, during a period set by the Committee (and, in the case of Restricted Stock Units, until the date of delivery of Common Stock), commencing with the date of such Award (the “Restriction Period”), the Participant shall not be permitted to sell, assign, margin, transfer, encumber, convey, gift, alienate, hypothecate, pledge or otherwise dispose of Restricted Stock or Restricted Stock Units.

(2) Rights. Except as provided in Section 8.3(1), the Participant shall have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company holding the class of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends, except as limited by this Section 8.3(2). A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder but shall, to the extent provided in an Agreement, have the right to receive (with respect to such Restricted Stock Units) cash payments or dividend equivalent amounts (as provided in the Participant’s Restricted Stock Unit Agreement) equal in value to, and payable at the same time as, the cash dividends payable on a like number shares of Common Stock. Unless otherwise determined by the Committee, cash dividends on a Restricted Stock Award shall not be distributed prior to vesting of the Restricted Stock Award, but shall instead be accumulated and distributed as additional shares of Common Stock after vesting of the Restricted Stock Award, provided that payment shall be made no more than two and a half months after the end of the calendar year in which the Restricted Stock Award vests.

(3) Criteria. Based on service, performance by the Participant or by the Company or the Affiliate, including any division or department for which the Participant is employed, or such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of restrictions in installments and may accelerate the vesting of all or any part of any Award of Restricted Stock and waive the restrictions for all or any part of such Award of Restricted Stock.

(4) Forfeiture. Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Employment due to death or Disability during the Restriction Period, the restrictions shall lapse and the Participant shall be fully vested in the Restricted Stock or Restricted Stock Units. Except to the extent otherwise provided in the applicable Agreement and the Plan, upon a Participant’s Termination of Employment for any reason during the Restriction Period other than a Termination of Employment due to death or Disability, all shares of Restricted Stock and Restricted Stock Units still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of such Participant’s Restricted Stock and Restricted Stock Units.

(5) Delivery. If a share certificate is issued in respect of Restricted Stock, the certificate shall be registered in the name of the Participant but shall be held by the Company for the account of the Participant until the end of the Restricted Period. If and when the Restriction Period expires without a prior forfeiture of Restricted Stock or Restricted Stock Units subject to such Restriction Period, unlegended certificates (or other representation of title) for Common Stock shall be delivered to the Participant at the time and subject to the conditions provided in the Agreement governing such Award.

(6) Election. If so provided in the applicable Award Agreement, a Participant may elect to further defer receipt of the Restricted Stock or payment of Common Stock with respect to Restricted Stock Units for a specified period or until a specified event, subject to the Committee’s approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must be made in compliance with the terms and conditions of Section 409A of the Code.

ARTICLE IX

PERFORMANCE UNITS

9.1 General. The Committee shall have authority to grant Performance Units under the Plan at any time or from time to time. A Performance Unit (“Performance Unit”) consists of the right to receive cash or Common Stock upon achievement of certain goals relating to performance (“Performance Goals”) and may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall have complete discretion to determine the number of Performance Units granted to each Participant. Each Performance Unit Award shall be evidenced by, and be subject to the terms of, an Agreement which will become effective upon execution by the Participant. The time period during which a Performance Unit Award shall be earned shall be the “Performance Period,” and shall be at least one (1) fiscal year in length. Performance Units may be subject to Performance Goals which shall be established by the Committee.

9.2 Earning Performance Unit Awards. After the applicable Performance Period shall have ended, the Committee shall determine the extent to which the established Performance Goals have been achieved.

9.3 Termination of Employment Due to Death or Disability. In the event of a Termination of Employment due to death or Disability during a Performance Period, the Participant shall receive a pro rata share (based on the portion of the Performance Period during which the Participant was providing services to the Company or an Affiliate) of the Award (as determined following the completion of the Performance Period) earned with respect to the Participant’s Performance Units relating to such Performance Period. Unless otherwise determined by the Committee, in the event that a Participant’s employment terminates for any other reason, all Performance Units shall be forfeited by the Participant to the Company. Distribution of earned Performance Units on account of Termination of Employment due to death or Disability shall be made at the same time payments are made to Participants who did not incur a Termination of Employment during the applicable Performance Period.

9.4 Nontransferability. Unless otherwise provided in an Agreement, Performance Units may not be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution.

9.5 Election to Defer. If so provided in an Award Agreement, a Participant may elect to defer receipt of the cash Award with respect to Performance Units for a specified period or until a specified event, subject to the Committee’s approval, on such terms as are determined by the Committee, and subject to compliance with Section 409A of the Code.

9.6 Payment. Payment with respect to Performance Units shall be made in accordance with the related Agreement. In no event, however, shall any payment with respect to a Performance Unit be made after the fifteenth day of the third month after the last day of the applicable Performance Period.

ARTICLE X

CHANGE IN CONTROL PROVISIONS

10.1 Impact of Event. Notwithstanding any other provision of the Plan to the contrary and unless otherwise provided in an Agreement, in the event of a Change in Control:

(1) Any Stock Options and Stock Appreciation Rights outstanding as of the date of such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original grant;

(2) The restrictions applicable to any Restricted Stock and Restricted Stock Unit Awards shall lapse. Such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant, and such Restricted Stock Units shall become free of all restrictions, fully vested, and payable in shares of Common Stock; and

(3) Any Performance Goal or other condition with respect to any Performance Units shall be deemed to have been satisfied in full, and such Award shall be fully distributable.

10.2 Additional Discretion. In the event of a Change in Control, the Committee shall make a proportional adjustment of the terms of Awards granted hereunder in whatever manner as the Committee deems appropriate to equitably reflect the change (if any) in the value of the Common Stock due to the Change in Control. Notwithstanding anything herein or in an Agreement to the contrary, upon a Change in Control, the Committee shall have full discretion with respect to an outstanding Award to provide that the securities of another entity be substituted hereunder for the Common Stock and to make equitable adjustment with respect thereto.

10.3 Fundamental Change. In the event of a proposed (i) dissolution or liquidation of the Company, (ii) a sale of substantially all of the assets of the Company, (iii) a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or (iv) a statutory share exchange involving the capital stock of the Company (each, a “Fundamental Change”), the Committee may, but shall not be obligated to:

(1) with respect to a Fundamental Change that involves a merger, consolidation or statutory share exchange, make appropriate provision for the protection of each outstanding Stock Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the “parent corporation” (as defined in Section 424(e) of the Code from time to time, and any regulations promulgated thereunder, or any successor provision) of the Company or such surviving corporation, in lieu of the Stock Options, Stock Appreciation Rights and shares of Regis Stock, or

(2) with respect to any Fundamental Change, including, without limitation, a merger, consolidation or statutory share exchange, declare, prior to the occurrence of the Fundamental Change, and provide written notice to each holder of a Stock Option or Stock Appreciation Right of the declaration, that the Stock Option or Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Fundamental Change in exchange for payment to the holder of the Stock Option or Stock Appreciation Right, within 20 days after the Fundamental Change, of cash equal to (i) for each share of Regis Stock covered by the canceled Stock Option, the amount, if any, by which the Fair Market Value (as defined in this Section) per share exceeds the Exercise Price per share covered by such Stock Option and (ii) for each Stock Appreciation Right, the price determined pursuant to Section 7.3(2), except that Fair Market Value of the share of Regis Stock as of the date of exercise of the Stock Appreciation Right as used therein shall be deemed to mean the Fair Market Value of each share of Regis Stock with respect to which the Stock Appreciation Right is determined in the manner hereinafter referred to in this Section 10.3(2). At the time of the declaration provided for in the immediately preceding sentence, the Stock Option or Stock Appreciation Right shall immediately become exercisable in full and the holder of the Stock Option or Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Stock Option or Stock Appreciation Right, to exercise the Stock Option or Stock Appreciation Right as to all or any part of the shares of Regis Stock covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 10.3(2), each Stock Option and Stock Appreciation Right, to the extent that it shall not have been exercised prior to the Fundamental Change, shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, each holder of a Stock Option or Stock Appreciation Right shall not be entitled to the payment provided for in this Section 10.3(2) if such Stock Option or Stock Appreciation Right shall have expired or been forfeited. For purposes of this Section 10.3(2) only, “Fair Market Value” per share of Regis Stock means cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per share of Regis Stock by the shareholders of the Company upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary provided in this Agreement.

ARTICLE XI

PROVISIONS APPLICABLE TO SHARES ACQUIRED UNDER THIS PLAN

11.1 No Company Obligation. Except to the extent required by applicable securities laws, none of the Company, an Affiliate or the Committee shall have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Common Stock or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with receipt, exercise or distribution of an Award. The Company makes no representation or warranty as to the future value of the Common Stock issued or acquired in accordance with the provisions of the Plan.

ARTICLE XII

MISCELLANEOUS

12.1 Amendments and Termination; No Repricing. Upon shareholder approval of the amendment to extend the term of the Plan at the 2013 annual meeting of shareholders, the Plan shall terminate on May 26, 2024, and the Board may amend, alter, or discontinue the Plan at any time, but no termination, amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant under an Award theretofore granted without the Participant’s consent, except such an amendment (a) made to cause the Plan to comply with applicable law, including without limitation an amendment to bring the Award into compliance with, or obtain an exemption from, the requirements of Code Section 409A; or (b) made to permit the Company or an Affiliate a tax deduction under applicable law. The Committee may amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board, and further subject to any approval or limitations the Board may impose. Notwithstanding the foregoing, any material amendments (as determined under the rules of the New York Stock Exchange, as amended from time to time or otherwise required by law) to the Plan shall require shareholder approval. In no event may the Exercise Price per share of Common Stock covered by an Option, or the Exercise Price of a Stock Appreciation Right, be reduced, or may an Option or Stock Appreciation Right otherwise be subject to any action that would be treated under the accounting rules or otherwise as a “repricing,” unless such action is approved by the Company’s shareholders.

12.2 Unfunded Status of Plan. It is intended that the Plan be an “unfunded” plan for incentive compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

12.3 Provisions Relating to Internal Revenue Code Section 162(m). It is the intent of the Company that certain Awards granted to persons who are Covered Employees within the meaning of Section 162(m) of the Code shall constitute “qualified performance-based compensation” satisfying the requirements of Code Section 162(m) (the “Performance-Based Exception”). Accordingly, the Plan shall be administered and the provisions of the Plan shall be interpreted in a manner consistent with Code Section 162(m) with respect to such Awards. If any provision of the Plan or any Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. In addition, the following provisions shall apply with respect to any Award intended to qualify for the Performance-Based Exception:

(1) Not later than the date required or permitted for “qualified performance-based compensation” under Code Section 162(m), the Committee shall determine the Participants who are Covered Employees who will receive Awards that are intended as qualified performance-based compensation and the amount or method for determining the amount of such compensation.

(2) During any three-consecutive calendar year period, the maximum number of shares of Common Stock for which Options and Stock Appreciation Rights, in the aggregate, may be granted to any Participant shall not exceed 800,000 shares. For Restricted Stock and Restricted Stock Units that are intended to qualify for the Performance-Based Exception, no more than 800,000 shares may be subject to such Awards granted to any Participant during any three-consecutive calendar year period. For Performance Unit Awards that are intended to qualify for the Performance-Based Exception, no more than $2,000,000 may be subject to such Awards granted to any Participant during any three-consecutive calendar year period. If, after amounts have been earned with respect to Performance Unit Awards, the payment of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded for purposes of this limit.

(3) Performance Goals. Awards may be subject to Performance Goals (as defined in Section 9.1) which shall be measured in a specific Performance Period (as defined in Section 9.1) established by the Committee which shall be based on any of the following performance criteria, either alone or in any combination, and on either a consolidated or business unit level, and on an absolute or relative basis compared to other companies or indexes, as the Committee may determine: earnings per share (“EPS”), sales; cash flow; cash flow from operations; operating profit or income; net income; operating margin; net income margin; return on net assets; economic value added; return on total assets; return on common equity; return on total capital; total shareholder return; revenue; revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA growth; funds from operations per share and per share growth; cash available for distribution; cash available for distribution per share and per share growth; share price performance or improvements in the Company’s attainment of expense levels; and implementing or completion of critical projects. In addition, Awards not intended to qualify for the Performance-Based Exception may be based on such other performance criteria as the Committee may determine. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items, as defined by GAAP; effects of accounting changes; effects of financing activities (e.g., effect on earnings per share of issuance of convertible debt securities); expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the Participant’s Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify. Unless the Committee determines otherwise for any Performance Period, extraordinary items, such as capital gains and losses, which affect any performance criterion applicable to the Award (including but not limited to the criterion of net income) shall be excluded or included in determining on the extent to which the corresponding performance goal has been achieved, whichever will produce the higher Award. In the event applicable tax or other laws change to permit the Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. The Committee has the right to adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award.

(4) Earning Performance Awards. After the applicable Performance Period shall have ended, the Committee shall certify the extent to which the established Performance Goals have been achieved. Payment with respect to Awards for Covered Employees that are intended to qualify for the Performance-Based Exception shall be a direct function of the extent to which the Company’s Performance Goals have been achieved. An Award intended to qualify for the Performance-Based Exception shall (unless the Committee determines otherwise) provide that in the event of the Participant’s Termination of Employment prior to the end of the Performance Period for any reason other than death or Disability, such Award will be payable only (a) if the applicable Performance Goals are achieved and (b) to the extent, if any, as the Committee shall determine.

(5) Other Section 162(m) Provisions. In the manner required by Section 162(m) of the Code, the Committee shall, promptly after the date on which the necessary financial and other information for a particular Performance Period becomes available, certify the extent to which Performance Goals have been achieved with respect to any Award intended to qualify for the Performance-Based Exception. The Committee may not increase the amount of any Performance Unit Award payable to any Participant above the amount established in accordance with the relevant Performance Goals with respect to any Award intended to qualify for the Performance-Based Exception.

12.4 No Additional Obligation. Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation or benefit arrangements for its employees.

12.5 Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including shares of Common Stock that are part of the Award that give rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation.

12.6 Controlling Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of Minnesota (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law and to avoid liability to the Company, an Affiliate or a Participant. The Board and the Committee shall administer the Plan, and shall exercise all authority and discretion under the Plan to satisfy the requirements of Code Section 409A.

12.7 Offset. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any Award to be transferred to the Participant.

12.8 Nontransferability; Beneficiaries. No Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Awards shall be exercisable during the Participant’s lifetime only by the Participant (or by the Participant’s legal representatives in the event of the Participant’s incapacity). Each Participant may designate a Beneficiary to exercise any Option or Stock Appreciation Right or receive any Award held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. If a deceased Participant has named no Beneficiary, any Award held by the Participant at the time of death shall be transferred as provided in his or her will or by the laws of descent and distribution. Except in the case of the holder’s incapacity, only the holder may exercise an Option or Stock Appreciation Right. Notwithstanding the foregoing, the Board or the Committee may, in its discretion and subject to such limitations and conditions as the Board or the Committee deems appropriate, permit the transfer of an Award by a Participant without consideration to a Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse (including an ex-spouse incident to divorce), siblings, in-laws, or persons related by reason of legal adoption (collectively, the “Family Members”), or to a trust for the exclusive benefit of the Grantee’s Family Members or a partnership, corporation or limited liability the equity interests of which are owned by the Grantee and/or the Grantee’s Family Members.

12.9 Gross-Up for Excise Tax. If all or any portion of the payments and benefits (including any acceleration of vesting) provided under this Plan, either alone or together with other payments and benefits which a Participant receives or is then entitled to receive from the Company or an Affiliate, would constitute a “parachute payment” within the meaning of Section 280G of the Code, the Company shall pay to the Participant, within ten (10) business days of the determination that the payment would constitute a parachute payment, a tax “gross-up” payment to the extent necessary so that the net after-tax benefit to the Participant shall be equal to the net after-tax benefit if the excise tax associated with the “parachute payment” were not imposed. The “net after-tax benefit” for these purposes shall mean the sum of (i) the total amount payable to the Participant under the Plan that would constitute a “parachute payment”, plus (ii) all other payments and benefits which the Participant receives or is then entitled to receive from the Company or any Affiliate that would constitute a “parachute payment” within the meaning of Section 280G of the Code, less (iii) the amount of federal income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to the Participant (based upon the rate in effect for such year as set forth in the Code at the time of the payment), less (iv) the amount of excise taxes imposed with respect to the payments and benefits described in (i) and (ii) above by Section 4999 of the Code. The determination on whether or not all or any portion of the payments and benefits provided to the Participant would constitute parachute payments shall be made by a national certified public accounting firm selected by the Company, and such determination shall be conclusive and binding on the Participant.

12.10 No Rights with Respect to Continuance of Employment. Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant’s employment or service as existed prior to the individual becoming a Participant in this Plan.

12.11 Awards in Substitution for Awards Granted by Other Corporations. Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers, directors or employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the share of the employing corporation, as the result of which it becomes a designated employer under the Plan. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

12.12 Foreign Alternatives. Notwithstanding the other provisions of the Plan, in the case of any Award to any Participant who is an employee of a foreign subsidiary or foreign branch of the Company or held by a Participant who is in any other category specified by the Committee, the Committee may specify that such Award shall not be represented by Common Stock or other securities but shall be represented by rights approximately equivalent (as determined by the Committee) to the rights that such Participant would have received if shares of Common Stock or other securities had been issued in the name of such Participant otherwise in accordance with the Plan (such rights being hereinafter called “Share Equivalents”). The Share Equivalents representing any such Award may subsequently, at the option of the Committee, be converted into cash or an equivalent number of shares of Common Stock or other securities under such circumstances and in such manner as the Committee may determine.

12.13 Delivery of Stock Certificates. To the extent the Company uses certificates to represent shares of Common Stock, certificates to be delivered to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Any reference in this Section 12.13 or elsewhere in the Plan or an Agreement to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of shares of Common Stock or other mechanism then utilized by the Company and its agents for reflecting ownership of such shares.

12.14 Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

12.15 Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

12.16 Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

12.17 Entire Agreement. This Plan and each Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and each Agreement, the terms and conditions of this Plan shall control.

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED AUGUST 27, 2013

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date There are three ways to vote your Proxy: Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Regis Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS Help us make a difference by eliminating paper mailings to your home or business. You can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. You can, of course, change your preference and choose to receive paper copies of these materials at any time. REGIS CORPORATION 7201 METRO BOULEVARD MINNEAPOLIS, MN 55439 M62450-P42538 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except REGIS CORPORATION Vote on Directors The Board of Directors recommends that you vote FOR each of the following director nominees: ! ! ! 1. Election of Directors Nominees: 06) Michael J. Merriman 07) Jeffrey C. Smith 08) Stephen E. Watson 09) David P. Williams 01) Daniel G. Beltzman 02) James P. Fogarty 03) David J. Grissen 04) Daniel J. Hanrahan 05) Mark S. Light Vote on Proposals The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! 2. Approval of the amendment of the Company's Restated Articles of Incorporation to adopt majority voting for the election of directors. ! ! ! 3. Approval of an amendment of the Company's 2004 Long-Term Incentive Plan to extend its term through May 26, 2024. ! ! ! 4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. ! ! ! 5. Approval of an advisory vote on the compensation of the Company's named executive officers (a "Say-on-Pay Vote"). NOTE: The proxies are authorized to vote, in their discretion, on any other matters as may properly come before the annual meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH DIRECTOR NOMINEE AND FOR PROPOSALS 2, 3, 4 AND 5. Where stock is registered jointly in the names of two or more persons ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please sign and date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

REGIS CORPORATION PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OCTOBER 22, 2013 9:00 a.m. Regis Corporation 7201 Metro Boulevard Minneapolis, Minnesota 55439 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. If you Vote by Phone or Internet, please do not mail your Proxy Card please detach here . . M62451-P42538 Regis Corporation 7201 Metro Boulevard, Minneapolis, MN 55439 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 22, 2013 The undersigned hereby appoints Daniel J. Hanrahan and Eric A. Bakken, and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote as directed on the reverse side of this proxy card all of the shares of the Common Stock of Regis Corporation (the "Company") which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on October 22, 2013, and at any adjournments thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR each of the director nominees and each of proposals 2, 3, 4 and 5, and will be voted in the discretion of the proxies on any other matters as may properly come before the annual meeting and any adjournments thereof. (Continued, and TO BE COMPLETED AND SIGNED on the reverse side) proxy

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ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 22, 2013
VOTING RIGHTS AND REQUIREMENTS
ITEM 1 ELECTION OF DIRECTORS
The Board unanimously recommends that you vote FOR the election of each of the director nominees.
CORPORATE GOVERNANCE
Corporate Governance Initiatives in Fiscal 2013
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
FY13 Base Salaries
FY13 ADJUSTED EBITDA AND SAME-STORE SALES IMPROVEMENT GOALS AND ACHIEVEMENT
FY13 LTI AWARDS
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN 2013
OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END
2013 OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS IN 2013
NONQUALIFIED DEFERRED COMPENSATION FOR 2013
Potential Payments Upon Termination or Change in Control
2013 Director Compensation Table
ADVANCES OF DEFENSE COSTS FOR CERTAIN LITIGATION MATTERS
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ITEM 2 AMENDMENT OF RESTATED ARTICLES OF INCORPORATION
ITEM 3 AMENDMENT TO REGIS CORPORATION 2004 LONG TERM INCENTIVE PLAN
ITEM 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
ITEM 5 APPROVAL OF ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
PROPOSALS OF SHAREHOLDERS
ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
GENERAL
  Appendix A
ARTICLE XI Election of Directors